UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
__________________________________________________________________________________________________________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

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2019

NOTICE

OF

ANNUAL

MEETING

AND

PROXY

STATEMENT

Notice of
ANNUAL MEETING OF THE SHAREHOLDERS
To be held February 21, 2019

To Our Shareholders:

The annual meeting of the Shareholders of Matthews International Corporation (“Matthews” or the “Company”) will be held at 9:00 AM (EST) on Thursday, February 21, 2019 at Hotel Covington, located at 638 Madison Avenue, Covington, Kentucky 41011 (the "Annual Meeting"), for the purpose of considering and acting upon the following:

1.	To elect four (4) directors of the Company for a term of three (3) years;

2.	To approve the adoption of the 2019 Director Fee Plan;

3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to audit the records of the Company for the fiscal year ending September 30, 2019;

4.	To provide an advisory (non-binding) vote on the executive compensation of the Company’s named executive officers; and

5.	To transact such other business as may properly come before the meeting.

Shareholders of record as of the close of business on December 31, 2018 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Please indicate on the enclosed proxy card whether you will or will not be able to attend the Annual Meeting. Return the card in the enclosed envelope as soon as possible. If you receive more than one proxy card (for example, because you own common stock in more than one account), please be sure to complete and return all of them.

We hope you can be with us for this important occasion.

            Sincerely,

            /s/ Steven F. Nicola

            Steven F. Nicola
            Chief Financial Officer and Secretary

January 22, 2019

Matthews International Corporation
Proxy Statement

Matthews International Corporation
Two NorthShore Center
Pittsburgh, PA 15212 - 5851
412-442-8200

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on February 21, 2019

The Company’s 2019 Proxy Statement and the Annual Report to Shareholders for the fiscal year ended September 30, 2018 are available free of charge on the Company’s website at http://www.matw.com/investor/financial-reports.

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Matthews International Corporation (“Matthews” or the “Company”) whose principal executive offices are located at Two NorthShore Center, Pittsburgh, Pennsylvania 15212. This proxy statement is being sent and made available to shareholders on or about January 22, 2019.

Execution of the proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving notice to the Corporate Secretary or by attending the meeting and voting in person.

Matters to be considered at the Annual Meeting are those set forth in the accompanying Notice of Annual Meeting of the Shareholders (the “Notice”). Shares represented by proxy will be voted in accordance with instructions. In the absence of instructions to the contrary, the proxy solicited will be voted FOR the proposals set forth therein.

Management does not intend to bring before the meeting any business other than that set forth in the Notice. If any other business should properly come before the meeting, it is the intention of management that the persons named in the proxy will vote in accordance with their best judgment.

OUTSTANDING STOCK AND VOTING RIGHTS

The Company has one class of stock outstanding: Class A Common Stock, par value $1.00 per share, referred to as the "Common Stock."

Each outstanding share of Common Stock of the Company entitles the holder to one vote upon any business properly presented at the shareholders' meeting. As provided in the Company’s Articles of Incorporation, cumulative voting is not applicable to the election of directors.

The Board of Directors of the Company has established December 31, 2018 as the record date for shareholders entitled to vote at the Annual Meeting. The transfer books of the Company will not be closed, but only shareholders of record as of the close of business on December 31, 2018 will be entitled to vote at the Annual Meeting. A total of 31,871,243 shares of Common Stock are outstanding and entitled to vote at the meeting. A quorum (the presence in person or by proxy of the majority of the voting power of the Common Stock) is required to transact business at the Annual Meeting. The holders of 15,935,622 shares will constitute a quorum at the Annual Meeting.

Broker Authority to Vote

Abstentions and broker non-votes (explained herein) will be counted for purposes of determining a quorum. If your shares are held in street name, follow the voting instructions that you receive from your broker, bank or other nominee. If you want to vote in person, you must obtain a legal proxy from your broker, bank, or other nominee and bring it to the Annual Meeting. If you do not submit voting instructions, your broker, bank, or other nominee may still be permitted to vote your shares under the following circumstances:

•
Discretionary items - The ratification of the selection of the independent registered public accounting firm (Proposal 3) is a discretionary item. Generally, brokers, banks and other nominees that do not receive instructions from beneficial owners may vote on this proposal in their discretion.

•
Non-discretionary items - The election of directors (Proposal 1), approval of the adoption of the 2019 Director Fee Plan (Proposal 2) and the advisory resolution to approve executive compensation (Proposal 4) are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received voting instructions from beneficial owners (referred to as “broker non-votes”).

GENERAL INFORMATION REGARDING CORPORATE GOVERNANCE

Board of Directors

The Board of Directors (sometimes referred to throughout this Proxy Statement as the “Board”) is the ultimate governing body of the Company. As such, it functions within a framework of duties and requirements established by Pennsylvania statute, government regulations, court decisions and the Company’s organizational documents. Generally, the Board of Directors reviews and confirms the basic objectives and broad policies of the Company, approves various important transactions, appoints the officers of the Company and monitors Company performance in key results areas. The Board also has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The full Board regularly reviews enterprise-wide risk management, which includes risks in the areas of compliance, operations, strategy, reporting, treasury, enterprise value, and insurable risks. In addition, each Board committee plays a significant role in carrying out the risk oversight function. The Executive Committee assists in monitoring and assessing relevant risks between the times at which the full Board convenes. The Nominating and Corporate Governance Committee oversees risks related to corporate governance and ethics. The Audit Committee oversees risks related to financial reporting and control; environmental, health and sustainability matters; management policies and guidelines; legal claims and issues; and information technology. The Finance Committee oversees the Company’s financial policies, strategies and capital structure. The Compensation Committee oversees risks related to human resources, succession planning and compensation. The Special Committee provides oversight of integration planning and implementation of the Company's significant acquisitions.
Board Composition

The Articles of Incorporation of the Company provide that the Board of Directors has the power to set the number of directors constituting the full Board, provided that such number shall not be less than five or more than fifteen. Until further action, the Board of Directors has fixed the number of directors constituting the full Board at ten, divided into three classes. The terms of office of the three classes of directors end in successive years.

After reviewing the independence standards contained in the Nasdaq listing requirements, the Board of Directors has determined that each of its directors is independent under these standards, other than Joseph C. Bartolacci, the Company’s President and Chief Executive Officer; David A. Schawk, Group President of the Company’s SGK Brand Solutions segment; and Gregory S. Babe, the Company’s Chief Technology Officer.

In the event a nominee does not receive a majority of votes cast, such director is required under the Company’s Corporate Governance Guidelines to conditionally resign from the Board of Directors. Acceptance of such resignation is at the discretion of the Board of Directors.

The Company’s Corporate Governance Guidelines provide that an employee member can remain on the Board for a period of no longer than one year following retirement from employment with the Company. Further, the Company’s By-laws and Corporate Governance Guidelines provide that no person may be eligible for nomination, nor elected to fill a vacancy on the Board of Directors after attaining 75 years of age, and any director that, if nominated would attain 75 years of age during such term as a director, shall retire from the Board of Directors immediately prior to the next annual meeting of the shareholders following such director attaining 75 years of age.

The Board of Directors has currently determined that an independent, non-employee member should be appointed to serve as Chairman of the Board. The Board believes that separation of the positions of Chairman of the Board and Chief Executive Officer, with the appointment of an independent, non-employee director as Chairman of the Board, strengthens the Company’s corporate governance. John D. Turner is the Company’s current independent, non-employee Chairman of the Board.

Mr. Turner and the other independent directors meet at such times as are necessary and generally on the dates of regularly scheduled Board meetings. The independent directors met a total of four times in fiscal 2018.

During fiscal 2018, there were six regularly scheduled and three special Board meetings.

Board Committees

There are six standing committees appointed by the Board of Directors -- the Executive Committee, the Nominating and Corporate Governance Committee, the Audit Committee, the Finance Committee, the Compensation Committee and the Special Committee.

Each Committee has the same power as the Board of Directors to employ the services of outside consultants and to have discussions and interviews with personnel of the Company and others.

The principal functions of the six standing Committees are summarized as follows:

Executive Committee

The Executive Committee is appointed by the Board of Directors to have and exercise during periods between Board meetings all of the powers of the Board of Directors, except that the Executive Committee may not elect directors, change the membership of or fill vacancies on the Executive Committee, change the By‑laws of the Company or exercise any authority specifically reserved by the Board of Directors. Among the functions customarily performed by the Executive Committee during periods between Board meetings are the approval, within limitations previously established by the Board of Directors, of the principal terms involved in sales of securities of the Company, and such reviews as may be necessary of significant developments in major events and litigation involving the Company. In addition, the Executive Committee is called upon periodically to provide advice and counsel in the formulation of corporate policy changes and, where it deems advisable, make recommendations to the Board of Directors.

The members of the Executive Committee are John D. Turner (Chairperson), Katherine E. Dietze, Alvaro Garcia-Tunon, Morgan K. O’Brien and Jerry R. Whitaker. The Executive Committee holds meetings at such times as are required. The Executive Committee did not meet in fiscal 2018.

Nominating and Corporate Governance Committee

The principal functions of the Nominating and Corporate Governance Committee are to (1) identify individuals qualified to become members of the Board of Directors, (2) recommend to the Board of Directors the director nominees for the next annual meeting of the shareholders, (3) monitor and recommend to the Board of Directors changes, as necessary, to the Company’s Corporate Governance Guidelines, (4) lead the Board of Directors in complying with its Corporate Governance Guidelines (5) review and make recommendations to the Board of Directors concerning director compensation and (6) review and approve related person transactions pursuant to the Company’s Code of Conduct. The Nominating and Corporate Governance Committee is also responsible for the annual evaluations of the performance of the Board of Directors and Committees of the Board, including individual directors. The Committee is committed to ensuring that (i) the nominees for membership on the Board of Directors are of the highest possible caliber and are able to provide insightful, intelligent and effective guidance to the management of the Company and (ii) the governance of the Company is in full compliance with applicable law, reflects generally accepted principles of good corporate governance, encourages flexible and dynamic management without undue burdens and effectively manages the risks of the business and operations of the Company. From time to time, the Nominating and Corporate Governance Committee has retained the services of a third-party search firm to assist in the identification and evaluation of potential nominees for the Board of Directors. The Nominating and Corporate Governance Committee operates pursuant to a Charter and the Company’s Corporate Governance Guidelines, which are available for viewing on the Company’s website at www.matw.com under the “Corporate” tab in the section entitled “Corporate Governance”. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent in accordance with the listing standards of Nasdaq. The Nominating and Corporate Governance Committee met four times during fiscal 2018. The current members of the Nominating and Corporate Governance Committee are Jerry R. Whitaker (Chairperson), Katherine E. Dietze and Terry L. Dunlap.

Audit Committee

The principal functions of the Audit Committee are to provide oversight of (1) the integrity of the Company's financial statements, reports on internal controls and other of the Company's financial information, (2) the Company's compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company's independent registered public accounting firm and (4) the performance of the Company's internal audit function (including disclosure controls and procedures for internal controls over financial reporting) and independent registered public accounting firm. The Committee serves as a vehicle to provide an open avenue of communication between the full Board of Directors and the Company’s financial management team and internal audit department, and the independent registered public accounting firm. The Audit Committee is responsible for appointing the Company's independent registered public accounting firm. The Audit Committee operates pursuant to a Charter, which is available for viewing on the Company’s website at www.matw.com under the section entitled “Corporate Governance”.

All of the Audit Committee members, Alvaro Garcia-Tunon (Chairperson), Terry L. Dunlap and Morgan K. O’Brien, have been determined in the Board’s business judgment to be independent from the Company and its management within the meaning of regulations of the U.S. Securities and Exchange Commission ("SEC") relating to audit committee independence, Nasdaq regulation and the Company’s Corporate Governance Guidelines. All of the Audit Committee members are financial experts, as determined by SEC regulations, and, as such Mr. Garcia-Tunon, Mr. Dunlap and Mr. O'Brien are designated as the Audit Committee financial experts. During fiscal 2018, the Audit Committee met six times.

Finance Committee

The Finance Committee provides oversight of the Company’s financial policies, strategies and capital structure. The Committee’s principal responsibilities include review and monitoring of the Company’s (1) significant capital expenditures, (2) mergers, acquisitions and divestitures, (3) capital structure, debt and equity offerings, (4) the dividend policy and share repurchase program, (5) risk management programs and (6) investor relations program. The Committee also provides oversight to the Pension Board on employee benefit plan matters and related plan investment management. Ms. Katherine E. Dietze is Chairperson of the Finance Committee. The other members of the Finance Committee are Gregory S. Babe, Don W. Quigley, Jr. and Jerry R. Whitaker. The Finance Committee met six times in fiscal 2018.

Compensation Committee

The principal functions of the Compensation Committee, the members of which are Morgan K. O’Brien (Chairperson), Alvaro Garcia-Tunon and Don W. Quigley, Jr., are to review periodically the suitability of the remuneration arrangements (including benefits) for the Company's Chief Executive Officer and other members of management of the Company, and to prepare an annual report on executive compensation for inclusion in the Company’s Proxy Statement. The Committee also reviews, at least annually, succession plans for the position of Chief Executive Officer and other senior executive positions of the Company. The Compensation Committee operates pursuant to a Charter, which is available for viewing on the Company’s website at www.matw.com under the section entitled “Corporate Governance”. The Board has determined that all members of the Compensation Committee are independent in accordance with the listing standards of Nasdaq. During fiscal 2018, the Compensation Committee met four times.

Special Committee

The Special Committee was established in 2014 to provide oversight of integration planning and implementation for the Company’s significant acquisitions, including Schawk, Inc. (“Schawk”) that was completed on July 29, 2014, Aurora Casket Products Group, LLC (“Aurora”) that was completed on August 19, 2015 and A. + E. Ungricht GmbH + Co KG ("Ungricht") that was completed on January 3, 2017. The members of the Special Committee are Alvaro Garcia-Tunon (Chairperson), Gregory S. Babe, Joseph C. Bartolacci, and Terry L. Dunlap. The Committee met once in fiscal 2018.

Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of Mr. O’Brien, Mr. Garcia-Tunon and Mr. Quigley. None of these Committee members has ever been an officer or employee of the Company or any of its subsidiaries. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Meeting Attendance

During fiscal 2018, all directors attended at least 75% of Board and respective Committee meetings.

Although the Company does not have a formal policy with regard to Board members attending the Annual Meeting of the Shareholders, it is customary for the Board members to do so, and in general all or most of the Board members have attended annual meetings in the recent past.

Compensation of Directors

Director compensation is determined and administered by the Nominating and Corporate Governance Committee. In performing its duties, the Committee consults with various independent third-party advisors. In fiscal 2018, the Committee consulted with Pay Governance, LLC, an independent human resources consulting firm.

Under the Company’s Amended and Restated 2014 Director Fee Plan ("2014 Director Plan"), for fiscal 2018 each eligible non-employee director received an annual retainer valued at $85,000, which was payable either in cash or in shares of the Company’s Common Stock, as determined by the Nominating and Corporate Governance Committee. If payable in cash, a director may elect to receive the annual retainer in shares of Company Common Stock or Common Stock credited to a deferred stock account as phantom stock. If the annual retainer is paid in shares of Company Common Stock, a director may defer the receipt of such Common Stock into a deferred stock account as phantom stock.

Each non-employee director also receives an annual stock-based grant (non-statutory stock options, stock appreciation rights and/or restricted shares). The form and value of the awards are determined by the Nominating and Corporate Governance Committee. The value of the annual grants awarded for fiscal 2018 was $125,000, issued in the form of restricted stock, which vests on the second anniversary of the date of the grant. At December 31, 2018, there were 67,219 shares available for future grant under the Amended and Restated 2014 Director Fee Plan.

The non-employee Chairman of the Board received an additional annual retainer fee of $100,000 in fiscal 2018, which was paid in cash. In fiscal 2018 each Committee chairperson received an additional $10,000 retainer fee for their services as a Committee chairperson ($15,000 in the case of the Audit Committee chairperson). In addition, in fiscal 2018, Mr. Garcia-Tunon and Mr. Dunlap, the non-employee members of the Special Committee, received $1,500 per day of service on the Committee. Other than this daily fee with respect to the Special Committee, directors receive no other meeting fees.

The Company is submitting the 2019 Director Fee Plan to a vote of the shareholders as Proposal 2 of this Proxy Statement. If adopted, each eligible independent director will be compensated as described in Proposal 2 of this Proxy Statement.

The Company does not provide any retirement benefits or perquisites to any of its non-employee directors.

The following table summarizes the director compensation earned by the non-employee directors of the Company for fiscal 2018.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash (2)	Stock Awards (1)	Total
J.D. Turner	$185,000	$125,000	$310,000
K.E. Dietze	95,000	125,000	220,000
T.L. Dunlap	86,500	125,000	211,500
A. Garcia-Tunon	101,500	125,000	226,500
M.K. O’Brien	95,000	125,000	220,000
D.W. Quigley, Jr.	85,000	125,000	210,000
J.R. Whitaker	95,000	125,000	220,000

(1)
Amounts in this column reflect the grant date fair value of awards of restricted shares of the Company’s Common Stock granted during fiscal 2018 computed in accordance with Financial Accounting Standards Board ASC Topic 718; however, the estimate of forfeiture related to service-based vesting conditions is disregarded for purposes of this valuation. There were no forfeitures of restricted shares by any of the directors during fiscal 2018. On March 8, 2018, each of the non-employee directors were awarded 2,301 restricted shares with a grant date fair value of $125,000. Mr. Garcia-Tunon and Mr. Whitaker elected to have the restricted share awards credited to a deferred stock account as phantom shares.

(2)	Mr. Garcia-Tunon elected to receive fees of $101,500 in shares of the Company's Common Stock credited to a deferred stock account as 1,868 phantom shares.

Access to Directors

The security holders of the Company may communicate in writing to the Board of Directors by sending such communication to the Board or a particular director in care of Steven F. Nicola, Chief Financial Officer and Secretary, at the Company’s principle executive offices. At present, such communications will be directly forwarded to the Board or such particular director, as applicable.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominations for election to the Board of Directors may be made by the Nominating and Corporate Governance Committee or by the shareholders.

Terry L. Dunlap, Alvaro Garcia-Tunon, John D. Turner, and Jerry R. Whitaker, whose terms of office are expiring, have been nominated by the Nominating and Corporate Governance Committee to serve for three-year terms that will end in 2022.

Shareholder nominations for directors to be elected at the 2020 Annual Meeting must be submitted to the Company in writing no earlier than 120 days prior to the anniversary date of the 2019 Annual Meeting, or October 24, 2019, and no later than 75 days prior to the anniversary date of the 2019 Annual Meeting, or December 8, 2019. Such nominations must be in writing in accordance with Section 6.1 of the Company’s Restated Articles of Incorporation, and must include (1) the name and address of the shareholder who intends to make the nomination and of the person(s) to be nominated; (2) a representation that the shareholder is a holder of record of Common Stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Company if so elected. The Nominating and Corporate Governance Committee and Board will consider any candidate for nominee as a director that is properly submitted by a shareholder in accordance with the Company’s Articles of Incorporation and Bylaws and does not maintain a policy with regard to such nominations distinct from such requirements. No such nominations have been received with respect to the 2019 Annual Meeting.

The Company’s process for filling director vacancies includes determination of the professional skills and background desired to serve the best interests and current needs of the Company and its shareholders, possible retention of a third-party search firm to assist in the identification and evaluation of director candidates, consideration of candidates nominated by shareholders (if any), evaluation of a candidate’s credentials and experience by the Nominating and Corporate Governance Committee (including personal interviews with selected candidates), and a formal recommendation by the Nominating and Corporate Governance Committee to the Board of Directors regarding the candidate considered to be the most qualified to fill the director vacancy.

The Committee assesses a candidate’s background, skills, diversity, personal characteristics and business experience and applies the following criteria and qualifications: candidates are to be of the highest ethical character, share the values of the Company, have reputations, both personal and professional, consistent with the image and reputation of the Company, be highly accomplished in their respective field, with superior credentials and recognition, and provide the relevant expertise and experience necessary to assist the Board and the Company to increase shareholder value. The Board may prioritize the foregoing criteria depending on the current needs of the Board and the Company. The Board does not have a formal diversity policy for selecting directors, but considers diversity of race, gender and national origin to be relevant factors that are weighed with other criteria in recommending and nominating directors for election to the Board of Directors of Matthews.

Under the Company’s Corporate Governance Guidelines, any director who experiences a change in principal occupation or primary business affiliation while serving as a director, must promptly offer to submit a letter of resignation as a director to the Chief Executive Officer and to the Nominating and Corporate Governance Committee. The Board, with input from the Nominating and Corporate Governance Committee and the Chief Executive Officer, will consider whether to accept such offer.
The Board of Directors has no reason to believe that any of the current nominees for director will become unavailable for election. However, if any nominee should become unavailable prior to the Annual Meeting, the accompanying proxy will be voted for the election in the nominee's place of such other person as the Board of Directors may recommend in the nominee’s place.
Only affirmative votes are counted in the election of directors. The nominees for election as directors of the Class of 2022 who receive the highest number of votes cast for the election of directors at the Annual Meeting by the holders of the Company’s Common Stock present in person or voting by proxy, a quorum being present, will be elected as directors. Abstentions, broker non-votes and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as votes against the nominee.
The Board of Directors has implemented a director resignation policy under the Company’s Corporate Governance Guidelines. The director resignation policy requires each nominee to the Board of Directors, prior to any election of directors, to submit a conditional resignation to the Board of Directors in connection with such nominee’s nomination. In the event a nominee fails to receive the vote of at least a majority of the votes cast, the Nominating and Corporate Governance Committee will make a recommendation to the Board whether to accept or reject the tendered conditional resignation. The Board of Directors must act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, within 90 days from the date of the certification of the election results. The Board shall promptly disclose its decision regarding the tendered resignation by furnishing a Current Report on Form 8-K to the SEC, including its rationale for accepting or rejecting the tendered resignation. In making their recommendation and decision, the Nominating and Governance Committee and Board may consider the following factors or other information that it considers appropriate and relevant: (i) the stated reasons, if any, why shareholders withheld their votes, (ii) possible alternative for curing the underlying cause of the withheld votes, (iii) the director’s qualifications in light of the overall composition of the Board, (iv) the director’s past and expected future contributions to the Company, (v) potential adverse consequences of accepting the resignation, including failure to comply with any applicable rule or regulation and (vi) the best interests of the Company and its shareholders. If the Board accepts a director’s tendered resignation, the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board, pursuant to the Bylaws of the Company. If a director’s resignation is not accepted by the Board, such director will continue to serve in accordance with existing Company regulations. Any director whose tendered resignation is being considered shall not participate in the deliberations conducted by the Nominating and Corporate Governance Committee or the Board.
The Board of Directors recommends that you vote FOR the election of the nominated directors.

The following information is furnished with respect to the persons nominated by the Board of Directors for election as directors and with respect to the continuing directors.

Nominees

Terry L. Dunlap, age 59, has served on the Board of Directors since February 2015. Mr. Dunlap currently serves as the principal of Sweetwater LLC, a consulting and investing firm with a focus on manufacturing and technology. Prior thereto, Mr. Dunlap spent 31 years with Allegheny Technologies, where he served as Executive Vice President, Flat-Rolled Products from May 2011 until his retirement in December 2014, President, ATI Allegheny Ludlum from 2002 to 2014, and Group President, ATI Flat-Rolled Products from 2008 to May 2011. Mr. Dunlap’s experience and knowledge in the global manufacturing industry are valuable resources to the Board of Directors. Mr. Dunlap received a Bachelor of Science degree in Marketing from Indiana University of Pennsylvania and attended the Loyola University of Chicago MBA program. Mr. Dunlap is a member of the Audit, Nominating and Corporate Governance, and Special Committees of the Board. Mr. Dunlap serves on the Board of Directors and Audit Committee of TimkenSteel Corp., a specialty steel producer, and is a director and Chairman of the Compensation Committee of Elliot Group/EBARA Corp., a global producer of turbomachinery, compressors and turbines. He also serves as the Vice President of the Indiana University of Pennsylvania Foundation Board and as Vice President of the Lauri Ann West Community Center Board.
Alvaro Garcia-Tunon, age 66, has served on the Board of Directors since October 2009. Mr. Garcia-Tunon retired as the Chief Financial Officer of Wabtec Corporation (“Wabtec”), a provider of products and services for the global rail industry, effective January 1, 2014. He continued to work with Wabtec as a strategic advisor through December 2017. Mr. Garcia-Tunon was named Executive Vice President and Chief Financial Officer for Wabtec in February 2012. Prior to that, he was Executive Vice President, Chief Financial Officer and Secretary of Wabtec since December 2010. Prior thereto, he served as Senior Vice President, Chief Financial Officer and Secretary of Wabtec since 2003. Having served as the Chief Financial Officer of a public company with global operations, Mr. Garcia-Tunon has leadership skills in international business, corporate governance and risk management. As a Certified Public Accountant, he also provides the Board and the Audit Committee, of which he is a Chairman, the strong financial and accounting skills required to be considered a financial expert. Mr. Garcia-Tunon is also Chairman of the Special Committee and is a member of the Executive and Compensation Committees. Mr. Garcia-Tunon currently is serving on the Board of Directors of MSA Safety, Inc., a global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures, since 2012, and serves on the Audit, Legal and Finance Committees of that Board. He also serves as a member of the Board of Directors and Audit Committee of Allison Transmission Holdings, Inc., a global provider of commercial-duty automatic transmissions and hybrid propulsion systems. Mr. Garcia-Tunon is a board member of the William and Mary Law School foundation and Senator John Heinz History Center, where he serves as its Treasurer. Mr. Garcia-Tunon graduated from the College of William and Mary with a Juris Doctor degree and is a graduate of the University of Virginia with a Bachelor of Science degree in Commerce and Accounting.
John D. Turner, age 72, has served as a director of the Company since 1999. Mr. Turner retired as Chairman and Chief Executive Officer of Copperweld Corporation, a manufacturer of tubular and bimetallic wire products, in 2003, where he had served as Chief Executive Officer since 1988. Mr. Turner’s experience, knowledge and expertise as an executive in the metal manufacturing industry are valuable resources to the Company. During his tenure as a director, Mr. Turner has also served or participated on each of the Committees of the Board, providing him with the experience and perspective of the Board’s decision making process in all areas of the Company’s operations. Mr. Turner also has experience as a director for several large public companies. Mr. Turner serves as Chairman of the Executive Committee. Mr. Turner received a Bachelor's Degree in Biology from Colgate University. He currently also serves on the Board of Directors of Allegheny Technologies Incorporated, a position he has held since February 2004, and is the chairman of the Technology Committee of that Board.

Jerry R. Whitaker, age 68, has served on the Board of Directors of the Company since July 2011. Mr. Whitaker was President of Electrical Sector-Americas, Eaton Corporation, a global manufacturer of highly engineered products, until his retirement in June 2011. Prior thereto, he served in various management positions at Eaton Corporation since 1994. Prior to joining Eaton Corporation, Mr. Whitaker spent 22 years with Westinghouse Electric Corporation. Mr. Whitaker’s experience and knowledge as an executive in global manufacturing industries and acquisition integration are valuable resources to the Company. Mr. Whitaker is the Chairman of the Nominating and Corporate Governance Committee and a member of the Finance and Executive Committees. Mr. Whitaker received a Bachelor of Science degree from Syracuse University and a Masters in Business Administration from George Washington University. He currently serves as a director on the boards of Crescent Electric Company, an independent distributor of electrical hardware and supplies, where he is a member of the Audit Committee and Chairman of the Compensation Committee, The Milliken Company, a privately-held diversified industrial company, where he is a member of the Compensation Committee and serves as Chairman of the Audit Committee, and Sealed Air Corporation, a global leader in packaging, food safety and hygiene, where he serves as Chairman of the Board of Directors. He is also on the advisory board for Universal Electric Company, a manufacturer of customizable power distribution systems. Mr. Whitaker also serves on the Advisory Board of the School of Engineering at Syracuse University.
Continuing Directors

Joseph C. Bartolacci, age 58, was appointed Chief Executive Officer of the Company in 2006, and has served on the Board of Directors since 2005. Prior to his appointment as Chief Executive Officer, he was President and Chief Operating Officer of the Company since 2005. Prior thereto, he held various positions within Matthews, including President, Casket Division; Executive Vice President of Matthews; President, Matthews Europe; President, Caggiati, S.p.A. (a wholly-owned subsidiary of Matthews) and General Counsel of Matthews. Mr. Bartolacci provides management’s perspective in Board decisions about the business and strategic direction of the Company. He has first-hand operating experience in many of the Company’s diverse global businesses and brings a well-developed understanding of the industries in which the Company operates, as well as the opportunities within those industries to drive shareholder value. Mr. Bartolacci received a Bachelor of Science degree in Accounting from Saint Vincent College and a Juris Doctor from the University of Pittsburgh. Mr. Bartolacci serves on the Special Committee of the Board. He also serves on the Company’s Pension Board, the Board of the Jas. H. Matthews & Co. Educational and Charitable Trust, and on the boards of various subsidiaries of Matthews. Other than the Company, Mr. Bartolacci serves on the board of one publicly-traded company. He is a member of the Board of Directors of Federated Investors, a global investment management company. Mr. Bartolacci is also a member of the Board of Directors of Saint Vincent College and the Carnegie Science Center.

Gregory S. Babe, age 61, has served on the Board of Directors since November 2010. Mr. Babe has served as the Company’s Chief Technology Officer since November 2015, and prior to that served as the Company’s Executive Vice President, Global Information Technology and Integration starting in November 2014. Mr. Babe also serves as President and Chief Executive Officer of Liquid X Printed Metals, Inc., a Carnegie Mellon University spin out. From July 2012 to June 2013, Mr. Babe served as Chief Executive Officer of Orbital Engineering, Inc., a privately held engineering services company. Mr. Babe retired as President and Chief Executive Officer of Bayer Corporation and Bayer MaterialScience LLC in June 2012. Mr. Babe was appointed President and Chief Executive Officer of Bayer Corporation and Senior Bayer Representative for the United States and Canada in October 2008. Mr. Babe was responsible for the North American activities of the worldwide Bayer Group, an international health care, nutrition and high-tech materials group based in Leverkusen, Germany. In addition, he held the position of President and Chief Executive Officer of Bayer MaterialScience LLC, a producer of polymers and high-performance plastics in North America, from July 2004 until June 2012. Mr. Babe is considered well-qualified to serve on the Company’s Board of Directors based on his experience as a Chief Executive Officer of a multinational manufacturing company. He possesses a strong background in manufacturing and regulatory and government affairs. Mr. Babe is a member of the

Finance and Special Committees. He serves on the Board of the Benedum Foundation, where he is a member of the Investment Committee. Mr. Babe holds a Bachelor of Science degree in mechanical engineering from West Virginia University.
Katherine E. Dietze, age 61, has served on the Board of Directors of the Company since July 2008. Ms. Dietze was Global Chief Operating Officer, Investment Banking Division of Credit Suisse First Boston, a financial services company, until her retirement in 2005. She had also held the position of Managing Director, Investment Banking. Prior to joining Credit Suisse First Boston, Ms. Dietze was a Managing Director for Salomon Brothers Inc., a financial services company. Ms. Dietze brings a strong background in global investment and financial matters. With her background in investment banking, Ms. Dietze provides a unique and valuable perspective on global financial markets, investments and financial transactions. Ms. Dietze received a Bachelor of Arts degree from Brown University and graduated from Columbia University with a Masters in Business Administration in Finance and Marketing. Ms. Dietze serves as Chairperson of the Finance Committee and is a member of the Executive Committee. She is also a director and Chairperson of the Audit Committee and a member of the Governance Committee of Cowen Group, Inc., a financial services firm. She previously served as Chairperson of the Audit Committee and member of both the Governance and Compensation Committees for LaBranche, LLC, a financial services firm purchased by the Cowen Group in June 2011. In January 2011, Ms. Dietze was elected to the Board of Trustees of Liberty Property Trust, a real estate investment trust, where she currently is a member of the Audit and Chairperson of the Governance Committees.

Morgan K. O’Brien, age 58, has served on the Board of Directors of the Company since July 2011. Mr. O’Brien has served as the President and Chief Executive Officer of Peoples Natural Gas Company LLC, a utility serving the southwestern Pennsylvania market, since February 2010. Prior thereto, Mr. O’Brien served as President and Chief Executive Officer of Duquesne Light Holdings, an electric utility company serving western Pennsylvania, since 2001. He held various senior executive positions at Duquesne Light Holdings since 1991. Prior to joining Duquesne Light Holdings, Mr. O’Brien served in various management positions at PNC Bank and at major accounting firms. As a current Chief Executive Officer with more than 10 years experience in that role, Mr. O’Brien brings significant leadership skills to the Board of Directors. With his experience in the areas of accounting and taxation, he also provides the Board and the Audit Committee, of which he is a member, with strong financial skills. Mr. O’Brien is also Chairman of the Compensation Committee and is a member of the Executive Committee. Mr. O’Brien received a Bachelor’s degree in Business Administration and a Masters degree in taxation from Robert Morris University. Mr. O’Brien serves on the Board of Directors of Peoples Natural Gas Company LLC, HFF, Inc. and on the Board of Trustees of Robert Morris University. He also serves on the boards of several civic and charitable organizations in western Pennsylvania.

Don W. Quigley, Jr., age 63, has served on the Board of Directors of the Company since September 2015. Mr. Quigley is currently a Senior Advisor for the Boston Consulting Group, a global management consulting firm. Mr. Quigley served as President of U.S. Sales of Mondelez International, Inc., a global provider of snack food and beverage products to consumers from 2012 until his retirement in March 2015. Prior thereto, he served as President, Global Consumer Sales of Kimberly-Clark Corporation from 2004 to 2012, and Vice President of Sales for PepsiCo from 1998 to 2004. Mr. Quigley’s experience and knowledge as a senior sales and marketing executive at consumer products companies is a valuable resource to the Company. Mr. Quigley is a member of the Compensation and Finance Committees. Mr. Quigley received a Bachelor of Science degree in Business from the Kelley School at Indiana University. He currently serves on the Board of Directors of Gold Eagle Company, a family-owned provider of automotive fluids and additives.

David A. Schawk, age 63, was named President, SGK Brand Solutions and elected to the Company’s Board of Directors effective upon the Company’s acquisition of Schawk on July 29, 2014. Mr. Schawk previously served as Schawk’s Chief Executive Officer from July 2012, and Chief Executive Officer and President for more than five years prior thereto. He also served on the Schawk Board of Directors since 1992. Mr. Schawk is considered well-qualified to serve on the Company’s Board of Directors based on his experience as a Chief Executive Officer and director of a multinational brand development and brand management company.
The term for each nominee and director is listed below:

Nominees:	Term to expire at Annual Meeting of Shareholders in:

Terry L. Dunlap	2022
Alvaro Garcia-Tunon	2022
John D. Turner	2022
Jerry R. Whitaker	2022

Continuing Directors:

Gregory S. Babe	2020
Don W. Quigley, Jr.	2020
David A. Schawk	2020

Joseph C. Bartolacci	2021
Katherine E. Dietze	2021
Morgan K. O’Brien	2021

PROPOSAL 2

APPROVAL OF THE ADOPTION OF THE 2019 DIRECTOR FEE PLAN
The full text of the 2019 Director Fee Plan (the “2019 Plan”) is set forth as Exhibit A to this Proxy Statement. The following description of the 2019 Plan is qualified in its entirety by reference to Exhibit A.

The 2019 Plan in General. The purposes of the 2019 Plan are to provide eligible non-employee directors of the Company with a fee arrangement that is not only competitive with those at corporations similar to the Company but which increases the identification of interests between the non-employee directors and the shareholders of the Company, and to provide a program which is suitable for the recruitment and retention of capable people to serve as non-employee directors of the Company.  As of December 31, 2018, there were seven (7) such directors. Directors who are employees of the Company are not separately compensated for service as a director.

The total number of shares of stock which may be issued under the 2019 Plan or credited to a deferred stock compensation account for subsequent issuance is 150,000 shares of Common Stock. This total will be adjusted upon certain events such as a stock dividend on, or stock split of, the Common Stock. The shares which may be issued under the 2019 Plan may be either authorized but unissued shares or shares previously issued and thereafter acquired by the Company, or a combination of each. On December 31, 2018, the fair market value of a share of the Company’s Common Stock was $40.62.

Notwithstanding the limit on the number of shares of stock which may be issued under the 2019 Plan, during any calendar year the maximum aggregate fair market value of award that may be made under the 2019 Plan to a director may not exceed $400,000 during such calendar year. In addition, during a calendar year the maximum aggregate fees paid under the 2019 Plan to a director and the fair market value of equity awards issued under the 2019 Plan shall not exceed $600,000 during such calendar year.

The Board of Directors of the Company will have full power and authority to administer the 2019 Plan. The Board may delegate some or all of those rights to the Nominating and Corporate Governance Committee or other committees of the Board. The Board of Directors also has, subject to certain limitations, the right to amend or terminate the 2019 Plan.

The 2019 Plan provides that the Board or by any committee of the Board which the Board authorizes to determine such amounts may determine the amount of any annual fees paid to directors (“Director Fees”).  The 2019 Plan also provides that the Nominating and Corporate Governance Committee of the Company (or another committee of the Board designated to act for these matters) (the “Governance Committee”) may determine that Director Fees can be paid in cash or in Common Stock of the Company, with the default election being the payment of the Director Fees in shares of the Company’s Common Stock. Notwithstanding the Governance Committee’s determination to pay Director Fees in cash, a director may elect to receive the Director Fee in Common Stock or defer the payment of Director Fees into a deferred stock compensation account.

The 2019 Plan also permits the Board (or a committee of the Board which the Board authorizes to make such determinations) to determine the amount, if any, of fees paid to non-employee directors (other than a non-employee director who serves as Chairman of the Board) for attendance at Board meetings, committee meetings and shareholders’ meetings (“Meeting Fees”). Upon inception, the Board intends that each non-employee director will not receive Meeting Fees for Board, committee and shareholders’ meetings attended

The 2019 Plan also presently permits the grant of stock options, stock appreciation rights, restricted shares and restricted stock units (“RSUs”). The 2019 Plan provides that each director will receive an annual grant of non-statutory stock options, stock appreciation rights, restricted shares, or RSUs with such value determined by the Board or by any committee of the Board which the Board authorizes to determine such amounts. The precise awards to be granted and their valuation will be determined by the Governance Committee (subject to the limitations set forth in the 2019 Plan). For 2018, each director received a grant of restricted shares with a total value of $125,000 under the Company’s Amended and Restated 2014 Director Fee Plan (the “2014 Plan”).

The term of the 2019 Plan runs until March 31, 2024.

The 2019 Plan also permits a director to name a death beneficiary with respect to the director’s deferred stock compensation account, provides for hardship withdrawals, and allows a director to make subsequent elections to further delay payments under a previous deferral made by the director.

Director Fees. Under the 2019 Plan, each eligible non-employee director will receive a Director Fee in such amounts determined by the Board or by any committee of the Board which the Board authorizes to determine such amounts. The 2019 Plan provides that the Nominating and Corporate Governance Committee of the Company (or another committee of the Board designated to act for these matters) (the “Governance Committee”) may determine that Director Fees can be paid in cash or in Common Stock of the Company, with the default election being the payment of the Director Fees in shares of the Company’s Common Stock. Notwithstanding the Governance Committee’s determination to pay Director Fees in cash, a director may elect to receive the Director Fee in Common Stock or defer the payment of Director Fees into a deferred stock compensation account.

Director Fees will be paid or credited fifteen (15) business days after the annual meeting of the shareholders, for each non-employee director as of that payment or crediting date. Director Fees for the retainer of a committee chairperson will be paid on the fifteenth (15th) business day after a director’s annual election or re-election as a Committee chairperson. Director Fees will thereby be paid or credited in advance and are not subject to proration or refund in the event that a director receiving such fees should die or resign prior to the next annual meeting of the shareholders.

The 2019 Plan also permits the Board (or a committee of the Board which the Board authorizes to make such determinations) to determine the amount, if any, of Meeting Fees paid to non-employee directors (other than a non-employee director who serves as Chairman of the Board) for attendance at Board meetings, committee meetings and shareholders’ meetings. Upon inception, the Board intends that each non-employee director will not receive Meeting Fees for Board, committee and shareholders’ meetings attended, and each Committee chairperson will receive an annual Director Fee, described above. Under the 2019 Plan, the Board has the authority to increase or decrease the amount of the annual Director Fee or and Meeting Fees.

Deferrals. A director may elect to defer receipt of his or her annual Director Fees, Meeting Fees or restricted stock award grant if made by filing a notice of election with the Company. The amount of any Director Fees, Meeting Fees or restricted shares elected to be deferred in accordance with a deferral election for a calendar year will be credited, in the form of shares of deferred stock units (“DSUs”), to a deferred stock compensation account maintained only on the books of the Company. DSUs represent the right to receive an equivalent number of shares of Common Stock, subject to the terms of the 2019 Plan. On each payment date for Director Fees or Meeting Fees for which a proper deferral election is effective for a participant or on which DSUs are to be credited pursuant to a proper deferral election, the Director's deferred stock compensation account(s) will be credited on the payment date with the number of DSUs (including fractional shares to at least two decimal places) (i) equal to that number of shares of the Company’s Common Stock that otherwise would have been payable to the participant on such payment date where the Director Fees had been payable to the

Director in shares of Common Stock, or (ii) equal to the aggregate amount of all Director Fees or Meeting Fees subject to such deferral election otherwise payable during such calendar year to such participant in cash divided by the fair market value of one share of the Company’s Common Stock on such payment date. No shares of DSUs or other assets shall be set aside until shares of DSUs actually become payable to a director or his beneficiary. No person shall have voting rights with respect to shares of DSUs credited to a deferred stock compensation account.

Payment of shares of Common Stock under a DSU credited to a director’s deferred stock compensation account for any year would be made either in a lump sum or in installments according to the deferral election. Notwithstanding the foregoing, a director is permitted to further defer the receipt of payments from his or her deferred stock compensation account by making a further deferral election at least twelve months prior to the date on which payments would have otherwise commenced, and by deferring for at least five years from the date payments would have otherwise commenced. Further, a director may file a notice with the Company pursuant to which the director would be paid amounts credited to his or her deferred stock compensation account after the effective date of such notice upon the occurrence of certain changes in control at the Company as described in the 2019 Plan.

Upon the death of a director, payment would be made to the beneficiary designated by the director or to the estate of the director. Advance payment of deferred amounts may be permitted by the Board only to the extent necessary to avoid severe financial hardship resulting from an unanticipated financial emergency beyond the control of the director or his or her beneficiary.

Under the 2019 Plan, any deferral election will be valid only if technical timing rules have been met.

Dividend Equivalent Rights. If the Board declares a dividend on the Company’s Common Stock in cash or property other than Common Stock at a time when DSUs are outstanding in an deferred stock account, then on the date the dividend is paid the Company shall, based on each participant’s election in effect at the time, either (i) pay directly to the participant an amount in cash or property other than Common Stock, as the case may be, or (ii) increase the number of DSUs credited to the director’s deferred stock account by an amount, determined in accordance with a formula. Under the formula, the additional number of DSUs to be credited to the participant’s account, or paid in cash, based on the participant’s election then in effect, is equal to (A x B)/C)-D, where
A = the number of DSUs in the Director’s deferred stock account;
B = the per share amount of the dividend;
C = the average of the high and low per share selling prices of the Corporation’s Common Stock on the payment date of such dividend;
D = the taxes, if any, required to be withheld on such amount, including but not limited to any taxes required to be withheld due to the characterization of such amounts as wages or compensation.

Stock Options, Stock Appreciation Rights, Restricted Stock and RSUs. The 2019 Plan provides for the grant of non-statutory stock options, stock appreciation rights, restricted share awards and RSUs.

Administration. Subject to the provisions of the 2019 Plan, the Governance Committee has full and final authority, in its discretion, to grant non-statutory stock options and stock appreciation rights, and to make restricted share awards and RSUs under the 2019 Plan, in such amount determined by the Board or by any committee of the Board which the Board authorizes to determine such amount (subject limitations set forth in the 2019 Plan). Grants and awards will be made effective as of the same date as Director Fees are paid after the annual meeting. Under the 2019 Plan, the Board has the authority to increase or decrease the value of the grants and awards to be made; the Governance Committee has the sole discretion to determine whether the grants and awards should be stock options, stock appreciation rights or restricted shares or partly of each.

The Board and the Governance Committee have the power to interpret the 2019 Plan and to prescribe such rules, regulations and procedures in connection with the operations of the 2019 Plan as they deem necessary and advisable in their administration of the 2019 Plan.

Terms of Stock Options and Stock Appreciation Rights. The option price for each stock option may not be less than 100% of the fair market value of the Company’s Common Stock on the date of the grant of the stock option. Fair market value of the Common Stock for all purposes under the 2019 Plan is the mean between the publicly reported highest and lowest sales prices per share of Common Stock of the Company as quoted on the Nasdaq Exchange on the date as of which fair market value is determined.

Except in certain cases (principally certain change in control events) and as the Governance Committee may otherwise determine, no stock option may be exercised prior to two years from the date of grant or after the expiration of ten years from the date of grant. Unless the Governance Committee, in its discretion, otherwise determines, an exercisable stock option may be exercised in whole or in part. Otherwise, stock options may be exercised at such times, in such amounts and subject to such restrictions as are determined in its discretion by the Governance Committee.

The option price for each stock option is payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the stock option may, if authorized by the Governance Committee, pay the option price in whole or in part by delivering to the Company shares of Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash.

If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Company will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program. But, in such a case, the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the Company has received full payment in cash for the option price from the broker or other agent.

The grant of stock appreciation rights provides the holder with the right, upon the exercise of the stock appreciation rights, to receive a number of shares of Common Stock with a fair market value equal to the difference between the fair market value of the Common Stock on the date of exercise of the stock appreciation rights and the base price of the stock appreciation rights when granted (which may not be less than 100% of the fair market value of the Company’s Common Stock on the date of the grant of the stock appreciation rights). The Governance Committee also has the right to pay cash upon the exercise of the stock appreciation rights in certain circumstances.

Unless the Governance Committee determines otherwise, the provisions of the following sentence will apply in the event that a grantee ceases to be a director of the Company for any reason other than removal for cause or resignation without consent of the Board. Any outstanding stock option and stock appreciation right held by such grantee will vest and be exercisable at any time prior to the second anniversary of the date on which the grantee ceases to be a director or the expiration date of the stock option or stock appreciation right, whichever is the shorter period. Unless the exercise period has been extended pursuant to the change in control provisions of the 2019 Plan, if a grantee is removed from office for cause or resigns without the consent of the Board, any then outstanding stock option and stock appreciation right held by such grantee will terminate as of the close of business on the last day on which the grantee is a director.

Unless the Governance Committee in its discretion otherwise determines, no stock option or stock appreciation right granted under the 2019 Plan is transferable other than by will, by the laws of descent and distribution, or to certain types of trusts. A stock option or stock appreciation right may be exercised during a grantee’s lifetime only by the grantee or the trustee of such trust.

Each grant of a stock option or stock appreciation right must be confirmed by an agreement between the Company and the grantee which sets forth the terms of the grant.

Restricted Shares. Restricted share awards are subject to such restrictions (including restrictions on the right of the awardee to sell, assign, transfer or encumber the shares awarded while such shares are subject to restrictions) as the Governance Committee may impose thereon and are subject to forfeiture to the extent events (which may, in the discretion of the Governance Committee, include termination of service as a director and/or performance-based events) specified by the Governance Committee occur prior to the time of restrictions lapse.

Each restricted share award must be confirmed by a restricted share agreement between the Company and the awardee, which sets forth the number of restricted shares awarded, the restrictions imposed thereon, the duration of such restrictions, events the occurrence of which would cause a forfeiture of the restricted shares, and such other terms and conditions as the Committee in its discretion deems appropriate.  Following a restricted share award and prior to the lapse of the applicable restrictions, at the Company’s discretion, the Company may hold share certificates representing the restricted shares in escrow, issue share certificates to the awardee with a legend referring to the restrictions, or issue the shares in book-entry form in the name of the awardee. Except in certain circumstances, the Governance Committee, in its discretion, may determine that dividends and other distributions on the restricted shares shall not be paid to the awardee until the lapse or termination of the applicable restrictions. Unless otherwise provided, in its discretion, by the Governance Committee, any such dividends or other distributions shall not bear interest. Upon the lapse of the applicable restrictions, unlegended share certificates representing the restricted shares and unpaid dividends, if any, will be delivered to the awardee. From the date a restricted share award is effective, however, the awardee will be a shareholder with respect to all of the restricted shares and will have all the rights of a shareholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends and other distributions paid with respect to the restricted shares, subject only to the preceding provisions of this paragraph and the restrictions imposed by the Governance Committee.

Restricted Stock Units (RSUs). RSUs represent an unsecured right of participants to receive future payment (in cash, shares of Common Stock or a combination of both) equal to the fair market value of a specified number of shares of Common Stock. RSUs are subject to such restrictions (including restrictions on the right of the awardee to sell, assign, transfer or encumber the shares awarded while such shares are subject to restrictions) as the Governance Committee may impose thereon and are subject to forfeiture to the extent events (which may, in the discretion of the Governance Committee, include termination of service as a director and/or performance-based events) specified by the Governance Committee occur prior to the time of restrictions lapse.

Following a RSU award and prior to the lapse of the applicable restrictions, the participant may not sell, assign, transfer, pledge or otherwise encumber RSUs. Holders of RSUs do not have any voting rights with respect to shares of Common Stock under the RSU awards and holders of RSUs are not shareholders of the Company unless and until the shares of Common Stock under the RSU award are granted. Dividends and other distributions on the RSUs shall not be paid to the awardee until the Common Stock under the RSU award is issued. The Governance Committee may, in its sole discretion, decide to issue dividend equivalent units with respect to RSU award. A dividend equivalent unit may be credited to an account for the participant that provides for the deferral of such amounts until a statement time. Additionally, the Governance Committee may decide whether the award will be settled in cash or shares of Common Stock.

Additional Rights in Certain Events. The 2019 Plan provides for acceleration of the exercisability and extension of the expiration date of stock options and stock appreciation rights, and for lapse of the restrictions on restricted share awards, upon the occurrence of one or more events described in Section 15 of the 2019 Plan (“Section 15 Events”). Such an event is deemed to have occurred when (i) the Company acquires actual knowledge that any person (other than the Company, a subsidiary or any employee benefit plan sponsored by the Company) has acquired beneficial ownership, directly or indirectly, of securities representing 20% or more of the voting power of the Company, (ii) during any period of two consecutive years, less than a majority of the total number of authorized members of the Board of Directors (excluding vacant seats) are filled by persons who were (a) directors at the beginning of such period and (b) individuals whose election by the Company’s security holders, or nomination for election, was approved by a vote of at least a majority of the members of the Nominating and Corporate Governance Committee (consisting of directors then still in office who were directors at the beginning of such period or who were approved by election or nomination in accordance with Section 15 of the 2019 Plan) or at least two-thirds of the directors then still in office who were directors on the effective date of the 2019 Plan or who were so approved (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board relating to the election of directors which would be subject to Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including by reason of any agreement intended to avoid or settle any such election contest or proxy contest), (iii) the consummation of a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholders of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction, a majority of the voting power of (a) in the case of a merger or consolidation, the surviving or resulting corporation, (b) in the case of a share exchange, the acquiring corporation, or (c) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 30% of the consolidated assets of the Company immediately prior to the transaction, or (iv) commencement of any liquidation or dissolution of the Company (other than pursuant to any transfer of 70% or more of the consolidated assets of the Company to an entity or entities controlled by the Company and/or its shareholders following such liquidation or dissolution). The Section 15 Events described above may be limited in effect and otherwise subject to the requirements of Section 409A of the Internal Revenue Code of 1986, which provides certain limitations on the ability to accelerate deferred compensation upon changes in control.

Unless the confirming agreement or an amendment thereto otherwise provides, notwithstanding any other provision contained in the 2019 Plan, upon the occurrence of any Section 15 Event all outstanding stock options and stock appreciation rights become immediately and fully exercisable whether or not otherwise exercisable by their terms, and all stock options and stock appreciation rights held by a director whose service on the Board terminates within one year of any Section 15 Event for any reason are exercisable for the longer of a period of three months from the date of such termination of service or the standard periods of expiration or termination as described above, but in no event after the expiration date of the stock option or the stock appreciation rights.

Unless the restricted share agreement or an amendment thereto otherwise provides, notwithstanding any other provision contained in the 2019 Plan, upon the occurrence of any Section 15 Event prior to the scheduled lapse of all restrictions applicable to restricted share awards under the 2019 Plan, all such restrictions lapse regardless of the scheduled lapse of such restrictions.

Miscellaneous. If, on the date on which any shares of common stock would be issued pursuant to a current stock payment under Director Fees or annual restricted share award any DSUs or credited to a deferred stock account and after consideration of any shares of common stock subject to outstanding equity awards under the 2019 Plan, sufficient shares of common stock are not available under the 2019 Plan or the Company is not obligated to issue shares pursuant to under applicable securities laws, then no shares of common stock shall be issued or DSUs credited but rather, in the case of a current stock payment under Director Fees or annual restricted share award, cash shall be paid in payment of the Director Fees payable, and in the case of DSUs, Director Fees and Meeting Fees shall instead be credited in cash to a deferred cash compensation account in the name of the Director.

In the event that any outstanding stock option, stock appreciation right or RSU is canceled by mutual consent, terminates, or expires for any reason without having been exercised in full, the shares of Common Stock not purchased under the stock option or stock appreciation right are again available for all purposes of the 2019 Plan. If any shares of Common Stock are forfeited to the Company pursuant to the restrictions applicable to restricted shares awarded under the 2019 Plan, the number of shares so forfeited are again available for all purposes of the 2019 Plan. The number of shares of Common Stock which are surrendered in full or partial payment to the Company of the option price of a stock option will be available for the purpose of granting awards under the 2019 Plan.

The Board of Directors may alter or amend the 2019 Plan at any time, except that, without approval of the shareholders of the Company, no alteration or amendment may be made if shareholder approval of the amendment is at the time required for shares under the 2019 Plan to qualify for the exemption from Section 16(b) of Exchange Act, provided by Rule 16b-3, or by the rules of the Nasdaq Stock Exchange or any stock exchange on which the Common Stock may then be listed. In addition, no alteration or amendment of the 2019 Plan may, without the written consent of the holder of a stock option, stock appreciation rights, restricted shares or RSUs granted or awarded under the 2019 Plan prior thereto, adversely affect the rights of such holder with respect thereto.

No shares of Common Stock shall be issued or credited, nor any options or stock appreciation rights granted, nor restricted stock awarded under the 2019 Plan after March 31, 2024, provided that this does not preclude the issuance of shares in payment of the balance of a director’s deferred stock compensation account or the exercise of previously granted stock options or stock appreciation rights.  Additionally, the Board of Directors may terminate the 2019 Plan at any time, but termination of the 2019 Plan would not terminate any outstanding stock options or stock appreciation rights granted under the 2019 Plan or cause a revocation or forfeiture of any restricted share award under the 2019 Plan.

The 2019 Plan contains anti-dilution provisions providing for proportionate adjustment in the maximum aggregate number of shares of Common Stock for which stock options, stock appreciation rights and RSUs may be granted, as to which restricted shares may be awarded, and in the number of shares covered by outstanding stock options, stock appreciation rights and RSUs in certain events, including stock dividends on shares of outstanding Common Stock. The 2019 Plan also contains provisions providing for the substitution of shares in the event of a reorganization, recapitalization, merger or similar event. The 2019 Plan provides for adjustments to stock options, stock appreciation rights and RSUs, and restrictions on distributions with respect to, or exchanges for restricted shares in the case of, any spin-off, split-off, dividend in partial liquidation or in property other than cash, or extraordinary distribution to holders of the Common Stock.

If a director who has been granted stock options or stock appreciation rights or awarded restricted shares or RSUs under the 2019 Plan engages in the operation or management of a business, whether as owner, partner, officer, director, employee or otherwise and whether during or after Board service, which is in competition with the Company or any of its subsidiaries, the Governance Committee may in its discretion immediately terminate all stock options and stock appreciation rights held by such person (except when the exercise period of a stock option or stock appreciation right has been extended because one or more of the events described under “Additional Rights in Certain Events” above has occurred) and declare forfeited all restricted shares and RSUs held by such person as to which the restrictions have not yet lapsed.

Possible Anti-takeover Effect

The provisions of the 2019 Plan providing for the acceleration of the exercise date of outstanding stock options and stock appreciation rights upon the occurrence of a Section 15 Event, the extension of the period during which outstanding stock options and stock appreciation rights may be exercised upon termination of Board service following a Section 15 Event and the lapse of restrictions applicable to restricted stock awards and RSUs upon the occurrence of a Section 15 Event may be considered as having an anti-takeover effect.

New Plan Benefits

All fees and awards to directors under the 2019 Plan are made at the discretion of the Nominating and Corporate Governance Committee. The amounts of future awards to our directors under the 2019 Plan are discretionary. As a result, the amounts that will be received or allocated under the Plan are not determinable at this time. We have therefore not included a table that reflects such awards.

Federal Income Tax Consequences

The rules governing the federal tax treatment of an award are very technical.  Consequently, the following discussion of federal income tax consequences is necessarily general in nature and does not purport to be exhaustive or complete, and among other things, does not describe state, local or foreign tax consequences.  Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances.

Although the Company may endeavor to (i) qualify the payment of fees or a grant or award for favorable United States tax treatment or avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company has made no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment.  Section 409A is a provision of the Code that imposes a number of strict and complex requirements that deferred compensation plans and arrangements must satisfy in order for participants of such compensation plans or arrangements to avoid immediate taxation, plus a 20% penalty tax, on the deferred compensation provided by such plan or arrangement.

Director Fees

Current Payment. Directors who receive current payment of Director Fees in cash or in shares of Common Stock generally recognize compensation income on the date on which they receive payment equal to the amount of cash received or the fair market value of the shares received on the payment date.

DSUs. Directors who properly elect to defer receipt of Director Fees in DSUs generally should recognize compensation income only on the date on which such Director Fee is payable to the director upon settlement of DSUs in shares of Common Stock. In general, the compensation income to be recognized by a director upon distribution of Common Stock upon settlement of DSUs is equal to the fair market value of the shares of Common Stock on the date on which the shares are payable to the director from such account, plus the amount of cash, if any, received in lieu of a fractional share.

Meeting Fees

Current Cash Payment. Meeting fees paid in cash constitute compensation and must be recognized as compensation income by the directors for the taxable year in which they are received.

Deferred Stock Payment. Directors who properly elect to defer receipt of Meeting Fees otherwise payable in cash and receive DSUs should recognize compensation income only on the date on which Meeting Fees are payable to the director upon settlements of the DSUs in shares of Common Stock. In general, the compensation income to be recognized by a director upon distribution of Common Stock upon settlement of DSUs is equal to the fair market value of the shares of Common Stock on the date on which the shares are payable to the director from such account, plus the amount of cash, if any, received in lieu of a fractional share.

Non-statutory Stock Options

A director does not recognize any taxable income for Federal income tax purposes upon receipt of a non-statutory stock option. Upon the exercise of a non-statutory stock option with cash, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is generally treated as compensation income received in the year of exercise. If the option price of a non-statutory stock option is paid in whole or in part in shares of Common Stock, no income, gain or loss is recognized on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the non-statutory stock option, determined as of the day of exercise, less the amount of cash, if any, paid upon exercise is generally treated as compensation income received on the date of exercise.

Stock Appreciation Rights

Generally a director would not recognize any taxable income upon receipt of a stock appreciation right. If the stock appreciation right is payable in shares of the Common Stock, the director would recognize compensation income in the year in which the stock appreciation right is exercised, in an amount equal to the fair market value of the Common Stock paid to the director at the time of exercise. If the Company pays cash to a director upon the exercise of a stock appreciation right, the director likely would recognize compensation income in the year in which the stock appreciation right is exercised in an amount equal to the cash paid to the director at the time of exercise.

RSUs

A director generally does not recognize any taxable income upon receipt of RSUs. Any cash and the fair market value of any shares of Common Stock received by a director upon the vesting of RSUs are treated as compensation income received by the participant in the year of receipt.

Restricted Stock

A director would not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares were nontransferable and subject to a substantial risk of forfeiture. However, the director could elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to these restrictions. If this 83(b) election is made, the director will recognize compensation income at the time of the award of the restricted stock even though such shares may remain subject to restrictions on transfer and risks of forfeiture.  When the vesting and forfeiture restrictions lapse, no compensation will be includable in gross income.  Rather, subsequent appreciation in the value of the stock will be taxed as capital gain or loss upon the sale of such stock.  If, however, the stock is forfeited prior to becoming vested, the tax paid in connection with making an 83(b) election is not directly recoverable.

If the director does not make a Section 83(b) election, the fair market value of the shares on the date these restrictions lapse generally is treated as compensation income to the director and is taxable in the year the restrictions lapse.

Disposition of Shares Received

If a director sells shares of Common Stock acquired under the 2019 Plan, the difference between the amount realized on the sale and the director’s tax basis in the shares sold generally is taxed as a capital gain or a capital loss, which is long-term or short-term depending on whether the more-than one-year holding period has been satisfied with respect to the shares sold.

The Company

In each instance that an amount is treated as compensation received by a director, the Company generally is entitled to a corresponding deduction in the same amount for compensation paid.

Other Considerations Related to the 2019 Plan

By adopting the 2019 Plan, the Company is increasing the number of shares available for equity incentives under all of the Company’s equity incentive plans by one hundred fifty thousand (150,000) shares, which comprises 0.47% of the Company’s outstanding Common Stock as of December 31, 2018.  In order to determine the number of shares of Common Stock to be authorized under the 2019 Plan, Nominating and Corporate Governance Committee and the Board considered the needs by the Company for the shares and the potential dilution that awarding the requested shares may have on the existing shareholders.  As set forth above in this proxy statement, the Nominating and Corporate Governance Committee consulted Pay Governance, LLC as an independent compensation advisor to assist in this regard.  The compensation advisor examined a number of factors, including the Company’s burn rate and an overhang analysis, which the Nominating and Corporate Governance Committee considered.

As of December 31, 2018, approximately 67,219 shares of Common Stock remained available for future grant under the current 2014 Plan.  The Nominating and Corporate Governance Committee recommended to the Board that 150,000 shares be authorized under the 2019 Plan.

If the Plan is approved, no further grants will be made under the 2014 Plan, so the 67,219 shares referred to above would no longer be available for future awards.  The Board is seeking shareholder approval for the 2019 Plan and the pool of shares available under the 2019 Plan, which it expects is sufficient for up to approximately five years of awards based upon the historic rates of awards by the Compensation Committee under the predecessor plans, and if directors choose to defer cash fees into Company stock.

The Nominating and Corporate Governance Committee and the Board also measured the cumulative dilutive impact of the 2019 Plan is overhang.  Overhang is defined as:

·	outstanding stock options, plus
·	outstanding full value awards, plus
·
the number of shares available for future grant under the Company’s 2017 Equity Incentive Plan and the proposed 2019 Plan (disregarding the remaining 2014 Plan shares because no future grants would be made if the 2019 Plan is approved),

·	collectively divided by the total outstanding shares of Common Stock as of the record date.

As of September 30, 2018, the Company had no outstanding stock options, 22,745 outstanding full value restricted and performance restricted shares, DSUs and RSUs, and 1,700,000 shares available for future grant under the 2017 Equity Incentive Plan, plus 150,000 shares available for future grant under the proposed 2019 Plan.  As of that date, the Company had 32,074,786 outstanding shares of Common Stock.  This results in an overhang of 5.8%.

Because the Committee or the Board has discretion in granting awards under the 2019 Plan, and the number of shares to be awarded will vary with the stock price, Proposal 2 does not contemplate the amount or timing of specific equity awards in the future as it is not possible to calculate with certainty the number of years of awards that will be available and the amount of subsequent dilution that may ultimately result from such awards.  However, because the number of shares reserved under the 2019 Plan is relatively small in relation to the total of number of shares outstanding it does not change the overhang or in the Nominating and Corporate Governance Committee view cause dilution in any material way.

In adopting the 2019 Plan, the Board also considered the compensation of non-employee directors of the Company’s peer group, the Company’s proxy advisor’s recommendation, the total shareholder return, the fair value transfer and shareholder value transfer, and the burn rate that would result from the 2019 Plan.  The Board discussed these additional concepts with its independent compensation consultant prior to approving the 2019 Plan.

The inclusion of this information in this Proxy Statement should not be regarded as an indication that the assumptions used to determine the number of additional shares will be predictive of actual future equity grants.  These assumptions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including the Company’s ability to attract and retain talent, achievement of performance metrics with respective to certain equity-based awards, the extent of option exercise activity, and others described in the Company’s Form 10-K for the year ended September 30, 2018.

Equity Plan Information

The following table provides information about grants under the Company's equity compensation plans as of September 30, 2018:

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)		(b)	(c)
Equity compensation plans approved by security holders	22,745	(1)	—	3,275,891	(2)
Equity compensation plans not approved by security holders	None		None	None
Total	22,745	(1)	$—	3,275,891	(2)
(1) - Includes 10,105 deferred stock units (issuable as full value shares upon settlement of such deferred stock units) granted under the 1994 Director Fee Plan, 12,640 deferred stock units (issuable as full value shares upon settlement of such deferred stock units) granted under the Amended and Restated 2014 Director Fee Plan.

(2) - Includes 1,508,610 shares authorized for issuance under the Employee Stock Purchase Plan, 67,281 shares authorized for issuance under the Amended and Restated 2014 Director Fee Plan, and 1,700,000 shares authorized for issuance under the 2017 Equity Incentive Plan.

Vote Required

The vote required for approval of Proposal 2 is the affirmative vote of a majority of the votes cast by all the shareholders entitled to vote thereon.  The Board of Directors recommends that you vote FOR approval of Proposal 2.  The proxy holders will vote your proxy FOR this item unless you give instructions to the contrary on the proxy.

PROPOSAL 3

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company's Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the records of the Company for the year ending September 30, 2019.

The Audit Committee has determined that it would be desirable as a matter of good corporate practice to request an expression of opinion from the shareholders on the appointment. Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote, a quorum being present. Abstentions and non-broker votes will have the effect of a vote cast “against” the proposal.

If the shareholders do not ratify the selection of Ernst & Young LLP, the selection of an alternative independent registered public accounting firm will be considered by the Audit Committee; provided, further, however, even if the shareholders do ratify the selection of Ernst & Young LLP, as requested in this Proxy Statement, the Audit Committee reserves the right, at any time, to re-designate and retain a different independent registered public accounting firm to audit the records of the Company for the year ending September 30, 2019.

It is not expected that any representative of Ernst & Young LLP will be present at the Annual Meeting of the Shareholders.

The Board of Directors recommends that you vote FOR Proposal 3.

PROPOSAL 4
ADVISORY (NON-BINDING) VOTE ON THE EXECUTIVE COMPENSATION
OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
As described in the Compensation Discussion and Analysis in this Proxy Statement, and summarized in the “Executive Summary” thereto, the Compensation Committee of the Board has developed an executive compensation program designed to pay for performance and to align the long-term interests of our named executive officers with the long-term interests of our shareholders. The Company presents a proposal for an advisory (non-binding) vote on the executive compensation of the Company’s named executive officers on an annual basis. Accordingly, the Company is presenting the following proposal, which gives our shareholders the opportunity to endorse or not endorse our pay program for named executive officers by voting for or against the resolution set forth below. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act"). Approval of the compensation paid to our named executive officers, as disclosed in this Proxy Statement, will be approved (on a non-binding basis) if the proposal receives the affirmative vote of at least a majority of the shares represented, in person or by proxy, at the meeting and entitled to vote, a quorum being present. Abstentions and broker non-votes will have the effect of a vote cast “against” the proposal. Because the vote is advisory, it will not be binding on the Board. However, the Board and the Compensation Committee will review the voting results and take into account the outcome when considering future executive compensation arrangements. The Board and management are committed to our shareholders and understand that it is useful and appropriate to obtain the views of our shareholders when considering the design and implementation of executive compensation programs.

RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement set forth under the caption “Executive Compensation and Retirement Benefits.”
The Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in this Proxy Statement set forth under the caption “Executive Compensation and Retirement Benefits” of this Proxy Statement. Proxies will be voted FOR approval of the proposal unless otherwise specified.
The Board of Directors recommends that you vote FOR Proposal 4.

STOCK OWNERSHIP

The Company's Articles of Incorporation divide its voting stock into three classes: Preferred Stock, and Class A and Class B Common Stock. At the present time, no shares of Preferred Stock or Class B Common Stock are issued or outstanding. The following information is furnished with respect to persons who the Company believes, based on its records and filings made with the Securities and Exchange Commission, beneficially own five percent or more of the outstanding shares of Common Stock of the Company, and with respect to directors, officers and executive management. Those individuals with more than five percent of the Company's Common Stock could be deemed to be "control persons" of the Company.

This information presented is as of November 30, 2018, except as otherwise noted.

Name of Beneficial Owner (1)	Number of Class A Shares Beneficially Owned (1)(2)		Percent of Class	Deferred Stock Compensation Shares (9)
Directors, Officers and Executive Management:
J.C. Bartolacci	359,742	(3)	1.1	—
G.S. Babe	37,876	(3)	0.1	5,798
K.E. Dietze	24,477	(4)	0.1	—
T.L. Dunlap	8,729	(4)	*	—
B.J. Dunn	53,545	(3)	0.2	—
A. Garcia-Tunon	24,759	(4)	0.1	8,398
S.F. Nicola	145,293	(3)	0.5	—
M.K. O’Brien	16,669	(4)	0.1	—
D.W. Quigley, Jr.	6,434	(4)	*	—
D.A. Schawk	203,861	(3)(5)	0.6	—
J.D. Turner	32,477	(4)	0.1	4,307
J.R. Whitaker	13,331	(4)	*	4,242
All directors, officers and executive management as a group (20 persons)	1,167,189	(6)	3.7	22,745
Others:
BlackRock, Inc. 525 Washington Boulevard, Suite 1405 Jersey, NJ 07310	4,564,558	(7)**	14.3
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355-2331	3,356,290	(8)**	10.5
Franklin Advisors, Inc. One Franklin Parkway San Mateo, CA 94403	2,941,520	**	9.2
* Less than 0.1%.
** Information as of September 30, 2018, derived from Schedule 13D or 13G filings filed by the beneficial owner.

(1)
Any shares that may be beneficially owned within 60 days of November 30, 2018 are included in beneficial ownership. Unless otherwise noted, the mailing address of each beneficial owner is the same as that of the Company.

(2)	To the best of the Company’s knowledge, the nature of the beneficial ownership for all shares is sole voting and investment power, except as otherwise noted in these footnotes.

(3)
Includes restricted shares with performance and time vesting provisions as follows: Mr. Bartolacci, 109,499 shares; Mr. Babe, 15,775 shares; Mr. Dunn, 7,850 shares; Mr. Nicola, 29,450 shares; and Mr. Schawk, 9,250 shares.

(4)	Includes 4,188 restricted shares with time vesting provisions.

(5)
Includes 3,581 shares held in the David and Teryl Schawk Family Foundation over which Mr. Schawk has voting and investment control but no pecuniary interest; 35,548 shares held in the Teryl Alyson Schawk 1998 Trust; 51,514 shares held in trusts for the benefit of Mr. Schawk’s children for which Mr. Schawk or his spouse serves as trustee; 106,143 shares held in the David A. Schawk 1998 Trust for which Mr. Schawk serves as trustee with voting and investment power over such shares; 87,809 shares held in trusts for the benefit of Mr. Schawk’s niece for which Mr. Schawk serves as custodian with voting and investment power but no pecuniary interest; and 97 shares held as custodian.

(6)	Includes 153,137 restricted shares with time vesting provisions and 86,987 restricted shares with performance vesting provisions.

(7)
Pursuant to that certain Amendment No. 9 to Schedule 13G filed January 19, 2018 by BlackRock, Inc., as parent holding company or control person for certain of its subsidiaries (collectively, the “BlackRock Entities”), the BlackRock Entities have (i) sole voting power with respect to 4,090,844 shares of Class A Common Stock and (ii) sole investment power with respect to 4,166,858 shares of Class A Common Stock

(8)
Pursuant to that certain Amendment No. 7 to Schedule 13G filed February 9, 2018 by The Vanguard Group, Inc., as beneficial owner and parent holding company or control person for certain of its subsidiaries (collectively, the “Vanguard Entities”), the Vanguard Entities have (i) sole voting power with respect to 61,839 shares of Class A Common Stock, (ii) shared voting power with respect to 4,746 shares of Class A Common Stock, (iii) sole investment power with respect to 3,153,542 shares of Class A Common Stock, and (iv) shared investment power with respect to 63,536 shares of Class A Common Stock.

(9)
Represents shares of Common Stock held in a deferred stock compensation account for the benefit of the director under the Company’s Director Fee Plan. See “General Information Regarding Corporate Governance--Compensation of Directors” of this Proxy Statement.

Stock Ownership Guidelines

The Company has established guidelines for stock ownership by management, which are intended to promote the alignment of the interests of management with the Company’s shareholders. As more fully described under “Compensation Discussion and Analysis” of this Proxy Statement, the guidelines provide for ownership by management of shares of the Company’s Common Stock with a minimum market value ranging up to six times base salary depending upon the individual’s position with the Company. Individuals are expected to achieve compliance with these guidelines within a reasonable period of time after appointment to their respective positions.

For purposes of these guidelines, stock ownership includes all shares directly owned (including shares held under the Employee Stock Purchase Plan and time-vesting restricted shares), but does not include outstanding stock options or unvested performance-based restricted shares. Immediate compliance with these guidelines is not mandatory; however, individuals are expected to undertake a program to achieve compliance within five years of their hire date or promotion to their respective position. The ownership policy mandates that at least 50% of the after-tax shares realized upon an option exercise or vesting of restricted stock must be retained until the ownership guideline is met. Compliance with these ownership guidelines is one of the factors considered by the Compensation Committee in determining eligibility for participation in the Company’s equity compensation programs. As of November 30, 2018, all of the Named Executive Officers had exceeded the Company’s stock ownership guidelines.

The Company has also adopted guidelines for stock ownership by non-employee directors, which require that each director maintain ownership of shares of the Company’s Common Stock (either directly, through restricted shares issued under the Company’s Director Fee Plan or through shares held in a deferred stock compensation account for the benefit of the director under the Company’s Director Fee Plan) with a market value approximating five times the current annual retainer ($85,000). Directors are expected to achieve compliance with these guidelines within a reasonable period of time after becoming a director. As of November 30, 2018, all of the directors had met or exceeded the Company’s stock ownership guidelines or are within the reasonable time period for compliance.

EXECUTIVE COMPENSATION AND RETIREMENT BENEFITS

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with the Company’s management. Based upon such review and discussion, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2019 Proxy Statement, and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended September 30, 2018.

Submitted by:

The Compensation Committee of the Board of
Directors of Matthews International Corporation

M.K. O’Brien, Chairperson
A. Garcia-Tunon
D.W. Quigley, Jr.

Compensation Discussion and Analysis

Matthews International Corporation’s Named Executive Officers in Fiscal 2018

Joseph C. Bartolacci	President & Chief Executive Officer
Gregory S. Babe	Chief Technology Officer
Brian J. Dunn	Executive Vice President, Strategy & Corporate Development
Steven F. Nicola	Chief Financial Officer & Secretary
David A. Schawk	Group President, SGK Brand Solutions

The Company's executive compensation policies are administered by the Compensation Committee of the Board of Directors. The Committee consists of three independent directors: Mr. O’Brien (Chairperson), Mr. Garcia-Tunon, and Mr. Quigley. Compensation for the Company's CEO, Chief Financial Officer, and the three other most highly compensated executives is presented in the Summary Compensation Table.

Executive Summary

Compensation Philosophy and Objectives

Continuous improvement in operating results and the creation of shareholder value are key elements of the compensation philosophy of Matthews International Corporation. This philosophy serves as the framework for the Company’s executive compensation program. Our program is designed to provide incentive arrangements that reward executives for improvement in the Company’s operating results and appreciation in our stock value.

To underscore the importance of “pay-for-performance” in our compensation philosophy and our Company’s culture, our Compensation Committee (referred to throughout this section as the Committee) has developed incentive arrangements based on rigorous performance standards. Our annual incentive compensation plan rewards executives for the achievement of operating profit (or earnings before interest, taxes, depreciation and amortization ("EBITDA")) and economic value added targets while our long-term incentive plan rewards for the achievement of earnings per share targets and appreciation in our stock price. “Economic value added” is the measure of operating profit compared to the cost of the capital utilized to generate this profit.

The principal objectives of the Company’s executive compensation program for the Company’s named executive officers ("NEOs") and other executive officers, are to:

•	Attract, retain and motivate highly-qualified executives;

•	Reward continuous improvement in operating results and the creation of shareholder value; and

•	Align the interests of the Company’s executives with our shareholders.

The Company seeks to accomplish these objectives by maintaining a compensation philosophy that emphasizes rigorous performance-based programs. The foundation of its philosophy is to:

•	Emphasize performance-based compensation elements while providing fixed compensation (base salary) commensurate with market levels;

•	Provide retirement and other benefits that are competitive with market levels;

•
Avoid entering into employment contracts or other guarantees of employment except as customary in certain foreign countries, in certain cases in connection with acquired companies or as necessary in the recruitment of a new executive; and

•	De-emphasize the use of perquisites except for business purposes.

Beginning in fiscal year 2019, our compensation philosophy targets the market median for all elements of compensation.

Fiscal 2018 Business Performance Highlights

Selected performance highlights for Fiscal 2018 include:

•	The Company reported another record year of sales in fiscal 2018 of $1.6 billion, representing an increase of approximately 6% over fiscal 2017.

•	The Company reported a record year of adjusted EBITDA in fiscal 2018.

•	The Company reported diluted EPS of $3.37 for fiscal 2018, compared to $2.28 last year.

•	The Company achieved 10% growth in adjusted earnings per share over fiscal 2017.

•	In November 2018, the Company raised the dividend on its common stock for the 24th consecutive year, every year since becoming a public company.

•
As a result of the Company’s continued strong cash flow generation, the Company reduced its outstanding long-term debt balance by $85.7 million since the fiscal 2018 second quarter, which was the quarter that the Company completed the acquisition of Star Granite and Bronze.

Response to 2018 Say on Pay Vote and Investor Engagement Efforts

At the Annual Meeting held in February 2018, approximately 69% of votes cast were in support of the compensation of our NEOs as described in the 2018 Proxy Statement for the 2018 annual meeting of the Company's shareholders. Given this level of support and considering that support over the previous three years had approximated 95%, the Committee engaged in outreach efforts with its major shareholders and conducted a review of the executive compensation program with assistance from its independent consultant Pay Governance, LLC.

In our outreach efforts, we contacted the Company's largest shareholders representing in aggregate over 50% of the Company's outstanding shares, several of whom had voted against our Say-on-Pay proposal in the Proxy Statement for the 2018 annual meeting of the Company's shareholders, and we specifically solicited feedback on our executive compensation program. In several of these calls, our Compensation Committee Chair or a member of the Committee participated, in addition to our CFO and the Committee’s independent consultant. Feedback received from investors was accumulated and was considered in conjunction with the review of our executive compensation program.

Over the course of its meetings subsequent to the 2018 Annual Meeting, the Committee conducted a comprehensive review of our executive compensation program considering the investor feedback, elements of our business strategy for the next several years, and contemporary executive compensation practices and policies. The Committee’s objective was to identify program changes that best motivate and retain our executives to achieve our business strategy of creating shareholder value within the context of contemporary market practices. This review resulted in the Committee’s approval of the following changes adopted for Fiscal 2019 to our executive compensation program:

Compensation Program Changes Approved Beginning Fiscal Year 2019
Changed from…	Changed to…	Rationale for Change
Compensation Philosophy that targets long-term incentive (LTI) compensation at levels modestly above the market median	Compensation Philosophy that targets the market median for all elements of pay, including awards under our LTI plan	- Aligns with competitive market - Supports transition to new LTI plan
Long-term incentives consisting of restricted stock with 50% vesting based on achieving performance targets and 50% vesting on continued employment	Long-term incentives with a 60% weighting assigned to performance share units (PSUs) and 40% assigned to time vesting restricted share units	- Heavier weighting assigned to PSUs provides a stronger incentive to achieve long-term strategic goals
Performance-based restricted stock vesting based on achieving annual performance goals over three years	PSUs earned based on achieving performance goals at the end of a cumulative three-year performance period	- Strengthens the long-term orientation of the incentive
Performance-based restricted stock based on annual EPS goals and stock price hurdles	PSUs earned based on EPS and Return on Invested Capital (ROIC) metrics	-EPS remains a key indicator of profitability and driver of shareholder value - ROIC ensures the appropriate use of investors’ capital
Performance-based restricted stock payout limited to number of shares granted - one-third vests upon achieving annual EPS goals or three levels of stock price hurdles	PSUs vest in a range of 50% of target for achieving threshold performance to 200% of target for achieving performance at the high end of the range determined by the Committee	- Adopt contemporary PSU performance/payout design - High-end level goals represent stretch performance
Upon a Change in Control, unvested equity awards accelerate (“single trigger”)	Upon a Change in Control, unvested or unearned equity awards accelerate upon involuntary or good reason termination (“double trigger”)	- Adopt a contemporary approach to equity acceleration - Prevent windfall in the event executive is not terminated

In addition, beginning in fiscal 2019, the minimum vesting period, in general, for all restricted share units (time and performance) is three years. Previously, the minimum vesting period for performance-based restricted shares was one year.

Executive Compensation Governance Practices

The following executive compensation practices and policies have been adopted by the Committee to ensure sound corporate governance and alignment of the interests of executives and the Company’s shareholders. Many of these policies and practices have been adopted to discourage excessive risk-taking by our executive team.

What We Do:

✓	Designate a non-executive board chair to provide effective independent board leadership and oversight of management
✓	Review risks associated with our compensation arrangements and adopt mitigating features, practices, and policies
✓	Engage in a rigorous CEO performance evaluation process
✓
Employ shareholder-value creating metrics and challenging targets such as operating profit (or EBITDA) and economic value added in our annual incentive plan, and earnings per share and, beginning in fiscal year 2019, return on invested capital within our long-term incentive plan

✓	Cap annual and long-term incentive payouts
✓	Maintain significant stock ownership guidelines for both executives and directors
✓	Beginning in fiscal year 2019, require both a qualified change in control and termination of employment (“Double Trigger”) in order for unvested equity awards to accelerate
✓	Maintain a “clawback” policy that provides for the recoupment of incentive awards under certain conditions in the event of a financial restatement
✓	Retain an independent compensation consultant who regularly provides advise to the compensation committee on matters pertaining to executive compensation

What We Don’t Do:

✗	Enter into employment contracts with our executives, except in an instance where an agreement is assumed as part of an acquisition
✗	Allow hedging or pledging of the Company's common stock
✗	Provide excise tax gross-ups related to change in control terminations
✗	Allow repricing or exchanging of stock options or other equity awards without shareholder approval
✗	Provide excessive perquisites and tax gross-up perquisites

Executive Compensation Elements for Fiscal 2018

Our executive compensation program is comprised of the following three key elements. Each is designed to meet the objectives of our executive compensation program as established by the Compensation Committee:

Compensation Element	Form and Key Characteristics	Description and Performance Metrics
Base Salary	- Fixed cash component - Reviewed annually and adjusted as appropriate	- Positioned competitively to attract and retain executive talent - Considers scope and complexity of the role as well as individual performance and experience
Annual Incentive Compensation	- Variable cash compensation component - Performance-based opportunity
- Executives other than SGK Brand Solutions executives:
- 50% weighting assigned to Net Income (corporate executives) or operating profit (business unit executives)
- 50% weighting assigned to economic value added (improvement in operating profit greater than the cost of the capital utilized to generate this profit)
- SGK Brand Solutions executives: 100% weighting assigned to EBITDA

Long-Term Incentive Compensation
- Variable equity-based compensation component
- 50% performance vesting restricted stock
- 50% time vesting restricted stock
- As noted above, for November 2018 (fiscal 2019) awards, changed to a 60% weighting assigned to performance share units (PSUs) and 40% assigned to time vesting restricted share units

- Performance-vesting shares vest:
- Upon the attainment of non-GAAP annual earnings per share
- Upon the attainment of appreciation in the Company’s stock price established at grant
- Time vesting shares vest 100% on the third anniversary of the grant
- As noted above, for November 2018 (fiscal 2019) awards, changed PSU metrics to EPS and Return on Invested Capital (ROIC)

CEO Compensation Decisions for Fiscal 2018

The Committee approved the following compensation changes based on an evaluation of factors including: overall company and business unit performance, performance against pre-established personal objectives and goals, execution of business strategy, and consideration of the competitive market.

•	Base Salary: Mr. Bartolacci’s base salary for 2018 was increased 4.5% to approximate the market median. The Committee rated his fiscal 2017 performance as Distinguished (highest level).

•
Annual Incentive Compensation: Our Compensation Committee approved a payout under this program for Mr. Bartolacci for fiscal year 2018 performance equal to 109% of target based upon above target performance against pre-established net income and economic value added performance goals. The fiscal year 2018 performance targets required growth of 17.9% and 20.9% in net income and economic value added, respectively, over fiscal year 2017.

•
Long-Term Incentive Compensation: Mr. Bartolacci received an annual equity award for fiscal year 2018 in November 2017 equal to $3,478,922, a decrease of $783,623 or 18.4% when compared to his grant of $4,262,545 the previous year. In November 2018, the Committee approved an annual equity award equal to $2,874,161, a further decrease of $604,761 or 17.4% as it implements our new compensation philosophy of targeting the market median.

Further, the annual equity awards to the Company’s executive management (including Mr. Bartolacci) were reduced by approximately 15% compared to the previous year as a result of the implementation of our new compensation philosophy of targeting the market median.

Fiscal 2018 Target Compensation Mix

The pie charts below show the mix of target compensation provided to our CEO and other NEOs in fiscal 2018. Variable, at-risk compensation accounted for 83% of our CEO’s target compensation and 66% of our other NEOs compensation on average.

Compensation Committee Administration

The principal function of the Committee is to review the Company’s compensation and benefit programs, including executive compensation and benefits, to ensure that total compensation is appropriate, competitive and consistent with the Company’s compensation philosophy. In performing its duties, the Committee consults with the Company’s CEO, the Company’s Vice President, Human Resources and various independent external advisors. In fiscal 2018, the Committee consulted principally with Pay Governance, LLC, an independent executive compensation consulting firm. Pay Governance, LLC does not perform any other services for the Company and reports directly to the Committee. The Committee has full authority to retain external advisors, consultants and agents, as necessary, in the fulfillment of its responsibilities. The Committee reviews the performance and the fees of the independent consultant each year and determines whether to retain such consultant for the upcoming year.

Among its other duties, the Committee has responsibility for setting executive base salary levels and administering the terms and policies of the following key executive benefit plans:

•	2015 Incentive Compensation Plan

•	2017 Equity Incentive Plan

•	Supplemental Retirement Plan ("SERP")

•	Officers Retirement Restoration Plan ("ORRP")

In general, the Committee’s desire to align the Company's executive compensation program with market levels drives the allocation between short-term and long-term compensation as well as cash and equity components. The Committee believes that the level of compensation provided to an executive should be based on success against pre-established performance goals that drive the creation of shareholder value. To achieve this objective, the Company has built its current annual cash incentive plan based on achievement of operating profit (or EBITDA) and economic value added targets. For the long-term plan, the Committee provided equity awards in November 2017 with a level of value and rate of vesting that are dependent on time and the achievement of earnings per share and stock price growth. In response to shareholder feedback, beginning with the November 2018 awards, the vesting provisions of the equity grants are dependent on time (40%) and the achievement of earnings per share (30%) and return on invested capital (30%) targets. The Company has no formal policy regarding the allocation of variable and fixed compensation for its NEOs.

The Committee has considered whether its executive compensation program promotes risk taking at levels that are unacceptable to the Company. The Committee considered the following factors related to risk:

•	Compensation philosophy that targets salaries at the market median and incentives modestly above median (market median beginning in fiscal 2019);

•	Annual incentive design that caps maximum awards for the achievement of operating profit and economic value added targets reflective of the Company’s business plan;

•	Long-term incentives with performance and time-based vesting criteria;

•	Stock ownership guidelines; and

•	Incentive compensation recoupment policy.

The Committee believes that the above factors as well as the overall executive compensation design, policies and mix of compensation serve to manage risk in a manner that is acceptable to the Company and its shareholders.

The Committee makes decisions regarding executive compensation with input from its independent consultant. When making decisions regarding compensation for the CEO, the Committee has a process in which it considers comparative market data provided by its independent consultant and the CEO’s performance assessment prepared by the Company’s Board of Directors. When making decisions regarding compensation for executives other than the CEO, the Committee considers comparative market data and seeks input and evaluates recommendations from the CEO. In order to obtain comparative market data for evaluating executive compensation, the Company, through its independent consultant, utilizes compensation data published by Willis Towers Watson. The Company targets industrial and manufacturing companies of similar size, complexity, employment region and performance in developing this set of comparative data. Because data sample sizes for these types of companies may not be sufficient, the Company supplements such data with broader and more general industry data to develop its market data.

In evaluating compensation for fiscal 2018, the Committee’s independent consultant developed a group of peer companies to make assessments of market compensation and to determine the alignment of compensation earned relative to Company and peer performance. The peer group targeted industrial/manufacturing companies of similar size, complexity, employment region and performance. The peer group of companies used in evaluating compensation (“Peer Group”) for 2018 was:

Actuant Corporation	Barnes Group Inc.	Deluxe Corp.
Graco Inc.	Hillenbrand Industries	ICF International, Inc.
IDEX Corporation	John Wiley & Sons, Inc.	Kaman Corporation
MDC Partners, Inc.	Meredith Corporation	Minerals Technologies Inc.
MSA Safety Incorporated	Moog, Inc.	Schweitzer-Mauduit Intl.
Service Corp. International	Standex International Corp.	Teledyne Technologies, Inc.
Viad Corporation	Woodward, Inc.	Westinghouse Air Brake Technologies Corporation

For calendar 2019, the Committee removed Westinghouse Air Brake Technologies Corporation from the Peer Group as a result of the planned consummation of its acquisition.

The Committee does not consider amounts from prior performance-based compensation, such as prior bonus awards or realized or unrealized equity compensation gains, in its decisions to increase or decrease compensation in the current year. The Committee believes that this would not be in the best interest of retaining and motivating the executive.

Pay-for-Performance Alignment

The Committee believes there are different ways of assessing whether compensation paid to executives aligns with the performance of the Company. For the Committee’s consideration in understanding the Company’s pay-for-performance alignment, the Committee’s compensation consultant examined the relationship of the Company's CEO’s realizable compensation and the Company’s performance relative to the CEO compensation and performance of the Peer Group. Performance was defined as the relative ranking of the following four performance metrics:

•	Net sales growth;

•	Return on invested capital;

•	Growth in earnings before interest, taxes, depreciation and amortization (EBITDA); and

•	Total shareholder return (stock price appreciation plus dividends).

The consultant evaluated each performance metric independently relative to the Peer Group for the three-year period 2015 through 2017, and the five-year period 2013 through 2017. The relative ranking of each performance metric was averaged to form a composite ranking. The Company’s relative composite performance ranking was aligned with the Peer Group as follows:

•	2015 through 2017: 69th percentile

•	2013 through 2017: 63rd percentile

For the three-year period 2015 through 2017, the CEO’s three-year realizable compensation relative to the Peer Group ranked at the 59th percentile while the Company’s performance composite ranked at the 69th percentile of the Peer Group. Realizable compensation includes base salary, actual bonuses paid, the intrinsic value of equity awards at the year-end 2016 stock price and performance shares earned or expected to be earned.

For the five-year period 2013 through 2017, the CEO’s five-year realizable compensation relative to Peer Group ranked at the 52nd percentile while the Company’s performance composite ranked at the 63rd percentile of the Peer Group.

Pay-for-Performance Alignment
Board/Shareholder Concerns:
Below Median Performance
Above Median Compensation
Executive Concerns:
Above Median Performance
Below Median Compensation
Three-Year Realizable Compensation
Five-Year Realizable Compensation
100%
75%
50%
25%
0%
0%
25%
50%
75%
100%
Relative Realizable Compensation Percentile
Composite Performance Percentile

The Committee evaluated this information and concluded that the Company’s relative performance was aligned with the relative realizable value of compensation paid to the CEO on a three-year and five-year basis.

As further emphasis on the Committee’s philosophy to align long-term incentive compensation with the Company’s performance, below is a table which reflects, as of September 30, 2018, the actual realized portion of the performance-based long-term incentive compensation awards that were granted over the past five years for the Company's CEO:

Grant	Performance Measure	Grant Value	Grant Date Stock Price	Vesting Thresholds			Percent of Shares Earned	Forfeiture Date
2014	Non-GAAP EPS	$427,770	$40.74	$2.69	$2.94	$3.14	100.0%	2017
2014	Stock Price	558,810	40.74	42.78	46.85	50.93	100.0%	2019
2015	Non-GAAP EPS	499,200	46.08	2.88	3.11	3.36	100.0%	2018
2015	Stock Price	591,012	46.08	48.39	53.00	57.60	100.0%	2020
2016	Non-GAAP EPS	850,403	57.50	3.25	3.51	3.79	100.0%	2019
2016	Stock Price	790,585	57.50	60.38	66.13	71.88	100.0%	2021
2017	Non-GAAP EPS	985,295	66.61	3.65	3.94	4.26	66.7%	2020
2017	Stock Price	912,594	66.61	69.91	76.61	83.27	66.7%	2022
2018	Non-GAAP EPS	802,265	57.05	3.89	4.20	4.54	33.3%	2021
2018	Stock Price	751,220	57.05	59.91	65.61	71.32	33.3%	2023
	Total						76.7%

Base Salaries

The Committee determines and approves the base salaries of the Company’s executives, including the CEO, and considers recommendations from the CEO with respect to the other executives. The Committee employs the same principles that are applied in developing the base salaries of all employees. Base salary ranges are determined for each executive position based on their level, responsibilities and complexity using the 50th percentile survey data for similar positions at comparable companies. A base salary market median amount is determined for each position based on this competitive data and ranges are established to provide that the Company’s salary levels are managed between 80% and 120% of such market median.

In determining base salary adjustments for each executive, the Committee considers the individual’s performance evaluation, the level of responsibility for the position, an individual’s current base salary in relation to market median and industry competition for executive talent. As discussed earlier, the Committee’s philosophy is to target fixed base salaries at the median of market levels. On this basis, base salaries were increased for calendar 2018 as follows:

NEO	Percent Increase
Mr. Bartolacci	4.5%
Mr. Babe	8.4%
Mr. Dunn	4.5%
Mr. Nicola	4.5%
Mr. Schawk	3.0%

As a result of these adjustments, the calendar 2018 base salaries of each NEO approximated market median, except Mr. Schawk. Mr. Schawk’s base salary is above median due to his former position as CEO of Schawk, Inc., prior to its acquisition in 2014 (see “Employment and Severance Agreements” below).

Executives are also subject to an annual individual performance evaluation. The evaluations are designed to rate each executive on various criteria, both objective and subjective, including the areas of leadership, technical expertise, initiative, judgment and personal development. An overall rating is assessed to each individual from these evaluations and is an important element in determining annual adjustments to base salaries. The rating levels include: Distinguished (highest rating), Commendable, Competent, Adequate and Provisional (lowest rating). The Committee conducts an evaluation of the CEO’s performance and the CEO conducts an evaluation of each executive officer’s performance. Each of the NEOs was rated at either the Commendable or Distinguished levels.

Annual Incentive Compensation

The Company’s 2015 Incentive Compensation Plan (the “2015 Incentive Plan”) covers the annual incentive compensation to be paid to key managers of the Company, including the NEOs. The 2015 Incentive Plan provides an incentive arrangement based on the achievement of annual goals reflective of the Company’s business plan. The objective of the program is to promote the Company’s goal of increasing shareholder value. The Company believes that two of the key elements in the creation of shareholder value are:

•	growth in operating profit (or EBITDA); and

•	improvement in operating profit greater than the cost of the capital utilized to generate this profit (referred to as “economic value added”).

Accordingly, the 2015 Incentive Plan was designed to motivate management to achieve levels of operating profit (or EBITDA) and economic value added reflective of the Company’s business plan.

Designated managers within each of the Company’s business segments participate in the incentive program for their respective business unit. Incentive compensation for these participants (except the SGK Brand Solutions segment) is calculated based on the achievement of operating profit and economic value added targets established for their individual business unit. Economic value added for business units is defined as the unit’s operating profit less its cost of capital (cost of capital is determined based on a pre-tax rate of 12% multiplied by net controllable assets, which is estimated to be the Company’s weighted average pre-tax cost of capital). Incentive compensation for SGK Brand Solutions participants is calculated based on the achievement of adjusted EBITDA targets established for this business unit.

Incentive compensation for corporate executives is calculated based on the achievement of pre-established targets for net income and economic value added performance of the Company on a consolidated basis. Corporate economic value added is defined as the Company’s net income less its after-tax cost of capital (with cost of capital based on an after-tax rate of 8%, which is estimated to be the Company’s weighted average after-tax cost of capital).

Operating profit, EBITDA, net income and economic value added targets are established at the beginning of the fiscal year by the Committee. In determining these targets for fiscal 2018, the Committee considered the long-term growth objectives of the Company; fiscal 2018 operating budgets approved by the Company’s Board of Directors; and current economic, industry and competitive market conditions. Fiscal 2018 performance targets established for the respective business units of the NEO’s were as follows:

Corporate (Mr. Bartolacci, Mr. Babe, and Mr. Nicola)

	Net Income	Economic Value Added	Relative Incentive %
Target	$87,700	$22,168	100%
Minimum	78,930	16,626	50%
Maximum	96,470	27,710	200%

Industrial Technologies / Environmental Solutions (Mr. Dunn)

	Operating Profit	Economic Value Added	Relative Incentive %
Target	$27,073	$7,826	100%
Minimum	21,658	5,409	50%
Maximum	32,488	10,243	200%

SGK Brand Solutions (Mr. Schawk)

	Adjusted EBITDA	Relative Incentive %
Target	$148,070	100%
Minimum	133,263	50%
Maximum	177,684	200%

Corporate amounts were based on consolidated net income and economic value added of the Company and required growth of 17.9% and 20.9%, respectively, over fiscal 2017 to achieve target payout. Industrial Technologies / Environmental Solutions amounts were based on the combined operating profit and economic value added for these businesses. SGK Brand Solutions amounts were based on adjusted EBITDA for this business unit. The performance targets for Industrial Technologies / Environmental Solutions and SGK Brand Solutions also required growth over actual fiscal 2017 results to achieve target payout.

The attainment of target performance levels result in an earned incentive equivalent to the participant’s target incentive amount (discussed below). No incentive amounts are earned for operating results that do not achieve the defined minimum performance levels. Incentive amounts cannot exceed the defined maximum percentage of the participant’s target incentive amount. Earned incentive percentages are interpolated within the ranges.

For the NEOs for fiscal 2018, except Mr. Schawk, one-half of the participant’s incentive compensation opportunity was based on the achievement of operating profit targets (net income in the case of Corporate participants), with the remaining portion based on the achievement of economic value added targets. Mr. Schawk’s incentive compensation opportunity was based on the achievement of adjusted EBITDA targets. To better align business unit performance with the Company’s consolidated objectives, 25% of the incentive compensation opportunities for Mr. Dunn and Mr. Schawk were based on the achievement of the Company’s consolidated results.

The target incentive amount is expressed as a percentage of the participant’s base salary and based upon the executive’s position and the industry recommended percentage target for the position as provided to the Company by Pay Governance, LLC. Target, minimum and maximum incentive award opportunities for the CEO and other NEOs are included in the table below.

Named Executive Officer	Target Incentive Award as a Percent of Base Salary	Minimum Incentive Award as a Percent of Base Salary	Maximum Incentive Award as a Percent of Base Salary
J.C. Bartolacci	100%	50%	200%
G.S. Babe	60%	30%	120%
B.J. Dunn	55%	27.5%	110%
S.F. Nicola	70%	35%	140%
D.A. Schawk	75%	37.5%	150%

Actual results for fiscal 2018 compared to target levels were as follows. Actual amounts reflect the following adjustments as pre-approved by the Committee: acquisition-related costs, restructuring costs, asset impairments, ERP implementation costs, and certain other non-GAAP adjustments as presented in the Company’s quarterly and annual earnings reports.

Corporate

	Actual	Target	Relative Incentive %	Allocation	Incentive Earned
Net income	$89,093	$87,700	116%	50%	58%
Economic value added	22,305	22,168	102%	50%	51%
Total					109%

Industrial Technologies / Environmental Solutions

	Actual	Target	Relative Incentive %	Allocation	Incentive Earned
Operating profit	$27,752	$27,073	133%	50%	67%
Economic value added	4,163	7,826	—%	50%	—%
Total					67%

SGK Brand Solutions

	Actual	Target	Incentive Earned
Adjusted EBITDA	$132,025	$148,070	—%

Based on actual results, the calculation of the earned incentive amounts were as follows:

Named Executive Officer	Base Salary	Target Incentive	Target Incentive Amount	Earned Incentive	Earned Incentive Amount
J.C. Bartolacci	$884,540	100%	$884,540	109%	$965,741
G.S. Babe	440,000	60%	264,000	109%	288,235
B.J. Dunn	410,000	55%	225,500	67%	193,712
S.F. Nicola	525,000	70%	367,500	109%	401,237
D.A. Schawk	651,000	75%	488,250	—%	133,268
Note: 25% of the target incentive amounts for Mr. Dunn and Mr. Schawk were based on the achievement of the Corporate results.

Incentive amounts are subject to reduction at the discretion of the Committee based on the performance of the NEO relative to pre-established, quantifiable personal goals. Each incentive compensation plan participant develops personal goals, which are subject to review and approval by the business unit President or CEO, as appropriate. The personal goals of the CEO are reviewed and approved by the Committee. The Committee may use discretion to decrease calculated awards based on the participant’s performance relative to the quantifiable individual goals. No such adjustments were made in fiscal 2018.

Long-Term Incentive Compensation

Long-term incentive compensation for fiscal 2018 was provided to key managers and executives under the Company’s 2012 Equity Incentive Plan (the “2012 Equity Plan”). In February 2018, the Company’s shareholders approved the 2017 Equity Incentive Plan (the “2017 Equity Plan”). Accordingly, future awards will be provided under the 2017 Equity Plan and no further awards will be made under the 2012 Equity Plan.

The 2012 Equity Plan and the 2017 Equity Plan are equity compensation plans designed to directly align the interests of employees with the Company’s shareholders. The plans are intended to encourage eligible employees to increase their efforts to make the Company more successful, to provide an additional inducement for such employees to remain with the Company, to reward such employees by providing an opportunity to acquire shares of the Company’s common stock on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company. The eligible employees are those employees of the Company or any subsidiary who share responsibility for the management, growth or protection of the business of the Company.

Under the 2012 Equity Plan and the 2017 Equity Plan, equity grants can be made in the form of:

•	Stock options;

•	Restricted share awards;

•	Restricted share units (including performance-based share units);

•	Stock appreciation rights; and

•	Other stock-based awards.

The Company has generally issued restricted shares with time and performance-vesting provisions. In November 2018 (fiscal 2019) the awards were in the form of restricted share units with time and performance vesting provisions.

The Committee believes that the use of stock-based compensation provides a strong link in aligning the interests of management with the Company’s shareholders by incentivizing shareholder value creation. In keeping with the Committee’s philosophy of providing performance-based incentives, the restricted shares awarded in November 2017 generally contained performance-vesting provisions for one-half of the shares granted. Further, in order to enhance the Company’s retention objectives, the remaining one-half of the shares granted contain a time-vesting feature in which such shares vest three years from the grant date subject to continued employment of the executive by the Company.

For the November 2017 (fiscal 2018) grant, the Company established two criteria for the performance-vesting shares, with each criteria further containing three separate, pro-rated performance requirements:

•	One-half (50%) of the performance-vesting shares (i.e., 25% of the overall award) vest upon the attainment of non-GAAP annual earnings per share of $3.89, $4.20 and $4.54; and

•	One-half (50%) of the performance-vesting shares (i.e., 25% of the overall award) vest upon the attainment of appreciation in the Company’s stock price to $59.91, $65.61 and $71.32.

Failure to achieve the earnings per share targets within three years of the date of grant or the stock price hurdles within five years of the date of grant will result in forfeiture of the applicable portion of the respective performance-share awards.

In response to feedback from our shareholders, for the November 2018 (fiscal 2019) grant, the Company established the following two criteria for the performance-vesting units, representing 60% of the units subject to such award, to be measured three years following the award:

•
One-half (50%) of the performance-vesting units (i.e., 30% of the overall award) are based upon the attainment of compounded annual growth in non-GAAP annual earnings per share of 6%, 3%, and 11%, respectively, to earn 100%, 50% and 200% of the award; and

•
One-half (50%) of the performance-vesting units (i.e., 30% of the overall award) are based upon the attainment of return on invested capital of 14%, 12%, and 16%, respectively, to earn 100%, 50% and 200% of the award. For this measurement, return on invested capital is determined based on consolidated adjusted EBITDA divided by average invested capital (net debt plus shareholders' equity) of the Company.

Every year, the Committee determines individual grant levels through consultation with the independent compensation advisor. The Committee is provided grant guidelines by Pay Governance, LLC, which provide recommended grant award ranges based on current market thresholds.

For the November 2017 and prior awards, the recommended ranges provide a minimum, maximum and target grant award for each position / salary level. The grant ranges were developed such that the minimum of the range aligned with the market 50th percentile, the maximum of the range aligned with the market 75th percentile and the target level in the range represented the average of the market 50th and 75th percentile opportunity. However, the grants were capped at the number of shares awarded on the date of grant and require achievement of all performance thresholds to be fully earned. Grants made to the NEOs in November 2017 were within the above range.

As noted earlier, in response to feedback from the Company’s shareholders, beginning with the November 2018 awards, the target level of grants represent the market median (50th percentile). The relative recommended grant ranges have been developed such that the minimum of the range is set at 20% below the market median and the maximum of the range is set at 20% above the market median.

Grant recommendations are developed using a valuation model consistent with accounting policies for stock-based compensation and is based on the fair market value of the Company’s common stock on the dates of grant. Grants to executive officers are generally made only once a year in the Company’s first fiscal quarter (usually at the November meeting of the Committee), except for new hires and promotions. The Company does not time the release of material non-public information around the granting of equity compensation awards.

Restricted shares may also vest under certain change-in-control circumstances. Effective with the November 2018 awards, restricted share units are subject to double-trigger change-in-control provisions which require a change in control and involuntary or good reason employment termination (see “Employment and Severance Agreements” below).

Beginning with the November 2018 awards, the minimum vesting period, in general, for all restricted share units (time and performance-based) is three years. For the November 2017 and prior awards, performance-based restricted shares cannot vest earlier than one year from the date of grant and expire on the earlier of three or five years (depending on the vesting criteria) from the date of grant, upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death.

The minimum holding periods for vested restricted share awards are governed by the Company’s stock ownership guidelines, which provides that at least 50% of the after-tax shares realized upon vesting of restricted stock must be retained until the ownership guideline is met.

Dividends are not paid on unvested restricted shares. Dividends associated with unvested restricted shares only become payable if and upon the vesting of the restricted shares. Accordingly, dividends will not be paid if the restricted shares do not become vested and are instead forfeited.

Adjustments or Recovery of Prior Compensation

The Sarbanes-Oxley Act of 2002 requires the CEO and Chief Financial Officer to reimburse the Company for any awards received following the release of financial results that subsequently require an accounting restatement due to noncompliance with a material financial reporting requirement as a result of misconduct. Additionally, our 2015 Incentive Plan has a recoupment provision under which the Committee has the discretion to adjust for the recovery of previously paid awards from any participant, where appropriate, in the event of restatement of prior financial statements. No such adjustments have been necessary under these provisions.

The 2015 Incentive Plan, the 2017 Equity Plan and the 2012 Equity Plan provide the Committee with the discretion over the three-year period following the grant of awards to cancel, suspend or require repayment to the Company of outstanding awards if the participant (i) competes with the Company or its subsidiaries, (ii) violates solicitation provisions with customers or employees, or (iii) defames or disparages the Company, its subsidiaries or certain related persons.

Stock Ownership Guidelines

The Company has established stock ownership guidelines for executive officers and business unit management in order to support a culture of ownership among the management team. The Committee believes significant ownership levels will provide additional motivation to executives to perform in accordance with the interests of the Company’s shareholders. The ownership guidelines are expressed as a multiple of base salary and are as follows:

Position	Minimum Equivalent Stock Value
Chief Executive Officer	6 times base salary
Chief Financial Officer	5 times base salary
Group Presidents	4 times base salary
Other Officers and Executive Management of the Registrant	3 times base salary
Vice Presidents	2 times base salary
Director level and other managers eligible for equity compensation and other incentive compensation plan participants	1 time base salary

For purposes of these guidelines, stock ownership includes all shares directly owned (including shares held under the Employee Stock Purchase Plan and time-vesting restricted shares), but does not include outstanding stock options or unvested performance-based restricted shares. Immediate compliance with these guidelines is not mandatory; however, individuals are expected to undertake a program to achieve compliance within five years of their hire date or promotion to their respective position. The ownership policy mandates that at least 50% of the after-tax shares realized upon an option exercise or vesting of restricted stock must be retained until the ownership guideline is met. Compliance with these ownership guidelines is one of the factors considered by the Compensation Committee in determining eligibility for participation in the Company’s equity compensation programs.

As of November 30, 2018, all NEOs exceeded the Company’s stock ownership guidelines.

Anti-Hedging Policy

The Company has a policy that prohibits directors, officers and employees from hedging the Company’s stock.

Retirement Benefits

Retirement benefits are generally provided to executives under the Company’s principal retirement plan and in some cases, a supplemental retirement plan. The purpose of both these plans is to provide post-retirement compensation and stability to executives. The Committee’s goal is to provide a benefit that is competitive with plans which would be available to executives of similar companies. The Committee believes this philosophy will allow the Company to effectively attract and retain talented executives.

Executive officers may become eligible to participate in a supplemental retirement plan. To be eligible for participation, the individual must be an executive officer of the Company as designated by the Board of Directors annually, and meet certain length of service requirements as a designated executive officer and in total with the Company.

Of the NEOs, Mr. Bartolacci, Mr. Dunn and Mr. Nicola participate in the SERP. Unlike the principal retirement plan, the SERP is an unsecured obligation of the Company and is not a tax-qualified plan. Funding for the SERP is provided through a non-revocable trust arrangement. The SERP is intended to make-up the tax-related limitation of benefits under the principal retirement plan and to provide retirement benefits at competitive market rates. In addition, the SERP serves as a retention vehicle as benefits generally do not fully vest until the completion of a minimum of 15 years of service.

In 2009, the Committee closed the SERP to new participants, including Mr. Babe and Mr. Schawk, and created the ORRP for any new designated executive going forward, which limits the benefit available to the restoration of amounts lost to tax-related limitations under the Company's other retirement and 401(k) plans.

Other Compensation

The Company generally provides all domestic employees with the following:

•	401(k) plan;

•	Employee stock purchase plan;

•	Health and dental coverage;

•	Company-paid term life insurance;

•	Disability insurance;

•	Educational assistance; and

•	Paid time off (vacations and holidays).

These benefits are designed to be competitive with overall market practices. Educational assistance for dependent children is also provided to any employee of the Company whose child meets the scholastic eligibility criteria and is attending an eligible college or university. Educational assistance is limited to $1,200 for each semester and $2,400 annually.

The Company provides executives with other benefits, reflected in the “All Other Compensation” column in the Summary Compensation Table, which the Committee considers reasonable, competitive and consistent with the Company’s compensation philosophy. These benefits include supplemental life insurance coverage, costs associated with personal use of a vehicle and, in certain circumstances, club dues and financial counseling and tax preparation services.

Employment and Severance Agreements

Except for Mr. Schawk, none of the NEOs have employment or severance agreements. Mr. Schawk signed an employment agreement with the Company upon the acquisition of Schawk, Inc., on July 29, 2014. Under his employment agreement, which has an initial term of three years with successive annual one (1) year renewal provisions thereafter, his base salary was set at an initial annual rate of $595,000 and he is entitled to an annual incentive bonus at a target rate of 75% of base salary based on the performance of his business unit. The employment agreement also specifies other compensation generally consistent with the Company’s employee benefit plans.

The Company’s executive management, including the NEOs, are subject to change-in-control agreements. These agreements provide certain benefits upon a change in control of the Company provided that, upon a change-in-control, the executive’s employment is terminated involuntarily or for good reason (“double-trigger”). Upon such double-trigger, the executive (including the CEO) is generally entitled to two times their base salary and target bonus, and accelerated vesting of awards under the long-term incentive plan.

Tax Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended, (“Section 162(m)”) disallows federal income tax deductions for compensation paid to the Chief Executive Officer, Chief Financial Officer and any of the other three highest compensated executives in excess of $1 million in any taxable year, subject to certain exceptions. One exception involved compensation paid pursuant to shareholder-approved compensation plans that are performance-based. Certain of the provisions in the 2015 Incentive Plan were intended to cause awards earned under such plan to be eligible for this exception (so that compensation related to such awards should be deductible under the Internal Revenue Code). In addition, certain of the provisions in the 2017 Equity Plan and the 2012 Equity Plan were intended to cause grants of performance-based stock compensation under such plan to be eligible for this exception (so that compensation related to the vesting or exercise of such shares should be deductible under the Internal Revenue Code). Payments of cash compensation to executives (except annual incentive compensation awards earned under the 2015 Incentive Plan) and time-based grants of restricted shares under the equity plans were not eligible for this performance-based exception. Section 162(m) was amended on December 22, 2017 by the “Tax Cuts and Jobs Act”. Under the Tax Cuts and Jobs Act, the exception under Section 162(m) for performance-based compensation would no longer be available. The amendment to Section 162(m) applies to remuneration paid by the Company in taxable years beginning after December 31, 2017, except for remuneration which is provided pursuant to a written binding contract that was in effect on November 2, 2017 and which was not modified in any material respect on or after such date.

Annual Compensation of the Named Executive Officers

The table below summarizes the compensation for fiscal 2018, 2017 and 2016 earned by the Company’s Chief Executive Officer, Chief Financial Officer, and each of the three other most highly paid executive officers who were serving as executive officers at September 30, 2018. These individuals are sometimes referred to in this Proxy Statement as the “named executive officers”, or the “NEOs”.

Summary Compensation Table

Name and Principal Position	Year (1)	Salary	Bonus	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Plan Compensation (4)	All Other Compensation (5)	Total
Joseph C. Bartolacci Director, President and Chief Executive Officer	2018	$874,285	$—	$3,478,922	$—	$965,741	$1,129,826	$116,064	$6,564,838
	2017	836,637	—	4,262,545	—	1,189,008	633,643	114,175	7,036,008
	2016	800,267	—	3,682,263	—	1,243,755	1,836,921	127,315	7,690,521
Gregory S. Babe Director and Chief Technology Officer	2018	430,846	—	572,089	—	288,235	—	50,464	1,341,634
	2017	401,692	—	522,308	—	285,154	—	31,350	1,240,504
Brian J. Dunn Executive Vice President, Strategy and Corporate Development	2018	405,154	—	402,009	—	193,712	280,002	51,584	1,332,461
	2017	388,231	—	108,064	—	268,026	117,677	29,949	911,947
	2016	374,365	—	77,794	—	145,105	583,959	37,667	1,218,890
Steven F. Nicola Chief Financial Officer and Secretary	2018	518,808	—	958,636	—	401,237	565,386	53,407	2,497,474
	2017	496,077	—	1,116,659	—	493,612	338,156	48,525	2,493,029
	2016	475,692	—	898,233	—	515,928	1,059,040	50,896	2,999,789
David A. Schawk Group President, SGK Brand Solutions	2018	646,623	—	572,090	—	133,268	—	65,194	1,417,175
	2017	627,605	—	—	—	273,986	—	33,730	935,321
	2016	608,731	—	—	—	398,506	—	29,035	1,036,272

(1)	For the fiscal years ended September 30, 2018, 2017 and 2016.

(2)
Amounts in this column reflect the grant date fair value of awards of restricted shares of the Company’s Common Stock granted during fiscal 2018, 2017 and 2016 computed in accordance with Financial Accounting Standards Board ASC Topic 718; however, the estimate of forfeiture related to service-based vesting conditions is disregarded for purposes of this valuation. For details of individual grants of restricted shares during fiscal 2018, see the Grants of Plan-Based Awards table below. There were no restricted shares forfeited by the named executive officers during fiscal 2018, 2017 or 2016. The assumptions on which this valuation is based are set forth in Note 10 to the audited financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 20, 2018.

(3)
The amounts shown in this column reflect amounts earned and paid under the 2015 Incentive Plan in fiscal 2018, 2017 and 2016. For a full explanation of the operation of the Incentive Compensation Plan, refer to the narrative disclosure above and the Annual Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 39 of this Proxy Statement.

(4)
The amount shown in this column for each of the named executive officers is the increase, if any, in the actuarial present value of the accumulated benefits under all defined benefit plans for the years ended September 30, 2018, 2017 and 2016. For additional information regarding defined benefit pension plans, see the Pension Benefits table below.

(5)
Amounts represent one or more of the following: premiums for officer’s life insurance, incremental premiums for long-term disability insurance, club dues, dividends on restricted shares, the value for personal use of Company leased vehicles or vehicle allowance, matching contributions to the Company’s 401(k) Plan and educational assistance. The fiscal 2018, 2017 and 2016 amounts for Mr. Bartolacci include dividends on restricted shares of $74,121, $78,603 and $87,124, respectively, the value of a leased vehicle of $15,707, $10,480 and $10,071, respectively, and club membership dues of $15,430, $14,289 and $18,681, respectively. The fiscal 2018 and 2017 amounts for Mr. Babe includes dividends on restricted shares of $7,347 and $2,063, respectively, vehicle allowances of $12,900 and $11,325, respectively, and club membership dues of $8,048 and $7,253, respectively. The fiscal 2018, 2017 and 2016 amounts for Mr. Dunn include dividends on restricted shares of $30,788, $10,695 and $17,869, respectively, and vehicle allowances of $12,900, $11,675 and $10,800, respectively. The fiscal 2018, 2017 and 2016 amounts for Mr. Nicola include dividends on restricted shares of $24,259, $24,105 and $28,256, respectively, the value of a leased vehicle of $13,224, $8,479 and $7,835, respectively, and club membership dues of $7,966, $7,711 and $6,912, respectively. The fiscal 2018 and 2016 amounts for Mr. Schawk include dividends on restricted shares of $33,123 and $3,654, respectively and for fiscal years 2018, 2017 and 2016 included amounts for the value of a leased vehicle of $12,900, $11,675 and $10,800, respectively, and club membership dues of $9,871, $11,800 and $8,226, respectively.

The following table provides information on grants of plan-based awards held by the named executive officers during fiscal 2018.
Grants of Plan-Based Awards Table

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($) (2)	Maximum ($)	Threshold (#)	Target (# ) (3)	Maximum (#)
J.C. Bartolacci	11/15/17					5,625			$286,988	(5)
	11/15/17					5,625			249,694	(5)
	11/15/17					5,625			214,538	(5)
	11/15/17					5,625			320,906	(6)
	11/15/17					5,625			320,906	(6)
	11/15/17					5,625			160,453	(6)
	11/15/17							33,750	1,925,437	(7)
	11/15/17	$442,270	$884,540	$1,769,080
G.S. Babe	11/15/17					925			47,194	(5)
	11/15/17					925			41,061	(5)
	11/15/17					925			35,279	(5)
	11/15/17					925			52,771	(6)
	11/15/17					925			52,771	(6)
	11/15/17					925			26,386	(6)
	11/15/17							5,550	316,627	(7)
	11/15/17	132,000	264,000	528,000
B.J. Dunn	11/15/17					650			33,163	(5)
	11/15/17					650			28,853	(5)
	11/15/17					650			24,791	(5)
	11/15/17					650			37,083	(6)
	11/15/17					650			37,083	(6)
	11/15/17					650			18,541	(6)
	11/15/17							3,900	222,495	(7)
	11/15/17	112,750	225,500	451,000
S.F. Nicola	11/15/17					1,550			79,081	(5)
	11/15/17					1,550			68,805	(5)
	11/15/17					1,550			59,117	(5)
	11/15/17					1,550			88,427	(6)
	11/15/17					1,550			88,427	(6)
	11/15/17					1,550			44,214	(6)
	11/15/17							9,300	530,565	(7)
	11/15/17	183,750	367,500	735,000
D.A. Schawk	11/15/17					925			47,194	(5)
	11/15/17					925			41,061	(5)
	11/15/17					925			35,280	(5)
	11/15/17					925			52,771	(6)
	11/15/17					925			52,771	(6)
	11/15/17					925			26,386	(6)
	11/15/17							5,550	316,627	(7)
	11/15/17	244,125	488,250	976,500

(1)	All grants were effective as of the date on which the Compensation Committee of the Board of Directors met to approve them.

(2)
Amounts represent target payouts under the Company’s 2015 Incentive Plan. The target represents the named executive officer’s annual salary multiplied by his respective target incentive award percentage. The target incentive award percentages, expressed as a percentage of annual base salary are 100% for Mr. Bartolacci, 60% for Mr. Babe, 55% for Mr. Dunn, 70% for Mr. Nicola, and 75% for Mr. Schawk. For a full explanation refer to the Annual Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 39 of this Proxy Statement.

(3)
Amounts represent the number of shares of restricted stock granted pursuant to the 2012 Equity Plan that vest upon certain performance criteria. Performance-based restricted shares granted in November 2017 were granted such that for 50% of such shares vesting occurs in one-third increments upon the attainment of annual adjusted earnings per share of $3.89, $4.20 and $4.54, respectively; and for 50% of such shares vesting occurs upon the attainment of 5%, 15% and 25% appreciation, respectively, in the market value of the Company’s Common Stock, but in no event prior to the expiration of one year from the date of the grant. Restricted shares may also vest under certain change in control circumstances. The restricted shares are forfeited if the adjusted earnings per share and stock price appreciation performance vesting criteria have not been met on the earlier of three and five years from the date of grant, respectively, upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death. For a full explanation of the operation of the 2012 Equity Plan, refer to the Long-Term Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 42 of this Proxy Statement.

(4)
Amounts represent the number of shares of restricted stock granted pursuant to the 2012 Equity Plan that fully vest on the third anniversary of the grant date. Restricted shares may also vest under certain change in control circumstances. The restricted shares are forfeited upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death. For a full explanation of the operation of the 2012 Equity Plan, refer to the Long-Term Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 42 of this Proxy Statement.

(5)
Grant date fair values are developed using a Binomial pricing model based on the fair market value of the Company’s common stock on the dates of grant. The assumptions on which this valuation is based are set forth in Note 10 to the audited financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 20, 2018.

(6)	Values are calculated based on the grant date fair value of the Company’s common stock and the expected probability that the shares will ultimately vest.

(7)	Values are calculated based on the grant date fair value of the Company’s common stock.

The following table sets forth information concerning the fiscal 2018 year-end value of unearned restricted shares for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year-End Table

	Stock Awards
	No. of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
J.C. Bartolacci	35,500	(1)	$1,780,325	5,916	(5)	$296,687
	35,500	(2)	1,780,325	23,666	(6)	1,186,850
	33,750	(3)	1,692,563	33,750	(7)	1,692,563
G.S. Babe	3,660	(1)	183,549	610	(5)	30,592
	4,350	(2)	218,153	2,900	(6)	145,435
	5,550	(3)	278,333	5,550	(7)	278,333
B.J. Dunn	750	(1)	37,613	125	(5)	6,269
	900	(2)	45,135	600	(6)	30,090
	3,900	(3)	195,585	3,900	(7)	195,585
	—		—	4,303	(8)	215,795
S.F. Nicola	8,660	(1)	434,299	1,444	(5)	72,417
	9,300	(2)	466,395	6,200	(6)	310,930
	9,300	(3)	466,395	9,300	(7)	466,395
D.A. Schawk	5,550	(3)	278,333	5,550	(7)	278,333
	—		—	4,685	(8)	234,953

(1)	Represents restricted shares that were fully vested on November 11, 2018.

(2)	Represents restricted shares that will be earned and fully vested on November 16, 2019.

(3)	Represents restricted shares that will be earned and fully vested on November 15, 2020.

(4)
Represents the value of all unvested restricted shares as of September 30, 2018. The value is computed by multiplying all unvested restricted shares by the $50.15, the closing price of the Company’s common stock on September 30, 2018.

(5)	Represents restricted shares that will be earned and vested upon the adjusted earnings per share of the Company reaching $3.79. These shares vested on November 15, 2018.

(6)
Represents restricted shares that will be earned and vested as follows: one-fourth upon the stock price of the Company’s common stock reaching 115% of the grant date fair value of the Company’s common stock for ten consecutive trading days, one-fourth upon the price of the Company’s common stock reaching 125% of the grant date fair value of the Company’s common stock for ten consecutive trading days, one-fourth upon the adjusted earnings per share of the Company reaching $3.94, and one-fourth upon the adjusted earnings per share of the Company reaching $4.26. One-fourth of these shares vested on November 15, 2018.

(7)
Represents restricted shares that will be earned and vested as follows: one-sixth upon the stock price of the Company’s common stock reaching 105% of the grant date fair value of the Company’s common stock ($57.05) for ten consecutive trading days, one-sixth upon the stock price of the Company’s common stock reaching 115% of the grant date fair value of the Company’s common stock for ten consecutive trading days, one-sixth upon the price of the Company’s common stock reaching 125% of the grant date fair value of the Company’s common stock for ten consecutive trading days, one-sixth upon the adjusted earnings per share of the Company reaching $3.89, one-sixth upon the adjusted earnings per share of the Company reaching $4.20, and one-sixth upon the adjusted earnings per share of the Company reaching $4.54. One-third of these shares vested on November 15, 2018.

(8)	Represents restricted shares that will be earned and vested upon a portion of the Company’s annual adjusted EBITDA reaching $170 million. These shares canceled on November 15, 2018.

The following table provides information on the vesting of restricted shares for each of the named executive officers during fiscal 2018.

Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
J.C. Bartolacci	50,251	$2,635,439
G.S. Babe	5,060	267,895
B.J. Dunn	425	27,408
S.F. Nicola	15,823	811,695

Retirement Benefits

The Company's domestic retirement plan is noncontributory and provides benefits based upon length of service and final average earnings. Generally, employees age 21 with one year of continuous service are eligible to participate in the retirement plan. The benefit formula is 3/4 of 1% of the first $550 of final average monthly earnings plus 1‑1/4% of the excess times years of credited service (maximum 35 years). The plan is a defined benefit plan and covered compensation is limited generally to base salary or wages. Benefits are not subject to any deduction or offset for Social Security.

In addition to benefits provided by the Company's retirement plan, the Company has a Supplemental Retirement Plan (“SERP”), which provides for supplemental pension benefits to certain executive officers of the Company designated by the Board of Directors. Upon normal retirement under this plan, such individuals who meet stipulated age and service requirements are entitled to receive monthly supplemental retirement payments which, when added to their pension under the Company's retirement plan and their maximum anticipated Social Security primary insurance amount, equal, in total, 1.85% of final average monthly earnings (including incentive compensation) times the individual's years of continuous service (subject to a maximum of 35 years). Upon early retirement under the SERP, reduced benefits will be provided, depending upon age and years of service. Benefits under the SERP vest based upon the attainment of certain levels of qualified and total continuous service. The Company has established a non-revocable trust to fund the SERP, and a provision has been made on the Company's books for the actuarially computed obligation.

In 2009, the Committee closed the SERP to new participants and created a separate plan, Officers Retirement Restoration Plan ("ORRP"), for any new designated executive going forward, limiting its benefit to restoring amounts lost to tax-related limitations under the Company’s regular retirement and 401(k) plans.

The table below sets forth the number of years of credited service and the present value at September 30, 2018 of the accumulated benefits under the each of the retirement plans for each of the named executive officers.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
J.C. Bartolacci	Matthews International Corporation Employees Retirement Plan	20	$662,146	$—
	Matthews International Corporation SERP	21	6,615,860	—
B.J. Dunn	Matthews International Corporation Employees Retirement Plan	18	717,153	—
	Matthews International Corporation SERP	19	1,412,560	—
S.F. Nicola	Matthews International Corporation Employees Retirement Plan	24	802,131	—
	Matthews International Corporation SERP	25	3,374,820	—

(1)
As of September 30, 2018. Years of credited service for the Matthews International Corporation Employees Retirement Plan begin on the first of the month following the completion of one year of service. Years of credited service for the Company’s SERP and ORRP begin on the initial date of service.

(2)
The assumptions on which this valuation is based are set forth in Note 12 to the audited financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 20, 2018.

The Company provides a 401(k) Plan covering substantially all domestic employees of the Company. Participants may make pre-tax contributions to their account of 1% up to 75% of their annual compensation. For employees covered under the Matthews International Corporation Employees Retirement Plan, which includes the named executive officers, the Company makes matching contributions to each participant at a rate of 50% of participants’ deferrals up to 1% of their annual compensation. Participants are fully vested immediately in the value of their contributions and fully vested in the value of Company matching contributions after three years of service, provided they are a participant of the plan.

CEO Pay Ratio

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires most companies with publicly traded stock in the United States to identify the median total compensation of their worldwide employee population (other than the chief executive officer) and to compare that amount with the total compensation of their chief executive officer. Total compensation amounts are required to be calculated using the SEC’s compensation disclosure rules applicable to reporting compensation in the Summary Compensation Table of the proxy statement. Median employee compensation used to calculate the pay ratio is required to be the total compensation paid to an actual employee of the company.

To identify our median employee, we reviewed the annual base salary of all our employees other than the CEO as of September 30, 2018.  As permitted by SEC rules, we excluded from our review employees based in Brazil, China, Costa Rica, and Hong Kong because those individuals, in the aggregate, make up less than 5% of our total employee base, representing approximately 490 employees.  Contingent workers who provide services to Matthews International but whose compensation is determined by an unaffiliated third party were also excluded from our determination of the median employee.  We used an annual base salary as our consistently applied compensation measure as it represents the primary compensation component paid to all of our employees. As a result, annual base salary provides an accurate depiction of total earnings for the purpose of identifying our median employee. We then calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table. We did not use any material estimates, assumptions, adjustments or statistical sampling to determine the worldwide median employee.

Our median employee’s 2018 compensation was $49,329. Our Chief Executive Officer’s total 2018 compensation was $6,564,838 as reported in the Summary Compensation Table on page 48. Accordingly, our 2018 CEO to Median Employee Pay Ratio was 133:1.

Potential Payments upon Termination or Change in Control

The following discussion describes and quantifies the payments that would be made to each of the NEOs under a variety of circumstances, assuming that each had taken place on September 30, 2018: (1) the executive resigns voluntarily without the consent of the Company; (2) the executive resigns voluntarily with the consent of the Company; (3) the executive is involuntarily terminated without cause; (4) the executive is involuntarily terminated with cause; (5) the executive dies or becomes permanently disabled while employed; (6) the executive retires; or (7) a change in control of the Company takes place.

The Company’s executive management, including the NEOs, are subject to change-in-control agreements. These agreements provide certain benefits upon a change-in-control of the Company provided that, upon a change-in-control, the executive’s employment is terminated involuntarily or for good reason (“double-trigger”). Upon such double-trigger, the executive (including the CEO) is generally entitled to two times their base salary and target bonus, and accelerated vesting of awards under the long-term incentive plan.

Restricted Stock. Under the terms of the existing restricted stock grants, in the event of voluntary termination of employment without the Company’s consent or any involuntary terminations, any unvested restricted shares are forfeited at the time of termination. In the event of death or termination due to permanent disability, retirement or voluntary termination with the Company’s consent, unvested performance-based restricted shares continue to performance vest for a period of two years following termination. In the event of death or termination due to permanent disability, retirement or voluntary termination with the Company’s consent, unvested time-based restricted shares become immediately vested. In the event of a change in control of the Company, all unvested restricted shares immediately vest.

Supplemental Retirement Plan. Upon a change in control of the Company participants accrue five additional years of credited service under the SERP.

The following table provides information on the potential incremental value of executive benefits upon termination of employment prior to and after a change in control, assuming termination would have occurred as of September 30, 2018.

Named Executive	Executive Benefit and Payment upon Separation	Voluntary Termination Without Consent	Voluntary Termination With Consent (1) (2)	Involuntary Termination Without Cause	Involuntary Termination With Cause	Death or Disability (1) (2)	Retirement (1) (2)	Change in Control (3) (4)
J.C. Bartolacci	Performance-based Restricted Shares	—	—	—	—	—	—	3,176,100
	Time-based Restricted Shares	—	5,253,213	—	—	5,253,213	5,253,213	5,253,213
	SERP	—	—	—	—	—	—	12,777,981
	Total	—	5,253,213	—	—	5,253,213	5,253,213	21,207,294
G.S. Babe	Performance-based Restricted Shares	—	—	—	—	—	—	454,359
	Time-based Restricted Shares	—	680,034	—	—	680,034	680,034	680,034
	Total	—	680,034	—	—	680,034	680,034	1,134,393
B.J. Dunn	Performance-based Restricted Shares	—	—	—	—	—	—	447,739
	Time-based Restricted Shares	—	278,333	—	—	278,333	278,333	278,333
	SERP	—	—	—	—	—	—	3,319,996
	Total	—	278,333	—	—	278,333	278,333	4,046,068
S.F. Nicola	Performance-based Restricted Shares	—	—	—	—	—	—	849,742
	Time-based Restricted Shares	—	1,367,089	—	—	1,367,089	1,367,089	1,367,089
	SERP	—	—	—	—	—	—	6,837,098
	Total	—	1,367,089	—	—	1,367,089	1,367,089	9,053,929
D.A. Schawk	Performance-based Restricted Shares	—	—	—	—	—	—	513,285
	Time-based Restricted Shares	—	278,333	—	—	278,333	278,333	278,333
	Total	—	278,333	—	—	278,333	278,333	791,618

(1)
The performance-based restricted share value represents the value of unvested restricted shares as of September 30, 2018 that had not met performance vesting criteria as of that date, but for which the performance vesting threshold was less than $50.15, the closing price of the Company’s common stock on the last trading day of fiscal 2018 (the “assumed performance vested shares”). The value of the restricted shares is computed by multiplying the number of assumed performance vested shares by $50.15. As of September 30, 2018 there were no assumed performance vested shares.

(2)
The time-based restricted share value represents the value of unvested restricted shares as of September 30, 2018 that would vest upon termination as of September 30, 2018 (the “assumed time vested shares”). The value of the restricted shares is computed by multiplying the number of assumed time vested shares by $50.15, the closing price of the Company’s common stock on the last trading day of fiscal 2018.

(3)
The performance-based and time-based restricted share value represents the value of all unvested restricted shares as of September 30, 2018. The value is computed by multiplying all unvested restricted shares by $50.15, the closing price of the Company’s common stock on the last trading day of fiscal 2018.

(4)	The incremental value of the SERP represents the increase in the accumulated benefit obligation resulting from an additional five years of vested service for eligible participants.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee of Matthews International Corporation is composed of three directors who the Board has determined to be independent under the U.S. Securities and Exchange Commission (“SEC”) regulations related to audit committee independence, the Nasdaq listing requirements and the Company’s Corporate Governance Guidelines. The Audit Committee operates under a written charter adopted by the Company’s Board of Directors.

Management of the Company has the primary responsibility for preparing the financial statements, establishing the system of internal controls, and assessing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is responsible for reviewing the Company’s financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management, internal audit and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has discussed the consolidated financial statements with management, internal audit and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Auditing Standard No. 1301, "Communications with Audit Committees", and such other matters as are required to be discussed under the standards of the Public Company Accounting Oversight Board (“PCAOB”).

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

The Committee discussed with the Company's independent registered public accounting firm and internal auditors the overall scope and plan for their respective audits. The Audit Committee meets with the independent registered public accounting firm and internal auditors to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the Audit Committee’s discussions referred to above and the Audit Committee’s review of the report of the independent registered public accounting firm on the consolidated financial statements of the Company for the year ended September 30, 2018, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2018 for filing with the SEC.

Audit Committee:

A. Garcia-Tunon, Chairman
T.L. Dunlap
M.K. O’Brien

December 5, 2018

Relationship with Independent Registered Public Accounting Firm

Ernst & Young LLP (“EY”) has been the independent registered public accounting firm performing the audits of the consolidated financial statements of the Company since December 28, 2015. In addition to performing the audit of the Company's consolidated financial statements, EY provided fees for services related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act and various other services during fiscal 2018 and 2017, respectively. The aggregate fees (including out-of-pocket expenses) billed for fiscal 2018 and 2017 for each of the following categories of services are set forth below.

	2018	2017
Audit fees (includes audits and reviews of the Company’s fiscal 2018 and 2017 financial statements)	$1,448,694	$1,396,324
Audit-related fees (primarily due diligence and regulatory compliance work)	273,540	358,477
Tax fees (primarily tax compliance and advisory work)	336,414	570,550
All other fees	-	-
Fiscal 2018 and 2017 tax fees include tax compliance and planning fees. All services provided by EY for significant audit, audit-related, tax and other services are approved in advance by the Audit Committee. Fees for the annual audit, including quarterly reviews, are approved by the Audit Committee upon appointment of the Company’s independent registered public accounting firm. Other services are approved in advance on a specific project basis during the year. Examples of such projects include acquisition due diligence and tax assistance engagements. Where approval in advance by the Audit Committee is not practical due to time constraints, management provides a written description of the engagement to the Chairman of the Audit Committee and obtains the Chairman’s approval prior to proceeding with the engagement. Ratification of such services by the full Audit Committee is obtained at the next scheduled Audit Committee meeting. The Company’s independent registered public accounting firm provides a summary of audit and other services and related fees to the Audit Committee at each of its regularly scheduled Committee meetings. The summary includes total estimated fees for each individual project. The Audit Committee also considered whether the provision of non-audit services by EY is compatible with maintaining the independence of EY.
EY’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended September 30, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.
During the fiscal years ended September 30, 2018 and 2017, the Company had not consulted with EY regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
During the two most recent fiscal years ended September 30, 2018 and 2017, there were no disagreements between Matthews and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements for such years.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Transactions with related persons are subject to review and approval by the Nominating and Corporate Governance Committee of the Board of Directors. Written policies and procedures relative to the identification of related party transactions are contained in the Company’s Code of Conduct and the Committee reviews and evaluates each such transaction based on the specific facts and circumstances involved.

During fiscal 2018, Matthews, through a subsidiary, leased an approximately 55,000 square foot facility located in Des Plaines, Illinois from Graphics IV, Ltd., a limited partnership (“Graphics IV”). David A. Schawk, a director and executive officer of the Company, is a partner with a 20% interest in Graphics IV. The Graphics IV lease was in place at the time of the Schawk acquisition on July 29, 2014 and had an annual base rent amount of $520,134.50. The base rent was established based upon a market-rent appraisal performed by a third-party appraisal firm. The Graphics IV lease was terminated during fiscal 2018 on September 1, 2018. The total amount paid during fiscal 2018 under the Graphics IV lease was approximately $464,580.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The Company’s directors and executive officers are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of the company’s common stock with the SEC. Based solely upon a review of Forms 3 and 4 and amendments thereto, if any, furnished to the Company during its most recent year and filed with the SEC, and representations from reporting persons that no Forms 5 were required; we believe that all of our directors and executive officers complied during fiscal 2018 with the reporting requirements of Section 16(a) of the Exchange Act, with the exception of Edward M. Brady, Jr., Chief Information Officer, and Gary R. Kohl, President SGK Brand Solutions, each of whom filed a Form 3 on April 25, 2018 reporting his appointment as an executive officer.

SHAREHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our annual report and proxy materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

A number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials. A single set of annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Shareholders may revoke their consent at any time by contacting the Company at Matthews International Corporation, Two NorthShore Center, Pittsburgh, Pennsylvania 15212-5851, Attention: Investor Relations, telephone (412) 442-8200.

Upon written or oral request, the Company will promptly deliver a separate copy of the annual report and other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report and other proxy materials, you may write or call the Company’s Investor Relations Department at Matthews International Corporation, Two NorthShore Center, Pittsburgh, Pennsylvania 15212-5851, Attention: Investor Relations, telephone (412) 442-8200. The annual report and proxy materials are also available on the Company's website at www.matw.com/investor/financial-reports.

Shareholders who share the same address and currently receive multiple copies of our annual report and other proxy materials, who wish to receive only one set in the future, can contact their bank, broker or other holder of record to request information about householding.

SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Shareholders may make proposals for inclusion in the proxy statement and proxy form for the 2020 Annual Meeting of the Shareholders. To be considered for inclusion, any such proposal should be written and mailed to the Secretary of the Company at the corporate office for receipt by September 24, 2019 (120 days prior to the anniversary date of the Company's fiscal 2018 Proxy Statement).
Section 2.09 of the By-laws of the Company requires that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in such Section 2.09, so that it is received by the Company neither later nor earlier than the notice deadline determined under such Section 2.09. This period will generally be 75 to 120 days prior to the anniversary of the Company's Annual Meeting for the previous year, or October 24, 2019 to December 8, 2019 for the Company's Annual Meeting in 2020. Any shareholder proposal received by the Secretary of the Company before October 24, 2019 and after December 8, 2019 will be considered untimely under Rule 14a-8(c) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

OTHER MATTERS

The cost of soliciting proxies in the accompanying form will be paid by the Company. Shareholder votes at the Annual Meeting will be tabulated by the Company's transfer agent, Computershare Trust Company, N.A. A copy of the Company's Annual Report for 2018 has previously been mailed to each shareholder of record, or will be mailed with this Proxy Statement.

                By Order of The Board of Directors

/s/ Steven F. Nicola

                Steven F. Nicola
                 Chief Financial Officer and Secretary

Exhibit A

MATTHEWS INTERNATIONAL CORPORATION
2019 DIRECTOR FEE PLAN
SECTION 1
Purposes; Reservation of Shares
(a)Purposes. The purposes of the 2019 Director Fee Plan, as amended (the "Plan") are:

(1)
to provide each Director of Matthews International Corporation (the "Corporation"), who is not also an employee of the Corporation or any of its Subsidiaries ("Director"), with the payment of (i) an annual retainer fee, (ii) in the case of a Director who serves as Chairman of the Board (the "NE Chairperson") or serves as the lead director of the Board (the "Lead Director"), an additional annual retainer fee, (iii) an annual retainer fee for each Committee chairperson and to any Lead Director, in each case, for future services to be performed by such Director (collectively, "Director Fees") as a member of the Board of Directors of the Corporation (the "Board");

(2)
to provide payment to each Director (except the NE Chairperson shall only be entitled to Meeting Fees for attending Board meetings and the Annual Meeting) for the following (collectively, the “Meeting Fees”): (i) fees if any, paid for attendance at meetings of the Board or committees of the Board; and (ii) fees, if any, paid to a Director for attendance at the Annual Meeting;

(3)
to increase the identification of interests between the Directors and the shareholders of the Corporation by permitting (i) the Nominating and Corporate Governance Committee of the Board or a Stock Compensation Subcommittee of the Committee (the "Subcommittee") to award restricted stock awards (“RSA”), restricted stock units (“RSU”), nonstatutory stock options and/or stock appreciation rights to each Director on the fifteenth (15th) business day after the Annual Meeting, and

(4)
to allow Directors to elect to (i) receive payment of certain fees in shares of Class A Common Stock, par value $1.00 per share of the Corporation (the “Common Stock”), (ii) defer receipt of certain fees and awards into a deferred stock account as deferred stock units (“DSU”), and (iii) reinvest dividends payable on Common Stock for awards or stock issued under this Plan instead of receiving cash.

For purposes of the Plan, the term "Subsidiary" means any corporation, partnership, limited liability company, joint venture, trust or estate in an unbroken chain beginning with the Corporation, if each of the entities other than the last entity in the unbroken chain owns equity possessing fifty percent (50%) or more of the total combined voting power of all classes of equity in one of the other entities in the chain. As used hereinafter, the term "Committee" shall mean either the Nominating and Corporate Governance Committee or the Subcommittee, if the Subcommittee is authorized by the Board to act under this Plan; provided, however, that the members of the Committee must be composed solely of two or more "non-employee directors" in accordance with Rule 16b-3(d) under the 1934 Act. The term "Annual Meeting" shall refer to the annual shareholders’ meeting of the Corporation. The term "business day" means a day other than a Saturday, Sunday or other day on which commercial banks in the City of Pittsburgh, Pennsylvania are authorized or required to close.
(b)    Reservation of Shares. Except as otherwise provided in this Section 1(b), the aggregate number of shares of Common Stock which may be issued under the Plan or credited (in DSUs) to deferred stock compensation accounts for subsequent issuance under the Plan from the date of its first adoption is limited to one hundred fifty thousand (150,000) shares, subject to adjustment and substitution as set forth in Section 14 hereof. Shares of Common Stock issued under the Plan may be authorized but unissued shares or shares previously issued and thereafter acquired by the Corporation or partly each, as shall be determined from time to time by the Board (or a committee thereof). If any stock option, RSU or stock appreciation right granted under the Plan is cancelled by mutual consent, forfeited, or terminates or expires for any reason without having been exercised in full, or if any RSAs under the Plan are forfeited, the number of shares subject thereto, in the case of stock options, RSUs or stock appreciation rights, or the number of shares forfeited, in the case of RSAs, shall again be available for all purposes of the Plan. All shares of Common Stock covered by a stock appreciation right or RSU, to the extent it is exercised or vests, as applicable, and shares of Common Stock are actually issued upon exercise or vesting of the right, shall be counted, regardless of the number of shares used to settle the stock appreciation right upon exercise.
(c)    Individual Limits. During any calendar year:
(i) the maximum aggregate Fair Market Value of Equity Awards (as determined on the date of issuance of each such Equity Award) issued under this Plan to a Director in a calendar year shall not exceed $400,000 during such calendar year; and
(ii) the maximum aggregate (x) Director Fees or Meeting Fees payable under this Plan to a Director in a calendar year and (y) Fair Market Value of Equity Awards issued under this Plan (as determined pursuant to clause (i) above) shall not exceed $600,000 during such calendar year.
SECTION 2
Eligibility
Any Director of the Corporation who is separately compensated in the form of Director Fees or Meeting Fees for services on the Board shall be eligible to participate in the Plan.
SECTION 3
Payment of Director Fees
(a)Director Fee Payment. Subject to the provisions of Section 3(b) hereof, on the fifteenth (15th) business day following the Annual Meeting (or the election or re-election to a committee chair or lead director position if such election is not made at the time of the Annual Meeting) (each such date of payment referred to as a "Regular Payment Date"), each Director as of that date shall receive payment of Director Fees by:

(1)	the payment to the Director of such amounts determined by the Board or by any committee of the Board which the Board authorizes to determine such amounts (collectively, the "Director Fee Amount"); or

(2)
the issuance to the Director of a number of whole shares of Common Stock equal to the Director Fee Amount divided by the Fair Market Value of one share of the Common Stock, as defined in Section 17 hereof, on such Payment Date (rounded upward to the next whole share).

Subject to the provisions of Section 3(b) hereof, each Director who first becomes a Director after a Regular Payment Date and before the next Annual Meeting shall, on the fifteenth (15th) business day following his or her election as a Director (the "Interim Payment Date", and collectively with any Regular Payment Date, a “Payment Date”), receive payment of a pro-rata portion of the Director Fee Amount (in cash or in shares of Common Stock, as the case may be), equal to the applicable Director Fee Amount multiplied by a fraction, the numerator of which shall be the number of Board meetings scheduled between the date of such Director's election and the date of the next Annual Meeting (excluding any Board meeting on the date of such Annual Meeting), and the denominator of which shall be the total number of Board meetings (actual and scheduled) between the date of the last Annual Meeting (including any Board meeting on the date of such

Annual Meeting) and the date of the next Annual Meeting (excluding any Board meeting on the date of such Annual Meeting).
(b)Stock Election. The Committee shall determine by November 30 of each year whether Director Fees in the following calendar year will be paid in cash or in shares of Common Stock, with the default election being the payment of Directors Fees in shares of Common Stock. Notwithstanding the foregoing, if the Director Fees are to be paid in cash, a Director may elect to receive payment of the Director Fees in shares (a "Stock Election"). A Stock Election shall be made by filing a notice of election with the Secretary of the Corporation in the form prescribed by the Corporation (each, a "Notice of Election"). Once made, a Stock Election shall be effective on January 1 of the year following the date on which the Notice of Election is filed; provided, however, that Stock Elections shall be effective on the date on which the Notice of Election is filed with respect to Director Fees payable after the time of a person's initial election to the office of Director, or any subsequent re-election if immediately prior thereto such person was not serving as a Director, provided the Director files such Notice of Election within ten (10) business days subsequent to being elected or re-elected as a Director. A Stock Election shall apply to all Director Fees otherwise payable while such election is effective. A Director may terminate a current Stock Election and receive current payment of Director Fees in cash (where the Committee has elected to pay Director Fees in cash) by filing a notice of termination with the Secretary of the Corporation in the form prescribed by the Corporation (each, a "Notice of Termination"), which shall be effective on January 1 of the year following the date on which a Notice of Termination is filed.
(c)    Evidence of Shares. As of the date on which the Director Fees are payable in shares of Common Stock pursuant to Section 3(a) or 3(b) hereof, (i) the Corporation, at its sole discretion, shall either issue share certificates to the Director for any shares of Common Stock received under the Plan or cause such shares to be registered in the name of the Director on any book-entry registration maintained by the Corporation or its transfer agent, and (ii) the Director shall be a shareholder of the Corporation with respect to any such shares of Common Stock so issued.
(d)    Deferral Election. Notwithstanding the foregoing provisions of this Section, each Director may elect to defer the receipt of Director Fees in accordance with the procedures set forth in Section 5.
SECTION 4
Payment of Meeting Fees
(a)    Current Cash Payment. Subject to the provisions of Section 5 hereof, each Director shall receive payment of Meeting Fees in cash in such amounts determined by the Board or by any committee of the Board which the Board authorizes to determine such amounts, except that the NE Chairperson shall only be entitled to fees for attending Board meetings and the Annual Meeting, if any.
Except as set forth in Section 5 hereof, payment of Meeting Fees, if any, shall be paid within ten (10) business days following the meeting with respect to which such fees are payable. The amount and time of payment of Meeting Fees may be changed from time to time by the Board in its sole discretion through a duly adopted Board resolution.
(b)    Deferral Election. Notwithstanding the foregoing provisions of this Section, each Director may elect to defer the receipt of Meeting Fees in accordance with the procedures set forth in Section 5.

SECTION 5
Deferral Elections
(a)    Deferred Payment of Director Fees and Meeting Fees. Regardless of whether Director Fees or Meeting Fees are scheduled to be paid in cash or shares of Common Stock, each Director may elect to defer the receipt of Director Fees, Meeting Fees and/or RSAs granted pursuant to Section 12, as provided under this Section 5 (a “Deferral Election”).
(b)    Deferral Election Procedures. A Deferral Election may be made by timely filing a Notice of Election with the Secretary of the Corporation in the form prescribed by the Corporation, subject to the following terms and conditions:

(1)
A Deferral Election shall be effective only if made on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year to which the Deferral Election relates (or such other date as may be established by the Committee to the extent consistent with Section 409A);

(2)
Deferral Elections are entirely voluntary and shall be irrevocable once made; provided, however, the Committee, in its sole discretion, may permit a Deferral Election to be changed at any time prior to the last permissible date for making a Deferral Election;

(3)
A Deferral Election shall apply to all Director Fees and/or RSAs earned and payable in each calendar year while such Deferral Election remains effective, and to all Meeting Fees paid or payable for meetings held in each calendar year while such Deferral Election remains effective;

(4)
A Deferral Election shall, to the extent permitted by the Committee, allow a Director to select whether any dividends or distributions payable with respect to the Director’s DSUs shall be paid currently in cash (or other property, as applicable) or otherwise credited in additional DSUs to the Director’s Account (the “Dividend Election”).

(c)    Elections for New Plan Participants. A Director who first becomes eligible to participate in the Plan may, to the extent permitted by the Committee, file a Deferral Election (the “Initial Election”) at any time on or before the 10th business day following the date on which the Director initially becomes eligible to participate in the Plan. Any such Initial Election shall only apply to fees and awards earned and payable for services rendered after the date on which the Initial Election is delivered to the Corporation. Accordingly, an Initial Election shall apply to all Director Fees or RSAs earned and payable subsequent to the date the Initial Election is delivered to the Corporation, and to all Meeting Fees earned and payable for meetings held following the date the Initial Election is delivered to the Corporation.
(d)    Termination/Modification of Deferral Elections. Unless otherwise specifically provided in a Notice of Election, a Deferral Election shall remain in effect for future calendar years unless and until such election is timely revoked. A Director may increase, decrease, terminate or recommence a Deferral Election (including an Initial Election) by filing a new Deferral Election on or prior to the last date for filing a Deferral Election for the next calendar year. A new Deferral Election shall be effective January 1st of the calendar year following the date on which the election is filed with the Corporation.

SECTION 6
Deferred Stock Compensation Account
(a)    General. The amount of any Director Fees, RSAs or Meeting Fees elected to be deferred in accordance with a Deferral Election for a calendar year shall be credited, in the form of shares of DSUs, to a deferred stock compensation account maintained by the Corporation in the name of the Director (an "Account"). On each Payment Date that a Deferral Election is effective for a Director, or on which DSUs are to be credited pursuant to a Deferral Election, the Director's Account(s) shall be credited on the Payment Date with the number of DSUs (including fractional shares to at least two decimal places) (i) equal to that number of shares of Common Stock that otherwise would have been payable to the Director on such Payment Date where the Director Fees had been payable to the Director in shares of Common Stock, (ii) equal to the aggregate amount of all Director Fees and/or Meeting Fees subject to such Deferral Election otherwise payable during such calendar year to such Director in cash divided by the Fair Market Value of one share of the Common Stock, as defined in Section 17 hereof, on such Payment Date, and/or (iii) equivalent to the number of shares of restricted stock granted. DSUs shall represent the right to receive an equivalent number of shares of Common Stock upon the terms and conditions outlined in this Section. No interest or other amount shall be paid or credited to a Director notwithstanding that Director Fees and/or Meeting Fees which otherwise would have been payable under the Plan are not reflected as DSUs until the Payment Date. A separate Account shall be maintained for each amount of deferred Director Fees, Meeting Fees or RSAs for which a Director has elected a different payment option or as otherwise determined by the Committee. Separate Accounts shall be maintained for deferred Director Fees, Meeting Fees and/or RSAs under the Plan as opposed to those deferred, if any, under the 1994 Director Fee Plan, as amended or the 2014 Director Fee Plan, as amended.
The Account of a Director shall be charged on the date of distribution with any distribution of DSUs made to the Director from such Account pursuant to Section 6(b) hereof.
(b)    Dividend Equivalent Rights. If DSUs are outstanding in an Account on the record date with respect to a dividend was declared on the Corporation’s Common Stock in cash or property other than Common Stock, then on the date of such payment of the dividend the Corporation shall, based on each Director’s Dividend Election in effect at the time, either (i) pay directly to the Director an amount in cash or property other than Common Stock, as the case may be, or (ii) increase the number of DSUs credited to the Director’s Account by an amount, determined in accordance with the following formula, rounded down to the nearest hundredth of a whole share: X =((A x B)/C)-D, where
X = the additional number of DSUs to be credited to the Account, or paid in cash, based on the Director’s Dividend Election then in effect;
A = the number of DSUs in the Director’s Account;
B = the per share amount of the dividend;
C = the average of the high and low per share selling prices of the Corporation’s Common Stock on the payment date of such dividend;
D = the taxes, if any, required to be withheld on such amount, including but not limited to any taxes required to be withheld due to the characterization of such amounts as wages or compensation.
(c)    Manner of Payment of Account. The DSUs held in a Director's Account will be paid in shares of Common Stock to the Director or, in the event of the Director's death, to the Director's Beneficiary as defined in Section 6(d) hereof.

(1)
Elections. For Deferral Elections, a Director may elect at the time of filing the Notice of Election to receive payment of the DSUs credited to the Director's Account, in whole or in part, as follows (except as otherwise provided in Sections 6(d) and 7(b) hereof, if applicable):

(i)
In a lump sum on April 1 (or if April 1 is not a business day, on the immediately preceding business day) of the calendar year following the calendar year in which the Director first separates from service with the Corporation under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor Section, upon or after ceasing to be a member of the Board for any reason, including by reason of death or disability (the "Separation from Service Payment Commencement Date");

(ii)
In two to five annual installments commencing on the Separation From Service Payment Commencement Date and continuing on the same date (or if such date is not a business day, on the immediately preceding business day) in the calendar year(s) thereafter;

(iii)
In a lump sum on April 1 (or if April 1 is not a business day, on the immediately preceding business day) of the calendar year specified by the Director at the time of filing of such Notice of Election (the "Designated Payment Commencement Date");

(iv)
In two to five annual installments commencing on the Designated Payment Commencement Date and continuing on the same date (or if such date is not a business day, on the immediately preceding business day) in the calendar year(s) thereafter; or

(v)
If earlier than the date on which payment would be received under (i)-(iv) of this Section  6(c)(1), in a lump sum or in two to five annual installments, with payment commencing on the sixtieth (60th) day (or if such date is not a business day, on the immediately preceding business day) following the death of the Director or following the date on which the Director becomes disabled (within the meaning of Section 409A of the Code) and continuing on the same date (or if such date is not a business day, on the immediately preceding business day) in the calendar year(s) thereafter.

(2)
Installment Payments. In any case where payments are made in installments, the number of shares of Common Stock distributed in each installment shall be determined by multiplying (A) the number of DSUs in the Account on the date of payment of such installment, by (B) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments, and by rounding such result down to the nearest whole number of shares. The balance of the number of DSUs in the Account shall be appropriately reduced in accordance with Section 6(a) hereof to reflect the installment payments made hereunder. DSUs remaining in an Account pending distribution pursuant to this Section 6(c) shall be subject to adjustment pursuant to Section 14 hereof.

(3)
General. If a lump sum payment or the final installment payment hereunder would result in the issuance of a fractional share of Common Stock, such fractional share shall not be issued and cash in lieu of such fractional share shall be paid to the Director based on the Fair Market Value of a share of Common Stock, as defined in Section 17 hereof, on the date immediately preceding the date of such payment. The Corporation, at its sole discretion, shall either issue share certificates to the Director, or the Director's Beneficiary, for the shares of Common Stock distributed hereunder or cause such shares to be registered in the name of the Director, or the Director's Beneficiary, on any book-entry registration maintained by the Corporation or its transfer agent. As of the date on which the Director is entitled to receive payment of shares of Common Stock pursuant to this Section 6(c) hereof, a Director or the Director's Beneficiary shall be a shareholder of the Corporation with respect to such shares. For purposes of Section 409A and the Plan, a payment shall be treated as made on a scheduled Payment Date if such payment is made at such date or a later date in the same calendar year or, if later, by the 15th day of the third calendar month following the scheduled Payment Date.

(d)    Director's Beneficiary. The "Director's Beneficiary" means any beneficiary or beneficiaries (who may be named contingently or successively) named by a Director under the Plan to whom any benefit under the Plan is to be paid in the case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Director, shall be in a form prescribed by the Committee, and will be effective only when filed by the Director in writing with the Secretary of the Corporation during the Director's lifetime. In the absence of such a designation, Director's Beneficiary means the person designated by the Director in the Director's Will, or, if the Director fails to make a testamentary disposition of the shares or dies intestate, to the person entitled to receive the shares pursuant to the laws of descent and distribution of the state of domicile of the Director at the time of death.
SECTION 7
Other Payment Commencement Dates
(a)    General. If, in the case of a Deferral Election, the first DSUs credited to a particular Account with respect to such Director is credited after the relevant payment commencement date specified in Section 6(c) hereof or any DSUs are credited to an Account after a lump sum payment has been made pursuant to Section 6(c) hereof from such Account, payment of shares credited to such Account shall be made or commence on the April 1 (or if April 1 is not a business day, on the immediately preceding business day) following the date on which the shares are so credited.
(b)    Delay in Payment. Notwithstanding Section 6(c) hereof and except as otherwise provided in Section 7(c) hereof, a Director may irrevocably elect, by filing a Notice of Election with the Secretary of the Corporation in the form prescribed by the Corporation, to commence payment on a date later than the date specified under Section 6(c) hereof provided that:

(i)
Such election must be made at least twelve (12) months prior to the date on which payments (or the initial scheduled Payment Date in the case of installment payments) otherwise would have commenced pursuant to the election under Section 6(c) hereof; and

(ii)
The payment commencement date specified in such election under this Section 7(b) must be not less than five (5) years from the date on which payments (or the initial scheduled Payment Date in the case of installment payments) otherwise would have commenced pursuant to the election under Section 6(c) hereof.

The provisions of this Section 7(b) are intended to comply with Section 409A(4)(C) of the Code, or any successor Section, and shall be interpreted consistently therewith.
(c)    Change in Control Event. Notwithstanding Sections 6(c) and 7(b) hereof, effective for Director Fees, Meeting Fees and/or RSAs payable (but for any Deferral Elections) on and after January 1 of the year following the date on which the Notice of Election is filed, a Director may irrevocably elect, by filing a Notice of Election with the Secretary of the Corporation in a form prescribed by the Corporation, to receive payment of all DSUs credited to the Director's Account with respect to such Director Fees, Meeting Fees and/or RSAs, upon the earlier of when payment would be made pursuant to the election under Section 6(c) or 7(b) hereof or in a lump sum immediately following the occurrence of any Change in Control Event, as defined below (a "Change in Control Event Election").

A Change in Control Event Election shall be effective on the date on which it is filed with respect to Director Fees, Meeting Fees and RSAs payable (but for any Deferral Elections) after the time of a person's initial election to the office of Director, or any subsequent re-election if immediately prior thereto such person was not serving as a Director, provided (i) the Director files such Change in Control Event Election within ten (10) business days subsequent to being elected or re-elected as a Director and (ii) a Change in Control Event Election shall only be effective for Director Fees, Meeting Fees and RSAs payable for services performed after the Change in Control Event Election is filed. A Director may terminate a Change in Control Event Election only by filing a Notice of Termination of Change in Control Event Election with the Secretary of the Corporation in the form prescribed by the Corporation, which shall be effective for Director Fees, Meeting Fees and/or RSAs payable (but for any Deferral Elections) on and after January 1 of the year following the date on which such Notice of Termination of Change in Control Event Election is filed. If payments from a Director's Account have previously commenced at the time of a Change in Control Event which results in a permissible lump sum payment pursuant to this Section 7(c), for purposes of applying this Section 7(c) shares previously paid from the Director's Account shall be deemed to be from Director Fees, Meeting Fees and RSAs not subject to a Change in Control Event Election, to the extent thereof. A “Change in Control Event” shall mean the date upon which any event occurs which constitutes a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation under Section 409A of the Code or any successor Section and Treasury Regulation §1.409A-3(i)(5)(v)-(vii) thereunder or any successor Section, provided that:

(i)
The percentage specified in Treasury Regulation §1.409A-3(i)(5)(v) (addressing the percentage change in the ownership of the total fair market value or voting power of the Corporation's stock) shall be 50 percent and not a higher percentage;

(ii)
The percentage specified in Treasury Regulation §1.409-3(i)(5)(vi)(A)(1) (addressing the percentage change in the ownership of the voting power of the Corporation's stock) shall be 30 percent and not a higher percentage;

(iii)
For purposes of Treasury Regulation §1.409A-3(i)(5)(vi)(A)(2) (addressing a change in the effective control of the Corporation by virtue of a change in the composition of the Board), the words "a majority of the members of the corporation's board of directors" shall not be replaced by a higher portion; and

(iv)	The percentage specified in Treasury Regulation §1.409A-3(i)(5)(vii)(A) (addressing the percentage change in the ownership of the Corporation's assets) shall be 40 percent and not a higher percentage.
SECTION 8
Non-Alienability of Benefits
Except as may be required by law, neither the Director nor the Director's Beneficiary shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amounts or shares of Common Stock or DSUs that are or may be payable hereunder, including but not limited to in respect of any liability of a Director or the Director's Beneficiary for alimony or other payments for the support of a spouse, former spouse, child or other dependent, prior to such amount actually being received by the Director or the Director's Beneficiary hereunder, nor shall any such amounts or shares be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Director or the Director's Beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Director or Director's Beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Director or the Director's Beneficiary, or any legal process.

SECTION 9
Nature of Deferred Stock Compensation Accounts
Any Account, and any DSUs reflected in such Account, shall be established and maintained only on the books and records of the Corporation. No assets or funds of the Corporation, a Subsidiary or the Plan shall be removed from the claims of the Corporation's or a Subsidiary's general or judgment creditors or otherwise made available, and no shares of Common Stock of the Corporation to be issued pursuant to an Account shall be issued or outstanding, until such amounts and shares are actually payable to a Director or a Director's Beneficiary as provided herein. DSUs credited to an Account constitute a mere promise by the Corporation to make payments in the future. Each Director and Director's Beneficiary shall have the status of, and their rights to receive a payment of shares of Common Stock under the Plan shall be no greater than the rights of, general unsecured creditors of the Corporation. No person shall be entitled to any voting rights with respect to DSUs credited to an Account. The Corporation shall not be obligated under any circumstances to fund any financial obligations under the Plan and the Plan is intended to constitute an unfunded plan for tax purposes. However, the Corporation may, in its sole discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if:

(a)	such arrangement will not cause the Plan to be considered a funded deferred compensation plan under the Code;

(b)
any trust created by the Corporation, and any assets held by such trust to assist the Corporation in meeting its obligations under the Plan, will conform to the terms of the model trust, as described in Rev. Proc. 92-64, 1992-2 C.B. 422 or any successor; and

(c)	such set aside of funds is not described in Section 409A(b) of the Code, or any successor provision.

SECTION 10
Grant of Equity Awards
The Committee shall have authority, in its sole discretion, (a) to grant "nonstatutory stock options" (i.e., stock options which do not qualify under Sections 422 and 423 of the Code), (b) to grant stock appreciation rights, (c) to award RSAs, and (d) to award RSUs (collectively “Equity Awards”). All grants and awards pursuant to this Section 10 shall be made on or to be effective on a Payment Date. On or as of each Payment Date, the Committee shall grant or award to each Director on such Payment Date Equity Awards with such amount determined by the Board or by any committee of the Board which the Board authorizes to determine such amount (subject to such limitations set forth under this Plan). The Committee shall determine in its sole discretion the portion of each grant and/or award to be comprised of nonstatutory stock options, stock appreciation rights, RSAs and RSUs and the value of each.
SECTION 11
Terms and Conditions of
Stock Options and Stock Appreciation Rights
Stock options and stock appreciation rights granted under the Plan shall be subject to the following terms and conditions:

(A)
The purchase price at which each stock option may be exercised (the "option price") and the base price at which each stock appreciation right may be granted (the "Base Price") shall be such price as the Committee, in its sole discretion, shall determine but shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock covered by the stock option or stock appreciation right on the date of grant. For purposes of this Section 11, the Fair

Market Value of the Common Stock shall be determined as provided in Section 17 hereof. In no event may any stock option or stock appreciation right granted under this Plan, other than pursuant to Section14, be amended to decrease the exercise price or Base Price thereof, be cancelled in conjunction with the grant of any new stock option or stock appreciation right with a lower exercise price or Base Price, be cancelled or repurchased for cash, property, or another award at a time when the exercise price or Base Price is greater than the Fair Market Value of the underlying Common Stock, or otherwise be subject to any action that would be treated, for accounting purposes, as a "repricing" of such stock option or stock appreciation right, unless such amendment, cancellation, or action is approved by the Corporation's shareholders.

(B)
The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order), which may include cash forwarded through a broker or other agent-sponsored exercise or financing program; provided, however, that in lieu of such cash the person exercising the stock option may if authorized by the Committee pay the option price in whole or in part by delivering to the Corporation shares of the Common Stock (by delivery of such shares or by attestation) not restricted under Section 12 and having a Fair Market Value on the date of exercise of the stock option, determined as provided in Section 17 hereof, equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share shall in any event be paid in cash. If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Corporation will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program. Notwithstanding any procedure of the broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the Corporation has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent. To facilitate the foregoing, the Corporation may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. In the event the broker sells any shares on behalf of a Director, the broker shall be acting solely as the agent of the Director, and the Corporation disclaims any responsibility for the actions of the broker in making any such sales. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised.

(C)
Upon the exercise of stock appreciation rights the Corporation shall pay to the person exercising the stock appreciation rights a number of shares of the Common Stock with a Fair Market Value, as defined in Section 17 hereof, equal to the difference between the aggregate Fair Market Value, as defined in Section 17 hereof, of the Common Stock on the date of exercise of the stock appreciation rights and the aggregate Base Prices for the stock appreciation rights which are exercised (the "Spread") (rounded down to the next whole number of shares). No fractional shares of the Common Stock shall be issued nor shall cash in lieu of a fraction of a share of Common Stock be paid. Notwithstanding the foregoing, at the sole discretion of the Committee, the Corporation may pay to the person exercising the stock appreciation rights an amount of cash, rather than shares of the Common Stock, equal to the Spread if and only if the payment of cash upon exercise of the stock appreciation rights would not cause the stock appreciation rights to provide for a deferral of compensation within the meaning of Section 409A of the Code. The date of exercise of a stock appreciation right shall be determined under procedures established by the Committee.

(D)
Unless the Committee, in its sole discretion, shall otherwise determine and subject to the terms of Sections 11(G) and 11(H) hereof, stock options and stock appreciation rights shall be exercisable by a Director commencing on the second anniversary of the date of grant. Subject to the terms of Sections 11(G) and 11(H) hereof providing for earlier termination of a stock option or stock appreciation right, no stock option or stock appreciation right shall be exercisable after the expiration of ten years from the date of grant. Unless the Committee, in its sole discretion, shall otherwise determine, a stock option or stock appreciation right to the extent exercisable at any time may be exercised in whole or in part.

(E)	Unless the Committee, in its sole discretion, shall otherwise determine:

(i)	no stock option or stock appreciation right shall be transferable or assignable by the grantee otherwise than:

(a)	by Will; or

(b)	if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death; or

(c)	to the trustee of a trust that is revocable by the grantee alone, both at the time of the transfer or assignment and at all times thereafter prior to such grantee's death; and

(ii)
all stock options and stock appreciation rights shall be exercisable during the lifetime of the grantee only by the grantee (or the grantee's guardian or legal representative) or by the trustee of a trust described in Section 11(E)(i)(c) hereof.

A transfer or assignment of a stock option or a stock appreciation right by a trustee of a trust described in Section 11(E)(i)(c) to any person other than the grantee shall be permitted only to the extent approved in advance by the Committee in writing, in its sole discretion and subject to applicable law. Stock options or stock appreciation rights held by such trustee also shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement with the grantee as if such trustee were a party to such agreement as the grantee. In the event the grantee ceases to be a Director of the Corporation, the provisions set forth in the Plan and in the applicable agreement with the grantee shall continue to be applicable to the stock option or stock appreciation right and shall limit the ability of such trustee to exercise any such transferred stock options or stock appreciation rights to the same extent they would have limited the grantee. The Corporation shall not have any obligation to notify such trustee of any termination of a stock option or stock appreciation right due to the termination of service of the grantee as a Director of the Corporation.

(F)
Unless otherwise specified by the Committee, the applicable Director shall have all of the rights of a shareholder of the Corporation holding Common Stock with respect to the shares of Common Stock to be issued upon the exercise of a stock option or stock appreciation right (including the right to vote the applicable shares and the right to receive dividends), when the Director (i) has given written notice of exercise in accordance with the procedures established by the Committee, (ii) if requested, has given the representation described in Section 18, and (iii) in the case of a stock option, has paid in full the option price for such shares.

(G)
Unless the Committee, in its sole discretion, shall otherwise determine, if a grantee ceases to be a Director of the Corporation, any outstanding stock options and stock appreciation rights held by the grantee shall vest and be exercisable and shall terminate, according to the following provisions:

(i)
Notwithstanding Section 11(D) hereof, if a grantee ceases to be a Director of the Corporation for any reason other than those set forth in Section 11(G)(ii) or (iii) hereof, any then outstanding stock option and stock appreciation right held by such grantee (whether or not vested and exercisable by the grantee immediately prior to such time) shall vest and be exercisable by the grantee (or, in the event of the grantee's death, by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or stock appreciation right or shall die intestate, by the legal representative of the grantee (the "Grantee's Heir or Representative")), at any time prior to the second anniversary of the date on which the grantee ceases to be a Director of the Corporation or the expiration date of the stock option or stock appreciation right, whichever is the shorter period;

(ii)
Unless the exercise period of a stock option or stock appreciation right following termination of service as Director has been extended as provided in Section 15(c) hereof, if during his or her term of office as a non-employee Director a grantee is removed from office for cause or resigns without the consent of the Board, any then outstanding stock option and stock appreciation right held by such grantee shall terminate as of the close of business on the last day on which the grantee is a Director of the Corporation; and

(iii)
Notwithstanding Section 11(D) hereof, following the death of a grantee during service as a Director of the Corporation, or upon the disability of a Director which requires his or her termination as a Director of the Corporation, any outstanding stock option and stock appreciation right held by the grantee at the time of death or termination as a Director due to disability (whether or not vested and exercisable by the grantee immediately prior to such time) shall vest and be exercisable, in the case of death of the grantee, by the Grantee's Heir or Representative, or, in the case of disability of the grantee, by the grantee at any time prior to the second anniversary of the date on which the grantee ceases to be a Director of the Corporation or the expiration date of the stock option or stock appreciation right, whichever is the shorter period.

Whether a resignation of a Director is with or without the consent of the Board and whether a grantee is disabled shall be determined in each case, in its sole discretion, by the Committee and such determination by the Committee shall be final and binding.

(H)
If a grantee of a stock option or stock appreciation right engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after service as a Director of the Corporation) which is in competition with the Corporation or any of its Subsidiaries, or solicits any of the Corporation's customers or employees other than for the benefit of the Corporation, the Committee may immediately terminate all outstanding stock options and stock appreciation rights held by the grantee; provided, however, that this sentence shall not apply if the exercise period of a stock option or stock appreciation right following termination of service as a Director of the Corporation has been extended as provided in Section 15(c) hereof. Whether a grantee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries, or solicits any of the Corporation's customers or employees other than for the benefit of the Corporation, shall be determined, in its sole discretion, by the Committee, and any such determination by the Committee shall be final and binding.

(I)
All stock options and stock appreciation rights shall be confirmed by a written agreement or an amendment thereto in a form prescribed by the Committee, in its sole discretion. Each agreement or amendment thereto shall be executed on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee. The provisions of such agreements need not be identical.

Subject to the foregoing provisions of this Section 11 and the other provisions of the Plan, any stock option or stock appreciation right granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its sole discretion, by the Committee and set forth in the agreement referred to in Section 11(I) hereof or an amendment thereto.
SECTION 12
Terms and Conditions of Restricted Share Awards
(a)    Restricted Share Awards. RSAs shall be evidenced by a written agreement in a form prescribed by the Committee, in its sole discretion, which shall set forth the number of shares of the Common Stock awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the awardee to sell, assign, transfer, pledge or otherwise encumber such shares while such shares are subject to the other restrictions imposed under this Section 12), the duration of such restrictions, events (which may, in the sole discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of the RSAs and such other terms and conditions as the Committee in its sole discretion deems appropriate. Restricted share awards shall be effective only upon execution of the applicable RSA agreement on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the awardee. The provisions of such agreements need not be identical. Notwithstanding the foregoing provisions of this Section, each Director may elect to defer the receipt of any such RSAs in accordance with the procedures set forth in Section 5; provided, that the receipt of any DSUs in lieu of restricted share awards shall remain subject to the same vesting and forfeiture restrictions as the original equity award.
(b)    Transfers to Trusts. Neither this Section 12 nor any other provision of the Plan shall preclude an awardee from transferring or assigning RSAs to (i) the trustee of a trust that is revocable by such awardee alone, both at the time of the transfer or assignment and at all times thereafter prior to such awardee's death or (ii) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of RSAs from such trustee to any person other than such awardee shall be permitted only to the extent approved in advance by the Committee in writing, and RSAs held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement as if such trustee were a party to such agreement.
(c)    Default Vesting Restrictions. Unless otherwise determined by the Committee, RSAs awarded to a Director shall be forfeited if the awardee terminates as a Director of the Corporation within two (2) years following the grant of such RSAs due to the voluntary resignation of the Director without the consent of the Board or the removal of the Director with cause. Any RSAs which have not previously vested shall vest and the restrictions related to service as a Director shall lapse upon the death of a Director or the disability of a Director which requires his or her termination as a Director of the Corporation.
(d)    Evidence of Shares. Following a grant of RSA and prior to the lapse or termination of the applicable restrictions, the Corporation, at its sole discretion, shall (i) issue share certificates in the name of the awardee and hold them in escrow together with related stock powers in blank signed by the awardee, (ii) issue such share certificates and deliver them to the awardee with an appropriate conspicuous legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:
"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Matthews International Corporation 2019 Director Fee Plan and a corresponding agreement. Copies of such Plan and agreement are on file at the offices of Matthews International Corporation, Two NorthShore Center, Pittsburgh, PA 15212-5851.";
or (iii) issue the shares in book-entry form in the name of the awardee. If share certificates are issued in the name of the awardee, the awardee shall execute and deliver to the Corporation a blank stock power in form acceptable to the Corporation with respect to each of the certificates subject to the RSAs. In the case of forfeiture of the shares, the Corporation shall use the stock power(s) to transfer ownership of the shares to the Corporation. Upon the lapse or termination of the applicable restrictions, certificate(s) without the legend referenced in (ii) above and the blank stock power(s) shall be delivered to the awardee (or the awardee's personal representative) upon the surrender by such person of the legended certificates if they were previously provided to such person. If shares are issued in book-entry form, the Corporation shall instruct its transfer agent that the shares are to be designated as restricted on the transfer agent's book-entry records of the owners of the Common Stock, and may not be transferred from the name of the awardee until the earlier of (i) in the case of forfeiture of the shares, when the Corporation instructs its transfer agent in writing to record the shares as owned by the Corporation (rather than by the awardee), or (ii) when requested in writing by the awardee (or the awardee's personal representative) after the Corporation has instructed its transfer agent in writing that such shares are no longer to be designated as restricted on the transfer agent's book-entry records due to the lapse or termination of the applicable restrictions.
(e)    Dividends; Dividend Reinvestment. From the date a RSA is effective, the awardee shall be a shareholder with respect to all of the restricted shares and shall have all the rights of a shareholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends, and other distributions paid with respect to the restricted shares, subject only to the preceding provisions of this Section 12(e) and the other restrictions imposed by the Committee. Except as provided in Section 14 hereof, the Committee, in its sole discretion, may determine that dividends and other distributions on the shares shall not be paid to the awardee until the lapse or termination of the applicable restrictions. Unless otherwise provided, in its sole discretion, by the Committee, any such dividends or other distributions shall not bear interest. Upon the lapse or termination of the applicable restrictions (and not before such time), the unpaid dividends, if any, shall be delivered to the awardee. Further, the Committee shall have the ability, in its sole discretion following a written request of a Director, to authorize the automatic reinvestment of such dividends in additional shares of restricted stock at the time of any dividend payment (such shares referred to herein as “Reinvested Shares”), provided that sufficient shares of Common Stock are available under Section 1(B) for the issuance of such Reinvested Shares (taking into account then outstanding awards). In the event that sufficient shares of Common Stock are not available for such Reinvestment Shares to be issued, such reinvestment of dividends shall be made in the form of a grant of RSUs equal in number to the shares of Common Stock that would have been obtained by such reinvestment, the terms of which RSUs shall provide for settlement in cash and for dividend equivalent reinvestment in further RSUs on the terms contemplated by Section 13. Any Reinvestment Shares issued in connection with a Director’s election hereunder shall be subject to the same terms and conditions, including vesting schedule, as the shares of restricted stock upon which the dividend was issued.
(f)    Competition. If an awardee of restricted shares engages in the operation of management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Corporation or any of its Subsidiaries or solicits any of the Corporation's customers or employees other than for the benefit of the Corporation, the Committee may immediately declare forfeited all restricted shares, including any Reinvested Shares, held by the awardee as to which the restrictions have not yet lapsed. Whether an awardee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries or has solicited any of the Corporation's customers or employees other than for the benefit of Corporation, shall also be determined, in its sole discretion, by the Committee, and any such determination by the Committee shall be final and binding.
SECTION 13
Restricted Stock Units
(a)Restricted Stock Unit Awards. An RSU award represents the unsecured right to receive in the future payment (in cash, shares of Common Stock or a combination of both, as contemplated in the award) equal to the Fair Market Value of a specified number of shares of Common Stock, which is subject to a risk of forfeiture or a restriction period or both. RSUs shall be evidenced by a written agreement in a form prescribed by the Committee, in its sole discretion. RSU awards shall be effective only upon execution of the applicable RSU agreement on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the awardee. The provisions of such agreements need not be identical.
(b)Terms and Conditions. Restricted stock units shall be subject to the restrictions imposed thereon, the duration of such restrictions, events (which may, in the sole discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of the RSUs and such other terms and conditions as the Committee in its sole discretion deems appropriate. Unless otherwise determined by the Committee, RSUs awarded to a Director shall be forfeited if the awardee terminates as a Director of the Corporation within two (2) years following the grant of such RSU due to the voluntary resignation of the Director without the consent of the Board or the removal of the Director with cause. An award of RSUs shall be settled as and when the RSUs vest, as determined and certified by the Committee, or at a later time specified by the Committee or in accordance with an election of the Director, if the Committee so permits. Subject to the restrictions set forth in this Plan, the Committee at any time after the date of grant, in its sole discretion, may modify or waive any of the conditions applicable to an award of RSUs. During the period, if any, set by the Committee, commencing with the date of grant of such RSUs for which such vesting restrictions apply, and until the expiration thereof, the Director shall not be permitted to sell, assign, transfer, pledge or otherwise encumber RSUs.

(c)Dividends. RSUs shall not have any voting rights, and holders of RSUs shall not be shareholders of the Corporation unless and until shares of Common Stock are issued by the Corporation (in book-entry form or otherwise). An award of RSUs shall not entitle the Director to receive dividends during the Restriction Period, nor vote the Common Stock subject to such award, or to otherwise enjoy any other stockholder rights; provided, however that the Administrator may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to RSU awards, including but not limited to the issuance of any dividend equivalent units in tandem with a Restricted Stock Unit Award.
(d)Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of dividend equivalent units, including but not limited to whether: (i) such award will be granted in tandem with another award; (ii) payment of the award shall be made currently or credited to an account for the Director that provides for the deferral of such amounts until a stated time; and (iii) the award will be settled in cash or shares; provided that dividend equivalent units may be granted only in connection with a “full-value award.” For this purpose, a “full-value award” includes Restricted Stock, RSUs and any other similar award under which the value of the award is measured as the full value of a share, rather than the increase in the value of a share.

SECTION 14
Adjustment and Substitution of Shares
In the event of a (i) merger, consolidation, acquisition of shares, stock rights offering, liquidation, separation, spinoff, disaffiliation of a Subsidiary from the Corporation, extraordinary dividend of cash or other property, or similar event affecting the Corporation or any of its Subsidiaries, including but not limited to a Section 15 Event (each, a "Corporate Transaction") or (ii) a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation (each, a "Share Change") the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable, to prevent the dilution or enlargement of the rights of Directors, to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the number of DSUs credited to any Account, (C) the number and kind of shares of Common Stock subject to outstanding grants and awards; (D) the option price and Base Price of outstanding stock options and stock appreciation rights, respectively, carried to at least three decimal places with the last decimal place being rounded up to the nearest whole number.
In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding stock options, stock appreciation rights or RSUs in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such grants and awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly-traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an option stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such Corporate Transaction over the option price of such option or the Base Price of such stock appreciation right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Corporation and securities of entities other than the Corporation) for the shares subject to outstanding grants and awards; and (3) in connection with any disaffiliation of a Subsidiary, arranging for the assumption of grants and awards, or replacement of grants and awards with new grants and awards based on other property or other securities (including, without limitation, other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, or by the entity that controls such Subsidiary following such disaffiliation (as well as any corresponding adjustments to grants and awards that remain based upon Corporation securities). No adjustment or substitution provided in this Section 14 shall require the Corporation or any other entity to issue or sell a fraction of a share or other security. Except as provided in this Section 14, a Director shall not have any rights with respect to any Corporate Transaction or Share Change. Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section 14 to Accounts shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to this Section 14 to grants and awards that are not considered "deferred compensation" subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the grants and awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to this Section 14 to the extent the existence of such authority would cause a grant or award that is not intended to be subject to Section 409A of the Code at the grant or award date of the Award to be subject thereto.
SECTION 15
Additional Rights in Certain Events
(a)Definitions. For purposes of this Section 15, the following terms shall have the following meanings:

(1)	The term "Person" shall be used as that term is used in Sections 13(d) and 14(d) of the 1934 Act as in effect on the effective date of the Plan.

(2)	"Beneficial Ownership" shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

(3)
“Voting Shares" shall mean all securities of a corporation entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect directors by a separate class vote); and a specified percentage of "Voting Power" of a corporation shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote).

(4)	"Section 15 Event" shall mean the date upon which any of the following events occurs:

(i)
The Corporation acquires actual knowledge that any Person other than the Corporation, a Subsidiary or any employee benefit plan(s) sponsored by the Corporation has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 20% or more of the Voting Power of the Corporation;

(ii)
During any period of two consecutive years, less than a majority of the total number of authorized members of the Board (excluding vacant seats) are filled by individuals who were (i) Directors at the beginning of such period and (ii) individuals whose election by the Corporation’s security holders, or nomination for election, was approved by a vote (including a vote approving a merger or other agreement providing the membership of such individuals on the Board) of at least a majority of the members of the Nominating and Corporate Governance Committee (consisting of directors then still in office who were directors at the beginning of such period or who were approved for election or nomination hereunder) or at least two-thirds of the Directors then still in office who were Directors on the effective date of the Plan or who were so approved (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors relating to the election of Directors which would be subject to Rule 14a-11 under the 1934 Act, or any successor rule, including by reason of any agreement intended to avoid or settle any such election contest or proxy contest), provided that for purposes of this Section 15(a)(4)(ii), each Board then-authorized seat shall count once for determining whether a Section 15 Event has occurred;

(iii)
The consummation of a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the shareholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction, a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 30% of the consolidated assets of the Corporation immediately prior to the transaction; or

(iv)
The commencement of any liquidation or dissolution of the Corporation (other than pursuant to any transfer of 70% or more of the consolidated assets of the Corporation to an entity or entities controlled by the Corporation and/or its shareholders following such liquidation or dissolution);

provided, however, that if securities beneficially owned by a Director are included in determining the Beneficial Ownership of a Person referred to in paragraph 4(a) above, then no Section 15 Event with respect to such Director shall be deemed to have occurred by reason of such event.
(b)    Acceleration of the Exercise Date of Stock Options and Stock Appreciation Rights. Subject to Section 15(e), unless the agreement referred to in Section 11(I) hereof, or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any Section 15 Event occurs all outstanding stock options and stock appreciation rights (other than those held by a Director referred to in the proviso to Section 15 (a)) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.
(c)    Extension of the Expiration Date of Stock Options and Stock Appreciation Rights. Subject to Section 15 (e), unless the agreement referred to in Section 11(I) hereof, or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, all outstanding stock options and stock appreciation rights held by a grantee whose service with the Corporation as a Director terminates within one year of any Section 15 Event (other than those held by a Director referred to in the proviso to Section 15 (a)) for any reason shall be exercisable for the longer of (i) a period of three months from the date of such termination of service or (ii) the period specified in Section 11(G) hereof, but in no event after the expiration date of the stock option or stock appreciation right.
(d)    Lapse of Restrictions on Restricted Share Awards and RSUs. Unless the agreement referred to in Section 12 hereof, or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, if any Section 15 Event occurs prior to the scheduled lapse of all restrictions applicable to restricted share awards or RSUs under the Plan, all such restrictions (other than those applicable to a Director referred to in the proviso to Section 15 (a)) shall lapse upon the occurrence of any such Section 15 Event regardless of the scheduled lapse of such restrictions.
(e)    Code Section 409A. Notwithstanding the foregoing, if any grant or award is subject to Section 409A of the Code, this Section 15 shall be applicable only to the extent specifically provided in the agreement under Sections 11(I) or 12 applicable to the grant or award and permitted pursuant to Section 409A.

SECTION 16
Administration of Plan; Hardship Withdrawal
(a)    Administration of Plan. Except where the terms of the Plan specifically grant authority to the Committee of the Board or where the Board delegates authority to the Committee, full power and authority to construe, interpret, and administer the Plan shall be vested in the Board and it and the Committee shall have plenary authority to interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Decisions of the Committee and the Board shall be final, conclusive, and binding upon all parties. Without limitation of the foregoing, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(i)	To determine the grants or awards to be made to the Directors pursuant to Sections 10-13 and all of the relevant terms thereof;

(ii)	Subject to Sections 11(I) and 12(a), to modify, amend or adjust the terms and conditions of any such grant or award;

(iii)	To adopt, alter and repeal such administrative rules, regulations, procedures, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(iv)	To interpret the terms, provisions and conditions of the Plan and any such grant or award (and any agreement under Sections 11(I) and 12(a) relating thereto);

(v)
Subject to Sections 11(I) and 12(a), to accelerate the vesting or lapse of restrictions on any outstanding award, based in each case on such considerations as the Committee in its sole discretion determines;

(vi)	To decide all other matters that must be determined in connection with such grants and awards;

(vii)	To establish any "blackout" period that the Committee in its sole discretion deems necessary or advisable; and

(viii)	To otherwise administer the Plan in connection with such grants and awards.

The Committee may, except to the extent prohibited by applicable law or the listing standards of the stock exchange which is the principal market for the Common Stock, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any officers of the Corporation or committee of officers of the Corporation selected by it. The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee. Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any grant or award pursuant to Section 10 shall be made in the sole discretion of the Committee or such officer at the time of such grant or award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan and shall be final and binding on all persons, including the Corporation, its Subsidiaries, and the Directors eligible under the Plan.
(b)    Hardship Withdrawal. Notwithstanding the terms of Deferral Election made by a Director hereunder, the Committee may, in its sole discretion, permit the issuance of shares in accordance with the number of DSUs held in an Account with respect to Director Fees or Meeting Fees previously payable upon the request of a Director or the Director's representative, or following the death of a Director upon the request of a Director's Beneficiary or such beneficiary's representative, if the Board determines that the Director or the Director's Beneficiary, as the case may be, is confronted with an unforeseeable emergency.
For this purpose, an unforeseeable emergency means a severe financial hardship to the Director or the Director's Beneficiary resulting from an illness or accident of the Director or the Director's Beneficiary, the spouse, or a dependent (as defined in Section 152(a) of the Code) of the Director or the Director's Beneficiary,

loss of the Director or the Director's Beneficiary's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director or the Director's Beneficiary. The Director or the Director's Beneficiary shall provide to the Committee evidence as the Committee, in its sole discretion, may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted. The withdrawal shall be limited to the amount reasonably necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Director or the Director's Beneficiary's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by the cessation of deferrals under the Plan. Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses, will not be considered to be the result of an unforeseeable financial emergency. Payment shall be made, as soon as practicable after the Committee approves the payment and determines the number of shares which shall be issued under and pursuant to the Account(s) providing for the latest payments or series of payments. No Director shall participate in any decision of the Committee regarding such Director's request for a withdrawal under this Section 16.
(c)    Cancellation; Suspension; Clawback. Any or all outstanding grants and awards to a Director may, at any time between the date of grant or award and the third anniversary of any exercise, payment or vesting of such grant and award, in the Board's or the Committee's sole discretion and subject to such terms and conditions established by the Board or the Committee, be cancelled, suspended, or required to be repaid to the Corporation if the Director (whether during or after service as a Director of the Corporation) (i) engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Corporation or any of its Subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Corporation or any of its Subsidiaries to cease doing business with the Corporation or any of its Subsidiaries or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Corporation or any of its Subsidiaries, (iii) solicits any employee of the Corporation or any of its Subsidiaries to leave the employment thereof or in any way interferes with the relationship of such employee with the Corporation or any of its Subsidiaries, or (iv) makes any statements or comments, orally or in writing, of a defamatory or disparaging nature regarding the Corporation or any of its Subsidiaries (including but not limited to regarding any of their respective businesses, officers, directors, personnel, products or policies), provided, however, that this sentence shall not apply following the occurrence of a Section 15 Event unless the agreement under Sections 11(I) or 12(a) specifically so provides. Whether a Director has engaged in any such activities shall also be determined, in its sole discretion, by the Board or the Committee, and any such determination by the Board or the Committee shall be final and binding.
SECTION 17
Fair Market Value
"Fair Market Value" of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which Fair Market Value is to be determined as quoted in The Wall Street Journal (or in any other reliable publication (electronic or otherwise) as the Board of the Corporation or its delegate, in its sole discretion, may determine to rely upon):

(a)	if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date; or

(b)
if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the NASDAQ Exchange or the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "1934 Act") on which the Common Stock is listed.

If there are no such sale price quotations for the date as of which Fair Market Value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which Fair Market Value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which Fair Market Value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then Fair Market Value of the Common Stock shall be the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which Fair Market Value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 17. If the Fair Market Value of the Common Stock cannot be determined on the basis previously set forth in this Section 17 on the date as of which Fair Market Value is to be determined, the Board or its delegate shall in good faith and in conformance with the requirements of Section 409A of the Code, to the extent applicable, determine the Fair Market Value of the Common Stock on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.
SECTION 18
Securities Laws; Issuance of Shares
The obligation of the Corporation to issue Common Stock or credit DSUs under the Plan shall be subject to:

(i)	the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation;

(ii)	the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock shares may then be listed;

(iii)
if required by the Committee, the representation and agreement of the Director that the Director is acquiring the shares only for investment and without a present view of the sale or distribution of such shares, with a corresponding legend on any stock certificates;

(iv)	all other applicable laws, regulations, rules and orders which may then be in effect; and

(v)	obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

The inability or impracticability of the Corporation to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation's counsel to be necessary to the lawful issuance, sale or delivery of any shares of Common Stock or credit DSUs in an Account hereunder, shall relieve the Corporation of any liability in respect of the failure to issue, sell or deliver such shares of Common Stock or credit DSUs in an Account as to which such requisite authority shall not have been obtained. If, on the date on which any shares of Common Stock would be issued pursuant to a current stock payment under Section 3(a) hereof any DSUs or credited to an Account and after consideration of any shares of Common Stock subject to outstanding Equity Awards, sufficient shares of Common Stock are not available under the Plan or the Corporation is not obligated to issue shares pursuant to this Section 18, then no shares of Common Stock shall be issued or DSUs credited but rather, in the case of a current stock payment under Section 3(a) hereof, cash shall be paid in payment of the Director Fees payable, and in the case of DSUs, Director Fees and Meeting Fees shall instead be credited in cash to a deferred cash compensation account in the name of the Director. The Board shall adopt appropriate rules and regulations to carry out the intent of the immediately preceding sentence if the need for such rules and regulations arises.

SECTION 19
Governing Law; Integration
(a)    Governing Law. The provisions of this Plan shall be construed, administered and governed by the laws of the Commonwealth of Pennsylvania including its statute of limitations provisions, but without reference to conflicts of law principals. Titles of Sections of the Plan are for convenience of reference only and are not to be taken into account when construing and interpreting the Plan. In case any provision of the Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced without regard to such.
(b)    Integration. The Plan contains all of the understandings and representations between the Corporation, its Subsidiaries and any of the Directors and supersedes any prior understandings and agreements entered into between them regarding the subject matter of the Plan. There are no representations, agreements, arrangements or understandings, oral or written, between the Corporation, its Subsidiaries and any of the Directors relating to the subject matter of the Plan which are not fully expressed in the Plan.
SECTION 20
Effect of the Plan on the Rights of Corporation and Shareholders
Nothing in the Plan or in any stock option, stock appreciation right or restricted share award under the Plan or in any agreement providing for any of the foregoing or any amendment thereto shall confer any right to any person to continue as a Director of the Corporation or interfere in any way with the rights of the shareholders of the Corporation or the Board to elect and remove Directors.
SECTION 21
Amendment and Termination
(a)General. The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided that no amendment of the Plan shall:

(i)	be made without shareholder approval if shareholder approval of the amendment is at the time required by the rules of any stock exchange on which the Common Stock may then be listed; or

(ii)
otherwise amend the Plan in any manner that would cause the shares of Common Stock issued or DSUs credited under the Plan not to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3.

No amendment or termination of the Plan shall, without the written consent of the holder of shares of Common Stock issued or credited under the Plan or the holder of an Equity Award theretofore granted or awarded under the Plan, adversely affect the rights of such holder with respect thereto.
(b)Rule 16b-3. Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for shares of Common Stock issued or DSUs credited under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding shares of Common Stock theretofore issued or credited under the Plan.

(c)Termination Date. Notwithstanding any other provision of the Plan:

(i)	no shares of Common Stock shall be issued or DSUs credited on a Payment Date under the Plan after March 31, 2024;

(ii)	no shares of Common Stock shall be credited with respect to Meeting Fees payable under the Plan after March 31, 2024;

(iii)	no stock option or stock appreciation right shall be granted under the Plan after March 31, 2024; and

(iv)	no RSAs or vesting after March 31, 2024 of RSAs or RSUs shall be awarded under the Plan after March 31, 2024;
provided, however, that the preceding provisions of this Section 21(c) shall not preclude the issuance of shares of Common Stock under the Plan in payment of the balance of a Director's Account or upon the exercise after March 31, 2024 of a stock option or stock appreciation right or vesting after March 31, 2024 of RSAs or RSUs.
SECTION 22
Unsecured Creditor
The Plan constitutes a mere promise by the Corporation to make benefit payments in the future. The Corporation's obligations under the Plan shall be unfunded and unsecured promises to pay. Any amount payable under the Plan shall be established and maintained only on the books and records of the Corporation. The Corporation and its Subsidiaries shall not be obligated under any circumstance to fund the Corporation's financial obligations under the Plan and no assets or funds of the Corporation, any Subsidiary, or the Plan shall be removed from the claims of the Corporation's general or judgment creditors or otherwise made available until such amounts are actually paid to a Director as provided herein. Any of them may, in its sole discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan. To the extent that any Director or Director's Beneficiary or other person acquires a right to receive payments under the Plan, such right shall be no greater than the right, and each Director and Director's Beneficiary shall at all times have the status, of a general unsecured creditor of the Corporation.
SECTION 23
Limitation of Liability
Any grant or award under the Plan shall not give a Director or Director's Beneficiary any rights except as expressly set forth in the Plan and in any such grant or award or create (i) any fiduciary or other obligation of the Corporation or any Subsidiary to take any action or provide to the Director or Director's Beneficiary any assistance or dedicate or permit the use of any assets of the Corporation or any Subsidiary in any manner; (ii) any trust, fiduciary or other duty or obligation of the Corporation or any Subsidiary to engage in any particular business, continue to engage in any particular business, engage in any particular business practices or sell any particular product or products; or (iii) any obligation of the Corporation that shall be greater than the obligation of the Corporation to any of its general unsecured creditors.
SECTION 24
Dispute Resolution
Since fees are paid and grants or awards are made under the Plan in Western Pennsylvania, records relating to the Plan and fees, grants or awards thereunder are located in Western Pennsylvania, and the Plan and fees, grants or awards are administered in Western Pennsylvania, the Corporation and the Director participating in the Plan, for themselves and their heirs, representatives, successors and assigns (collectively, the "Parties") irrevocably submit to the exclusive and sole jurisdiction and venue of the state courts of Allegheny County, Pennsylvania and the federal courts of the Western District of Pennsylvania with respect to any and all disputes arising out of or relating to the Plan, the subject matter of the Plan or fees, grants or awards under the Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any fees, grants or awards or the terms and conditions of the Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to the Plan, and to ensure consistency in application and interpretation of the governing law under Section 19 of the Plan, the Parties agree that (a) sole and exclusive appropriate venue for any such action shall be the Pennsylvania courts described in the immediately preceding sentence, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Pennsylvania courts, and no other, (c) such Pennsylvania courts shall have sole and exclusive jurisdiction over the Parties and over the subject matter of any dispute relating hereto and (d) the Parties waive any and all objections and defenses to bringing any such action before such Pennsylvania courts, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.
SECTION 25
Non-Uniform Determinations
The Committee's determinations under the Plan (including without limitation its determinations of the grants and awards under Section 10, the form, amount and timing of such grants and awards and the terms and provisions of such grants and awards) need not be uniform and may be made by it selectively among Directors who receive, or are eligible to receive, grants and awards under the Plan, whether or not such persons are similarly situated.
SECTION 26
Indemnification
Subject to the requirements of Pennsylvania state law, each individual who is or shall have been a member of the Board or the Committee, or an officer of the Corporation to whom authority was delegated in accordance with Section 16, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Corporation's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.
SECTION 27
No Representations or Covenants With Respect to Tax Qualification
Although the Corporation may endeavor to (i) qualify the payment of fees or a grant or award for favorable United States tax treatment or avoid adverse tax treatment (e.g., under Section 409A of the Code), the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Corporation shall be unconstrained in its corporate activities without regard to any potential negative tax impact to Directors under the Plan.

SECTION 28
Compliance With Laws
Without limitation, payment of fees or a grant or award under the Plan and any issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Corporation is listed as may be required.
SECTION 29
Effective Date
The effective date and date of adoption of the original Plan was November 15, 2018, the date of adoption of the Plan by the Board, provided that on or prior to November 15, 2019 such adoption of the Plan by the Board was approved by the affirmative vote of holders of record of a majority of the shares of voting stock of the Corporation represented in person or by proxy and entitled to vote at a duly called and convened meeting of such holders at which a quorum is present.

Exhibit B

This proxy is solicited from you by the Board of Directors for use at the Annual Meeting of the Shareholders of Matthews International Corporation on February 21, 2019.

PROXY - MATTHEWS INTERNATIONAL CORPORATION

Notice of:
2019 ANNUAL MEETING OF THE SHAREHOLDERS
To be held on February 21, 2019

Hotel Covington
638 Madison Avenue
Covington, KY 41011

The Annual Meeting of the Shareholders of Matthews International Corporation (the “2019 Annual Meeting”) will be held at 9:00 AM (EST), Thursday, February 21, 2019 at Hotel Covington, 638 Madison Avenue, Covington, Kentucky 41011, for the purpose of considering and acting upon the proposals set forth on the reverse side of this form.

Shareholders of record at the close of business on December 31, 2018 will be entitled to vote at the 2019 Annual Meeting or any adjournments thereof.

The undersigned hereby appoints Joseph C. Bartolacci and Steven F. Nicola and each of them, with full power of substitution and revocation, as proxies to vote all shares of Common Stock of Matthews International Corporation (the “Company”) which the undersigned is entitled to vote at the 2019 Annual Meeting of the Shareholders or any adjournment thereof, with the authority to vote as designated on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED BY YOU ON THE REVERSE SIDE OF THIS CARD WITH RESPECT TO THE PROPOSALS SET FORTH IN THE PROXY STATEMENT, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE 2019 ANNUAL MEETING AND ANY ADJOURNMENT THEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES AND FOR PROPOSALS 2, 3 AND 4 IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED PREPAID ENVELOPE.

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Continued and to be signed on reverse side

ANNUAL MEETING PROXY CARD

A. Proposals – The Board of Directors recommends a vote FOR all the nominees and FOR Proposals 2, 3 and 4.

1.	Election of Directors
			FOR	WITHHOLD
	01 -	Terry L. Dunlap (three year term)	[ ]	[ ]
	02 -	Alvaro Garcia-Tunon (three year term)	[ ]	[ ]
	03 -	John D. Turner (three year term)	[ ]	[ ]
	04 -	Jerry R. Whitaker (three year term)	[ ]	[ ]

			FOR	AGAINST	ABSTAIN
2.	Approve the adoption of the 2019 Director Fee Plan		[ ]	[ ]	[ ]

			FOR	AGAINST	ABSTAIN
3.	Ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to audit the records of the Company for the fiscal year ending September 30, 2019.		[ ]	[ ]	[ ]

			FOR	AGAINST	ABSTAIN
4.	Provide an advisory (non-binding) vote on the executive compensation of the Company’s named executive officers.		[ ]	[ ]	[ ]

B. Non-Voting Items

Change of Address - Please print new address below	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting	[ ]

C. Authorized Signatures – This section must be completed for your instructions to be executed. – Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy): ______________